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                                                                   Exhibit 99.10

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                          AGREEMENT AND PLAN OF MERGER



                          DATED AS OF DECEMBER 2, 2003

                                  BY AND AMONG

                                  KFORCE INC.,

                         HALL, KINION & ASSOCIATES, INC.

                                       AND

                         NOVATO ACQUISITION CORPORATION







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                                TABLE OF CONTENTS

                                                                                                   Page
ARTICLE 1 THE MERGER ............................................................................... 1

     Section 1.1.    The Merger .................................................................... 1

     Section 1.2.    Effective Time ................................................................ 1

     Section 1.3.    Closing of the Merger ......................................................... 2

     Section 1.4.    Effects of the Merger ......................................................... 2

     Section 1.5.    Certificate of Incorporation and Bylaws ....................................... 2

     Section 1.6.    Directors ..................................................................... 2

     Section 1.7.    Officers ...................................................................... 2

     Section 1.8.    Conversion of Shares .......................................................... 2

     Section 1.9.    Exchange of Certificates ...................................................... 3

     Section 1.10.   Stock Options ................................................................. 5

     Section 1.11.   Withholding Rights ............................................................ 6

ARTICLE 2 REPRESENTATIONS AND WARRANTIES OF THE COMPANY ............................................ 6

     Section 2.1.    Organization and Qualification; Subsidiaries; Investments ..................... 6

     Section 2.2.    Capitalization of the Company and its Subsidiaries ............................ 7

     Section 2.3.    Authority Relative to this Agreement; Recommendation .......................... 8

     Section 2.4.    SEC Reports; Financial Statements; Sarbanes-Oxley Act Compliance .............. 9

     Section 2.5.    Information Supplied ..........................................................10

     Section 2.6.    Consents and Approvals; No Violations .........................................11

     Section 2.7.    No Default ....................................................................11

     Section 2.8.    No Undisclosed Liabilities; Absence of Changes ................................11

     Section 2.9.    Litigation ....................................................................13

     Section 2.10.   Compliance with Applicable Law ................................................13
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
     Section 2.11.     Employee Benefits ...........................................................14

     Section 2.12.     Labor and Employment Matters ................................................18

     Section 2.13.     Environmental Laws and Regulations ..........................................19

     Section 2.14.     Taxes .......................................................................20

     Section 2.15.     Intellectual Property .......................................................22

     Section 2.16.     Insurance ...................................................................25

     Section 2.17.     Title to Properties; Absence of Liens and Encumbrances ......................25

     Section 2.18.     Certain Business Practices ..................................................26

     Section 2.19.     Office Balance Sheet Liabilities ............................................26

     Section 2.20.     Warranties ..................................................................26

     Section 2.21.     Material Contracts ..........................................................26

     Section 2.22.     Suppliers and Customers .....................................................28

     Section 2.23.     Affiliates ..................................................................28

     Section 2.24.     Opinion of Financial Advisor ................................................28

     Section 2.25.     Brokers .....................................................................28

     Section 2.26.     Takeover Statutes ...........................................................29

     Section 2.27      Interested Party Transactions. ..............................................29

     Section 2.28.     Cash Flow ...................................................................29

     Section 2.29.     Representations Complete ....................................................29

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUISITION .................................29

     Section 3.1.      Organization ................................................................30

     Section 3.2.      Capitalization of Parent and its Subsidiaries ...............................30

     Section 3.3.      Authority Relative to this Agreement ........................................31

     Section 3.4.      Parent Common Stock .........................................................32

     Section 3.5.      SEC Reports; Financial Statements ...........................................32

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
     Section 3.6.  Information Supplied ....................................................................... 33

     Section 3.7.  Consents and Approvals; No Violations ...................................................... 33

     Section 3.8.  No Default ................................................................................. 34

     Section 3.9.  Litigation ................................................................................. 34

     Section 3.10. Opinion of Financial Advisor ............................................................... 34

     Section 3.11. Brokers .................................................................................... 34

     Section 3.12. No Prior Activities ........................................................................ 34

     Section 3.13. No Undisclosed Liabilities; Absence of Changes ............................................. 35

     Section 3.14. Compliance with Applicable Law ............................................................. 35

     Section 3.15. Suppliers and Customers .................................................................... 35

     Section 3.16. Parent Employee Benefit Matters ............................................................ 35

     Section 3.17. Parent Intellectual Property ............................................................... 36

     Section 3.18. Representations Complete ................................................................... 36

ARTICLE 4 COVENANTS ........................................................................................... 37

     Section 4.1.  Conduct of Business ........................................................................ 37

     Section 4.2.  Preparation of S-4 and the Joint Proxy Statement/Prospectus; Stockholders Meetings ......... 41

     Section 4.3.  No Solicitation or Negotiation ............................................................. 43

     Section 4.4.  Nasdaq National Market ..................................................................... 46

     Section 4.5.  Access to Information ...................................................................... 46

     Section 4.6.  Certain Filings; Reasonable Efforts ........................................................ 47

     Section 4.7.  Public Announcements ....................................................................... 48

     Section 4.8.  Indemnification and Directors' and Officers' Insurance ..................................... 48

     Section 4.9.  Notification of Certain Matters; Additions to and Modification of Disclosure Schedules ..... 49

     Section 4.10. Affiliates ................................................................................. 50

     Section 4.11. Access to Company Employees ................................................................ 50
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

         Section 4.12.     Company Compensation and Benefit Plans ............................................. 50

         Section 4.13.     Employee Benefits .................................................................. 50

         Section 4.14.     Takeover Statutes .................................................................. 51

         Section 4.15.     Section 16 Matters ................................................................. 51

ARTICLE 5 CONDITIONS TO CONSUMMATION OF THE MERGER ............................................................ 51

         Section 5.1.      Conditions to Each Party's Obligations to Effect the Merger ........................ 51

         Section 5.2.      Conditions to the Obligations of the Company ....................................... 52

         Section 5.3.      Conditions to the Obligations of Parent and Acquisition ............................ 53

ARTICLE 6 TERMINATION; AMENDMENT; WAIVER ...................................................................... 55

         Section 6.1.      Termination ........................................................................ 55

         Section 6.2.      Effect of Termination .............................................................. 57

         Section 6.3.      Fees and Expenses .................................................................. 57

         Section 6.4.      Amendment .......................................................................... 58

         Section 6.5.      Extension; Waiver .................................................................. 58

ARTICLE 7 MISCELLANEOUS ....................................................................................... 59

         Section 7.1.      Nonsurvival of Representations and Warranties ...................................... 59

         Section 7.2.      Entire Agreement; Assignment ....................................................... 59

         Section 7.3.      Validity ........................................................................... 59

         Section 7.4.      Notices ............................................................................ 59

         Section 7.5.      Governing Law and Venue; Waiver of Jury Trial ...................................... 60

         Section 7.6.      Descriptive Headings ............................................................... 61

         Section 7.7.      Parties in Interest ................................................................ 61

         Section 7.8.      Certain Definitions ................................................................ 61

         Section 7.9.      Personal Liability ................................................................. 64

         Section 7.10.     Specific Performance ............................................................... 65

         Section 7.11.     Counterparts ....................................................................... 65

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

         Section 7.12.     Closing Financial Statements ....................................................... 65
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                                TABLE OF EXHIBITS

Exhibit A .... Form of Company Voting Agreement
Exhibit B .... Form of Parent Voting Agreement
Exhibit C .... Form of Certificate of Merger
Exhibit D .... Form of Affiliate Agreement
Exhibit E .... Form of Lock-Up Agreement - Evans and Kropelnicki
Exhibit F .... Form of Lock-Up Agreement - Rhodes, Hazell and Kinion
Exhibit G .... Employees and Officers of the Company and Parent with "knowledge"



Annex A ...... Stockholders of Company that executed Voting Agreements
Annex B ...... Shareholders of Parent that executed Voting Agreements


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                             TABLE OF DEFINED TERMS


                                            Cross Reference
Term                                          in Agreement               Page

Acquisition ............................... Preamble .......................1
affiliate ................................. Section 7.8(a) ................61
Agreement ................................. Preamble .......................1
Applicable Law ............................ Section 7.8(b) ................61
business day .............................. Section 7.8(c) ................61
capital stock ............................. Section 7.8(d) ................61
Certificate of Merger ..................... Section 1.2 ....................1
Certificates .............................. Section 1.9(b) .................4
Change in the Company Recommendation ...... Section 4.2(b) ................43
Closing ................................... Section 1.3 ....................2
Closing Date .............................. Section 1.3 ....................2
Code ...................................... Preamble .......................1
Company ................................... Preamble .......................1
Company Affiliates ........................ Section 2.23 ..................28
Company Board ............................. Section 2.3(a) .................8
Company Disclosure Schedule ............... Article 2 ......................6
Company Employee Plan ..................... Section 2.11(a)(iii) ..........14
Company Fairness Opinion .................. Section 2.24 ..................28
Company Financial Advisor ................. Section 2.24 ..................28
Company Insider ........................... Section 4.15 ..................51
Company IP ................................ Section 7.8(e) ................61
Company Licensed IP ....................... Section 7.8(f) ................62
Company Owned IP .......................... Section 7.8(g) ................62
Company Participants ...................... Section 4.13(a) ...............50
Company Permits ........................... Section 2.10 ..................13
Company Plans ............................. Section 1.10(a) ............... 6
Company Preferred Stock ................... Section 2.2(a) ................ 7
Company Recommendation .................... Section 4.2(b) ................43
Company Registered IP ..................... Section 7.8(h) ................62
Company SEC Reports ....................... Section 2.4(a) .................9
Company Securities ........................ Section 2.2(a) .................8
Company Share Price ....................... Section 1.10(a) ................5
Company Stock Option or Options ........... Section 1.10(a) ................5
Company Stockholder Approval .............. Section 2.3(a) .................9
Company Stockholders Meeting .............. Section 2.3(a) .................9
Company Voting Agreements ................. Preamble .......................1
Contract .................................. Section 2.21(a) ...............27
DGCL ...................................... Section 1.1 ....................1
DOL ....................................... Section 2.11(b) ...............15
Effective Time ............................ Section 1.2 ....................2
Employee .................................. Section 2.11(a)(iv) ...........14
Employee Agreement ........................ Section 2.11(a)(v) ............14
Environmental Laws ........................ Section 2.13(a) ...............19


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ERISA ...................................... Section 2.11(a)(i) ........14
ERISA Affiliate ............................ Section 2.11(a)(ii) .......14
Exchange Act ............................... Section 2.2(b) .............8
Exchange Agent ............................. Section 1.9(a) .............3
Exchange Fund .............................. Section 1.9(a) .............3
Exchange Ratio ............................. Section 1.8(b) .............3
Fiduciary .................................. Section 2.11(a)(vi) .......15
Final Date ................................. Section 6.1(b)(ii) ........55
Financial Statements ....................... Section 2.4(a) .............9
Financing Agreement ........................ Section 4.1(a)(xxii) ......40
Fourth Quarter Revenues .................... Section 7.8(i) ............62
Governmental Entity ........................ Section 2.6 ...............11
GUST ....................................... Section 2.11(k) ...........18
Hazardous Material ......................... Section 2.13(a) ...........20
HSR Act .................................... Section 2.6 ...............11
include or including ....................... Section 7.8(l) ............62
include, without limitation ................ Section 7.8(l) ............62 including, without limitation .............. Section 7.8(l) ............62
Indemnified Liabilities .................... Section 4.8(a) ............49
Indemnified Persons ........................ Section 4.8(a) ............48
Insurance Policies ......................... Section 2.16 ..............25
Intellectual Property ...................... Section 7.8(j) ............62
IRS ........................................ Section 2.11(a)(vii) ......15
Joint Proxy Statement/Prospectus ........... Section 2.5 ...............10
knowledge or known ......................... Section 7.8(k) ............62
Lease Documents ............................ Section 2.17(a) ...........25
License-In Agreement ....................... Section 2.15(b) ...........23
Lien ....................................... Section 7.8(m) ............63
Market Trading Price ....................... Section 1.8(b) .............3
Material Adverse Effect on Parent .......... Section 7.8(o) ............64
Material Adverse Effect on the Company ..... Section 7.8(n) ............63
Material Contract .......................... Section 2.21(a) ...........27
Material Contracts ......................... Section 2.21(a) ...........27
Merger ..................................... Section 1.1 ................1
Merger Consideration ....................... Section 1.8(a) .............3
Multiemployer Plan ......................... Section 2.11(a)(viii) .....15
Multiple Employer Plan ..................... Section 2.11(a)(ix) .......15
Nondisclosure Agreement .................... Section 4.5(c) ............47
Notice of Superior Proposal ................ Section 4.3(b) ............44
Other Interests ............................ Section 2.1(c) .............7
Parent ..................................... Preamble ...................1
Parent Benefit Plans ....................... Section 3.16(a) ...........36
Parent Board ............................... Section 3.3(a) ............31
Parent Common Stock ........................ Section 1.8(a) .............3
Parent Disclosure Schedule ................. Article 3 .................30
Parent ESPP ................................ Section 4.13(b) ...........51
Parent Fairness Opinion .................... Section 3.10 ..............34
Parent Financial Advisor ................... Section 3.10 ..............34
Parent Permits ............................. Section 3.14 ..............35


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Parent Plans ........................... Section 3.2(a) ...................31
Parent Recommendation .................. Section 4.2(c) ...................43
Parent Rights .......................... Section 3.2(a) ...................31
Parent Rights Agreement ................ Section 3.2(a) ...................31
Parent SEC Reports ..................... Section 3.5(a) ...................32
Parent Securities ...................... Section 3.2(a) ...................31
Parent Shareholder Approval ............ Section 3.3(a) ...................31
Parent Shareholders Meeting ............ Section 3.3(a) ...................31
Parent Voting Agreements ............... Preamble ..........................1
Pension Plan ........................... Section 2.11(a)(x) ...............15
person ................................. Section 7.8(p) ...................64
Proceeding ............................. Section 7.8(q) ...................64
Qualifying Amendment ................... Section 7.8(r) ...................64
Registered Intellectual Property ....... Section 7.8(s) ...................64
S-4 .................................... Section 2.5 ......................10
Sarbanes-Oxley Act ..................... Section 2.4(c) ...................10
SEC .................................... Section 2.4(a) ....................9
Securities Act ......................... Section 2.2(a) ....................8
Share .................................. Section 1.8(a) ....................3
Shares ................................. Section 1.8(a) ....................3
Shrinkwrap Software .................... Section 2.15(b) ..................23
Subsidiary ............................. Section 2.1(a) ....................6
Superior Proposal ...................... Section 4.3(c) ...................45
Surviving Corporation .................. Section 1.1 .......................1
Tax or Taxes ........................... Section 2.14(a)(i) ...............21
Tax Return ............................. Section 2.14(a)(ii) ..............21
Third Party ............................ Section 4.3(c) ...................45
Third Party Acquisition Proposal ....... Section 4.3(c) ...................45
Unaudited Financial Statements ......... Section 5.3(f) ...................54
Welfare Plan ........................... Section 2.11(a)(xi) ..............15


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                          AGREEMENT AND PLAN OF MERGER

                  THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of December 2, 2003, is by and among Kforce Inc., a Florida corporation ("Parent"), Hall, Kinion & Associates, Inc., a Delaware corporation (the "Company"), and Novato Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("Acquisition").

                  WHEREAS, the Boards of Directors of the Company, Parent and Acquisition have each unanimously (i) determined that the Merger is advisable to and fair and in the best interests of their respective corporations and stockholders, and (ii) approved the Merger upon the terms and subject to the conditions set forth in this Agreement;

                  WHEREAS, for U.S. Federal income tax purposes it is intended that the Merger qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

                  WHEREAS, the stockholders of the Company set forth on Annex A hereto have executed and delivered to Parent irrevocable proxy and voting agreements (the "Company Voting Agreements"), in the form of Exhibit A as an inducement to Parent to enter into this Agreement; and

                  WHEREAS, the shareholders of Parent set forth on Annex B hereto have executed and delivered to the Company irrevocable proxy and voting agreements (the "Parent Voting Agreements"), in the form of Exhibit B as an inducement to the Company to enter into this Agreement.

                  NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the Company, Parent and Acquisition hereby agree as follows:

                                    ARTICLE 1

                                   THE MERGER

                  Section 1.1. The Merger. At the Effective Time and upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law (the "DGCL"), Acquisition shall be merged with and into the Company (the "Merger"). Following the Merger, the Company shall continue as the surviving corporation (the "Surviving Corporation"), and the separate corporate existence of Acquisition shall cease.

                  Section 1.2. Effective Time. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, a Certificate of Merger substantially in the form of Exhibit C (the "Certificate of Merger") shall be duly executed and acknowledged by the Company and thereafter delivered to the Secretary of State of the State of Delaware for filing pursuant to
Section 251 of the DGCL. The Merger shall become effective at such time as a

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properly executed copy of the Certificate of Merger is duly filed with the
Secretary of State of the State of Delaware in accordance with Section 251 of the DGCL or such later time as Parent and the Company may agree upon and as set forth in the Certificate of Merger (the time the Merger becomes effective being referred to herein as the "Effective Time").

                  Section 1.3. Closing of the Merger. The closing of the Merger (the "Closing") will take place at a time and on a date (the "Closing Date") to be specified by the parties, which shall be no later than the second business day after satisfaction (or waiver) of the latest to occur of the conditions set forth in Article 5 except for such conditions which may only be satisfied by delivery of documents or certificates at the Closing, at the offices of Holland & Knight LLP, 100 North Tampa Street, Suite 4100, Tampa, Florida 33602, unless another time, date or place is agreed to in writing by the parties hereto.

                  Section 1.4. Effects of the Merger. The Merger shall have the effects set forth in the DGCL. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Acquisition shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Acquisition shall become the debts, liabilities and duties of the Surviving Corporation.

                  Section 1.5. Certificate of Incorporation and Bylaws. The Certificate of Incorporation of the Surviving Corporation shall be amended to read the same as the Certificate of Incorporation of Acquisition in effect at the Effective Time, and shall be the Certificate of Incorporation of the Surviving Corporation until amended in accordance with Applicable Law; provided, however, that at the Effective Time, Article I of the Certificate of Incorporation of the Surviving Corporation shall be amended and restated in its entirety to read as follows: "The name of this corporation is Hall, Kinion & Associates, Inc." The bylaws of the Surviving Corporation shall be amended as necessary to read the same as the bylaws of Acquisition in effect at the Effective Time until amended in accordance with Applicable Law.

                  Section 1.6. Directors. The directors of Acquisition at the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and bylaws of the Surviving Corporation until such director's successor is duly elected or appointed and qualified.

                  Section 1.7. Officers. The officers of Acquisition at the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and bylaws of the Surviving Corporation until such officer's successor is duly elected or appointed and qualified.

                  Section 1.8.  Conversion of Shares.

                  (a) At the Effective Time, each share of common stock, par value $0.001 per share, of the Company (each a "Share" and, collectively, the "Shares") issued and outstanding immediately prior to the Effective Time (other than (i) Shares held in the Company's treasury and (ii) Shares held by Parent or Acquisition) shall, by virtue of the

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Merger and without any action on the part of Acquisition, the Company or the holder thereof, be converted into and shall become a number of fully paid and nonassessable shares of common stock, par value $.01 per share, of Parent ("Parent Common Stock") equal to the Exchange Ratio (the "Merger Consideration"). Notwithstanding the foregoing, if, between the date of this Agreement and the Effective Time, the outstanding shares of Parent Common Stock or the Shares shall have been changed into a different number of shares or a different class by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, then the Exchange Ratio shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

                  (b) The "Exchange Ratio" shall be calculated as follows: (i) if the average of the closing prices per share of Parent Common Stock as reported on the Nasdaq National Market for the 15 consecutive trading days ending on and including the third trading day preceding the Closing Date (the "Market Trading Price") is equal to or greater than $7.09 but less than $9.60, the Exchange Ratio shall equal .60; (ii) if the Market Trading Price is equal to or greater than $9.60, the Exchange Ratio shall be calculated by dividing $5.75 by the Market Trading Price, rounded to the third decimal place; or (iii) if the Market Trading Price is less than $7.09, the Exchange Ratio shall be calculated by dividing $4.25 by the Market Trading Price, rounded to the third decimal place.

                  (c) At the Effective Time, each outstanding share of the common stock, $0.01 par value per share, of Acquisition shall be converted into one share of common stock, $0.01 per share, of the Surviving Corporation.

                  (d) At the Effective Time, each Share held in the treasury of the Company and each Share held by Parent or Acquisition or any subsidiary of Parent, Acquisition or the Company immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Acquisition, the Company or the holder thereof, be canceled, retired and cease to exist, and no shares of Parent Common Stock shall be delivered with respect thereto.

                  Section 1.9. Exchange of Certificates.

                  (a) Promptly following the Effective Time, as required by subsections (b) and (c) below, Parent shall deliver to its transfer agent, or a depository or trust institution of recognized standing selected by Parent and reasonably satisfactory to the Company (the "Exchange Agent") for the benefit of the holders of Shares for exchange in accordance with this Article 1: (i) certificates representing the appropriate number of shares of Parent Common Stock issuable pursuant to Section 1.8 and (ii) cash to be paid in lieu of fractional shares of Parent Common Stock (such shares of Parent Common Stock and such cash are hereinafter referred to as the "Exchange Fund"), in exchange for outstanding Shares.

                  (b) Parent shall use commercially reasonable efforts to cause the Exchange Agent, promptly after the Effective Time (and in no event later than ten (10) business days following the Effective Time), to mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented outstanding Shares (the

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"Certificates") and whose Shares were converted into the right to receive shares of Parent Common Stock pursuant to Section 1.8: (i) a letter of transmittal (which shall specify that delivery shall be effected and risk of loss and title to the Certificates shall pass only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other customary provisions as Parent and the Company may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock and, if applicable, a check representing the cash consideration to which such holder may be entitled on account of a fractional share of Parent Common Stock that such holder has the right to receive pursuant to the provisions of this Article 1, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock may be issued to a transferee if the Certificate representing such Shares is presented to the Exchange Agent accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 1.9, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of Parent Common Stock and cash in lieu of any fractional shares of Parent Common Stock as contemplated by this Section 1.9.

                  (c) No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 1.9(f), until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of Applicable Law, following surrender of any such Certificate there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor without interest (i) the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 1.9(f) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such number of whole shares of Parent Common Stock and (ii) at the appropriate payment date the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Parent Common Stock.

                  (d) If any Certificate for Shares shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange therefor upon the making of an affidavit of that fact by the holder thereof such shares of Parent Common Stock and cash in lieu of fractional shares, if any, as may be required pursuant to this Agreement; provided, however, that Parent or the Exchange Agent may, in its discretion, require the delivery of a bond or indemnity reasonably satisfactory to Parent and the Exchange Agent.

                  (e) All shares of Parent Common Stock issued upon the surrender for exchange of Shares in accordance with the terms hereof (including any cash paid pursuant to Section 1.9(c) or 1.9(f)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such Shares and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article 1.

                  (f) No fractions of a share of Parent Common Stock shall be issued in the Merger, but in lieu thereof each holder of Shares otherwise entitled to a fraction of a share of Parent Common Stock shall upon surrender of his or her Certificate or Certificates be entitled to receive an amount of cash (without interest) determined by multiplying the average of the closing sale prices for one share of Parent Common Stock as reported on the Nasdaq National Market for the fifteen (15) consecutive trading days ending on and including the third trading day preceding the Closing Date by the fractional share interest to which such holder would otherwise be entitled (after aggregating all shares owned by such holder). The parties acknowledge that payment of the cash consideration in lieu of issuing fractional shares was not separately bargained for consideration, but merely represents a mechanical rounding off for purposes of simplifying the corporate and accounting complexities that would otherwise be caused by the issuance of fractional shares.

                  (g) Any portion of the Exchange Fund that remains undistributed to the stockholders of the Company upon the one year anniversary of the Effective Time shall be delivered to Parent upon demand, and any stockholders of the Company who have not theretofore complied with this Article 1 shall thereafter look only to Parent for payment of their claim for Parent Common Stock and cash in lieu of fractional shares, as the case may be, and any applicable dividends or distributions with respect to Parent Common Stock.

                  (h) Neither Parent nor the Company shall be liable to any holder of Shares for shares of Parent Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Applicable Law.

                  Section 1.10. Stock Options.

                  (a) Except as described in Section 1.10 of the Company Disclosure Schedule, at the Effective Time, each option, warrant or other right to purchase Shares (a "Company Stock Option" or collectively, "Company Stock Options") issued pursuant to the Company's 1997 Stock Option Plan, IT Professional Stock Option Plan, 2000 Stock Option Plan or other agreement or arrangement, that is outstanding, unexercised and fully vested immediately prior thereto (taking into account any acceleration in the vesting or exercisability of a Company Stock Option by reason of this Agreement or the Merger or the transactions or matters contemplated by this Agreement), and has an exercise price less than (i) the Market Trading Price multiplied by (ii) the Exchange Ratio (the "Company Share Price"), shall cease to represent a right to acquire Shares and automatically shall be converted without any action on the part of any holder of any Company Stock Option, at the Effective

Time, into the right to receive an aggregate amount of fully paid and nonassessable shares of Parent Common Stock equal to (i) the difference between
(A) the Company Share Price minus (B) the option exercise price multiplied by
(ii) the number of option shares divided by (iii) the Market Trading Price. All plans or agreements described above pursuant to which any Company Stock Option has been issued or may be issued other than agreements to issue outstanding warrants or rights are referred to collectively as the "Company Plans."

       (b) At the Effective Time, each Company Stock Option that is outstanding and unexercised immediately prior to the Effective Time, whether vested or unvested, and has an exercise price greater than or equal to the Company Share Price, shall be automatically terminated as of the Effective Time.

       (c) At the Effective Time, each Company Stock Option that is outstanding, unexercised and unvested and has an exercise price less than the Company Share Price shall be automatically terminated as of the Effective Time.

       Section 1.11. Withholding Rights. Notwithstanding anything herein to the contrary, each of the Company, the Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable to any person pursuant to this Article 1 such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign tax law. To the extent that amounts are so withheld by the Company, the Surviving Corporation or Parent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Shares in respect of which such deduction and withholding was made by the Company, the Surviving Corporation or Parent, as the case may be.

                                    ARTICLE 2

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

       The Company hereby represents and warrants to each of Parent and Acquisition, subject to such exceptions as are disclosed in the Disclosure Schedule (the "Company Disclosure Schedule") delivered by the Company simultaneously with the execution hereof (which Company Disclosure Schedule shall provide an exception to or otherwise qualify the representations and warranties of the Company contained in the section of this Agreement corresponding by number to such disclosure and the other representations and warranties herein to the extent such disclosure is readily apparent on its face to be applicable to such representations and warranties specifically identify the specific Section or subsection, as applicable, to which each such exception relates), as follows:

        Section 2.1.  Organization and Qualification; Subsidiaries; Investments.

        (a) Section 2.1(a) of the Company Disclosure Schedule sets forth a true and complete list of each person in which the Company owns, directly or indirectly, 5% or more of the voting interests or of which the Company otherwise has the right to direct the management (each, a "Subsidiary") together with the jurisdiction of incorporation or organization of each Subsidiary and the percentage of each Subsidiary's outstanding capital stock or other equity interests owned directly or indirectly by the Company. All of the outstanding capital stock or other ownership interests of each Subsidiary is owned by the Company, directly or indirectly, free and clear of any Lien or any other limitation or restriction. Each of the Company and Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where any failure of any Subsidiary to be so organized, existing and in good standing could be cured by a ministerial filing or payment of a fee or tax. The Company has made available to Parent and Acquisition accurate and complete copies of the Certificate of Incorporation and bylaws or comparable other governing documents, each as in full force and effect on the date hereof, of the Company and each of its Significant Subsidiaries (as such term is defined in Rule 1-02 of Regulation S-X of the SEC). Other than as specified in Section 2.1(a) of the Company Disclosure Schedule, the Company has no operating Subsidiaries other than those incorporated in a state of the United States.

                  (b) Each of the Company and its Subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

                  (c) Section 2.1(c) of the Company Disclosure Schedule sets forth a true and complete list, as of the date hereof, of each equity investment (including obligations that are convertible into equity securities) made by the Company or any Subsidiary in any person (including the percentage ownership as of the most recent practicable date for which the Company or such Subsidiary has capitalization information for such entity and any management rights granted to the Company or any such Subsidiary) other than the Subsidiaries ("Other Interests"). The Other Interests are owned directly or indirectly by the Company free and clear of all Liens.

                  Section 2.2. Capitalization of the Company and its Subsidiaries.

                  (a) The authorized capital stock of the Company consists of
(i) One Hundred Million (100,000,000) Shares, of which, as of November 6, 2003, Twelve Million Five Hundred and Eighty Five Thousand Nine Hundred and Sixty Three (12,585,963) Shares were issued and outstanding; and (ii) Ten Million (10,000,000) shares of preferred stock, par value $0.001 per share ("Company Preferred Stock"), none of which are outstanding as of the date hereof. All of the outstanding Shares are and the Shares issuable upon exercise of the Company Stock Options, when issued in accordance with the Company Plan, would be validly issued and fully paid, nonassessable and not subject to any preemptive rights. As of November 6, 2003, an aggregate of Five Million Six Hundred and Six Thousand Eight Hundred and Seven (5,606,807) Shares were reserved for issuance of which Four Million Two Hundred and Seventy Six Thousand and Twenty Four (4,276,024) Shares were issuable upon or otherwise deliverable in connection with the exercise of outstanding Company Stock Options issued pursuant to the Company Plans. Between October 1, 2003 and the date hereof, no shares of the Company's capital stock have been issued other than pursuant to the exercise of Company Stock Options already in existence on such first date, and between October 1, 2003 and the date hereof, no stock options have been granted. Except as set forth above, as of the date hereof, there are outstanding (i) no shares of capital stock or other voting securities of the Company, (ii) no securities of the Company or any Subsidiary convertible into or exchangeable or exercisable for, shares of capital stock or other voting securities of the Company or any Subsidiary, (iii) no options, warrants or other rights to acquire from the Company or any Subsidiary, and no obligations of the Company or any Subsidiary to issue any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or other voting securities of the Company or any Subsidiary, and (iv) no equity equivalent interests in the ownership or earnings of the Company or any Subsidiary or other similar rights. All of the outstanding Shares and Company Stock Options (collectively "Company Securities") were issued in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws. As of the date hereof, there are no outstanding rights or obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any outstanding shares of its capital stock or other ownership interests. Other than the Company Voting Agreements, there are no stockholder agreements, voting trusts or other arrangements or understandings to which the Company, the Company Board or any Subsidiary is a party, and to the Company's knowledge, there are no other agreements, voting trusts or other arrangements or understandings, relating to the voting or registration of any shares of capital stock or other voting securities of the Company or any Subsidiary. Other than treasury stock as described in the Financial Statements, no Shares, Company Preferred Stock or Company Stock Options are owned by the Company or any Subsidiary. The Company has provided a true and complete list of all holders of outstanding Company Stock Options, the exercise or vesting schedule, the exercise price per share, and the term of each Company Stock Option, and whether such option is a nonqualified stock option or incentive stock option, and any restrictions on the Company's right to repurchase of the Shares underlying the options, in each case as of the date hereof. None of the terms of the Company Stock Options provides for accelerated vesting as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. The Company has not granted Company Stock Options to employees or consultants under any Company Plan at an exercise price of less than the fair market value per Share at the time of grant as determined in good faith by the Company Board. The terms of the Company Plans allow the Company Plans to be terminated at the Effective Time.

                  (b) The Shares constitute the only class of equity securities of the Company or its Subsidiaries registered or required to be registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                  Section 2.3. Authority Relative to this Agreement; Recommendation.

                  (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by the Board of Directors of the Company (the "Company Board"). The Company Board has directed that this Agreement be submitted to the Company's stockholders for approval at the meeting of the Company's stockholders to be held in connection with the Merger (the "Company Stockholders Meeting"), and except for the approval of the Merger and the adoption of this Agreement by the affirmative vote of the holders of a majority of the outstanding Shares (the "Company Stockholder Approval"), no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Acquisition, constitutes the valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity.

                  (b) Without limiting the generality of the foregoing, the Company Board has unanimously (i) determined that the Merger is advisable and fair to, and in the best interests of the Company and the Company's stockholders and (ii) approved this Agreement, the Merger and the other transactions contemplated hereby, (iii) resolved to recommend approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby by the Company's stockholders, and (iv) has not withdrawn or modified such approval or resolution to recommend (except as otherwise permitted in this Agreement).

                  Section 2.4. SEC Reports; Financial Statements; Sarbanes-Oxley Act Compliance.

                  (a) Except as described in Section 2.4 of the Company Disclosure Schedule, the Company has filed all required forms, reports and documents ("Company SEC Reports") with the Securities and Exchange Commission (the "SEC") since December 31, 1998, each of which complied at the time of filing in all material respects with all applicable requirements of the Securities Act and the Exchange Act, each law as in effect on the dates such forms, reports and documents were filed. None of such Company SEC Reports, including any financial statements or schedules included or incorporated by reference therein, contained when filed any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading, except to the extent superseded or amended by a Company SEC Report filed subsequently and prior to the date hereof. The consolidated financial statements of the Company included in the Company SEC Reports (the "Financial Statements") have been prepared, in each case in all material respects, in conformity with United States generally accepted accounting principles applied on a consistent basis and maintained throughout the periods indicated (except as may be indicated in the notes thereto and except that unaudited statements do not contain footnotes in substance or form required to the extent permitted by Form 10-Q of the Exchange Act), and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended.

                  (b) The Company has delivered, and hereafter will deliver to Acquisition or Parent a complete and correct copy of any amendments or modifications that are required to be filed with or submitted to the SEC but have not yet been filed with or submitted to the

SEC to agreements, documents or other instruments that previously had been filed with or submitted to the SEC by the Company pursuant to the Exchange Act.

                  (c) Each required form, report and document containing financial statements that has been filed with or submitted to the SEC since July 31, 2002, was accompanied by the certifications required to be filed or submitted by the Company's chief executive officer and chief financial officer pursuant to the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), and at the time of filing or submission of each such certification, such certification was true and accurate and complied with the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder.

                  (d) Since December 31, 1998, neither the Company nor any Subsidiary nor any current director, officer, or to the Company's knowledge, any former officer or director or current employee, auditor, accountant or representative of the Company or any Subsidiary has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding a material deficiency in the accounting or auditing practices, procedures, methodologies or methods of the Company or any Subsidiary or their respective internal accounting controls. No attorney representing the Company or any Subsidiary, whether or not employed by the Company or any Subsidiary, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Company Board or any committee thereof or to any director or officer of the Company.

                  (e) To the Company's knowledge, no employee of the Company or any Subsidiary has provided or is providing information to any law enforcement agency regarding the commission or possible commission of any crime or the violation or possible violation of any Applicable Law. Neither the Company nor any Subsidiary nor any officer, employee, contractor, subcontractor or agent of the Company or any such Subsidiary has discharged, demoted, suspended, threatened, harassed or in any other manner discriminated against an employee of the Company or any Subsidiary in the terms and conditions of employment because of any act of such employee described in 18 U.S.C. ss. 1514A(a).

                  Section 2.5. Information Supplied. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of shares of Parent Common Stock in the Merger (such Form S-4, and any amendments or supplements thereto, the "S-4") will, at the time the S-4 is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the joint proxy statement/prospectus relating to the matters to be submitted to the Company's stockholders at the Company Stockholders Meeting and the matters to be submitted to Parent's shareholders at the Parent Shareholders Meeting (such joint proxy statement/prospectus, and any amendments or supplements thereto, the "Joint Proxy Statement/Prospectus") will, at the date mailed to stockholders of the Company and Parent and at the times of the Company Stockholders Meeting and the Parent Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they are made not misleading. The Joint Proxy Statement/Prospectus, insofar as it relates to the Company Stockholders Meeting, will comply, as of its mailing date, as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, the Company makes no representation, warranty or covenant with respect to any information supplied or required to be supplied by Parent or Acquisition which is contained in or omitted from any of the foregoing documents or which is incorporated by reference therein.

              Section 2.6. Consents and Approvals; No Violations. Except for filings, permits, authorizations, consents and approvals as may be required under applicable requirements of the Securities Act, the Exchange Act, state securities or blue sky laws, the rules and regulations of the Nasdaq National Market, and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), any filings under similar competition or merger notification laws or regulations of foreign Governmental Entities, and the filing and recordation of the Certificate of Merger as required by the DGCL, no material filing with or notice to and no material permit, authorization, consent or approval of any United States (federal, state or local) or foreign court or tribunal, or administrative, governmental or regulatory body, agency or authority (each a "Governmental Entity") is necessary for the execution and delivery by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby. Neither the execution, delivery and performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will (i) conflict with or result in a breach of any provision of the respective Certificate of Incorporation or bylaws (or similar governing documents) of the Company or any Subsidiary, (ii) result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under any of the terms, conditions or provisions of any Material Contract or (iii) violate any material order, writ, injunction, decree, law, statute, rule or regulation applicable to the Company or any Subsidiary or any of their respective properties or assets.

              Section 2.7. No Default. Neither the Company nor any Subsidiary is in (i) breach, default or violation (and no event has occurred that with notice or the lapse of time, or both, would constitute a breach, default or violation) of any term, condition or provision of its Certificate of Incorporation or bylaws (or similar governing documents), (ii) breach, default or violation (and no event has occurred that with notice or the lapse of time, or both, would constitute a breach, default or violation) of any material term, condition or provision of (A) any material note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any Subsidiary is now a party or by which it or any of its properties or assets may be bound or (B) any material order, writ, injunction, decree, law, statute, rule or regulation applicable to the Company or any Subsidiary or any of its properties or assets.

              Section 2.8. No Undisclosed Liabilities; Absence of Changes. Except as and to the extent disclosed in the Company SEC Reports filed on or before the date hereof or as reflected on the consolidated balance sheet of the Company for the quarter ended September 28, 2003), a true and correct copy of which has been provided to Parent, other than liabilities or obligations to suppliers, vendors, employees and landlords incurred in the ordinary and usual course of such business consistent with past practices and none of which shall exceed Two Hundred Fifty Thousand Dollars ($250,000) (either singularly or a series of related liabilities), neither the Company nor any Subsidiary has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by United States generally accepted accounting principles to be reflected on a consolidated balance sheet of the Company (including the notes thereto). Except for the negotiation and execution of this Agreement, between September 28, 2003 and the date hereof, the Company and each Subsidiary have conducted their respective businesses in all material respects only in, and have not engaged in any material transaction other than according to, the ordinary and usual course of such businesses consistent with past practices, and there has not been any:

              (a) Material Adverse Effect on the Company;

              (b) damage, destruction or other casualty loss in excess of Two Hundred Fifty Thousand Dollars ($250,000), individually or in the aggregate, whether or not covered by insurance;

              (c) declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of the Company or any Subsidiary, repurchase, redemption or other acquisition by the Company or any Subsidiary of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or any Subsidiary except for repurchases from individuals following their termination of service required by the terms of their pre-existing stock option or purchase agreements;

              (d) amendment of any term of any outstanding security of the Company or any Subsidiary;

              (e) incurrence, assumption or guarantee by the Company or any Subsidiary of any indebtedness for borrowed money other than in the ordinary course of business and in amounts in the aggregate not in excess of Two Hundred Fifty Thousand Dollars ($250,000);

              (f) creation or assumption by the Company or any Subsidiary of any Lien on any asset or property excluding any Lien on the Company's assets pursuant to the terms of the Company's revolving line of credit;

              (g) loan, advance or capital contribution made by the Company or any Subsidiary to, or investment in, any person other than (i) loans or advances to employees in connection with business-related travel, in each case made in the ordinary course of business consistent with past practices, and (ii) loans, advances or capital contributions or investments by the Company to or in any wholly-owned Subsidiary, by any wholly-owned Subsidiary in the Company or, by any wholly-owned Subsidiary in any other wholly-owned Subsidiary;

              (h) transaction or binding commitment made, or any Contract entered into, by the Company or any Subsidiary relating to its assets or business (including the acquisition or disposition of any assets or property) or any relinquishment by the Company or any Subsidiary of any Contract or other right, in either case, having a stated contract amount or otherwise potentially involving Company or Subsidiary obligations or entitlements with a value of One Hundred Fifty Thousand Dollars ($150,000) or more (other than Contracts with customers and suppliers entered into in the ordinary course of business, consistent with past practices);

              (i) labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of the Company or any Subsidiary, or any lockouts, strikes, work stoppages or any threats thereof or any slowdowns or threats thereof by or with respect to such employees;

              (j) exclusive license, distribution, marketing or sales agreement entered into or any agreement to enter into any exclusive license, distribution, marketing or sales agreement;

              (k) change by the Company in any of its accounting principles, practices or methods;

              (l) increase in the compensation payable or that could become payable by the Company or any Subsidiary to (i) officers of the Company or any Subsidiary, or (ii) any employee of the Company or any Subsidiary whose annual cash compensation is equal to or greater than Seventy Five Thousand Dollars ($75,000), or (iii) any employee of the Company or any Subsidiary whose annual cash compensation is less Seventy Five Thousand Dollars ($75,000), other than any increases in the compensation payable or that could become payable to such employees that do not exceed One Hundred Thousand Dollars ($100,000) in the aggregate on an annual basis; or

              (m) amendment or modification to the Financing Agreement, dated June 13, 2003, entered into by the Company, Group-Ipex, Inc., Onstaff Acquisition Corp. and the CIT Group/Business Credit, Inc.

              Section 2.9. Litigation. Except as disclosed in the Company SEC Reports filed on or before the date hereof, there are no suits, actions, proceedings, investigations or claims pending or, to the Company's knowledge, any credible threat thereof, against the Company, its Subsidiaries or any of their respective properties or assets before any Governmental Entity. Except as disclosed in the Company SEC Reports filed on or before the date hereof, neither the Company nor any Subsidiary is subject to any outstanding order, writ, injunction or decree of any Governmental Entity that reasonably could be expected to result in any loss, expense, charge, assessment, levy, fine or other liability being imposed upon or incurred by the Company or such Subsidiary exceeding Two Hundred Fifty Thousand Dollars ($250,000) or that reasonably could be expected to prevent the consummation of the transactions contemplated hereby.

              Section 2.10. Compliance with Applicable Law. Except as disclosed in the Company SEC Reports, each of the Company and Subsidiaries holds all material permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (collectively, the "Company Permits"). Except as disclosed in the Company SEC Reports filed on or before the date hereof, each of the Company and Subsidiaries has materially complied, and is in material compliance with, the terms of the Company Permits. Except as disclosed in the Company SEC Reports filed on or before the date hereof, the businesses of the Company and each Subsidiary have been and are being conducted in material compliance with all Applicable Laws. Except as disclosed in the Company SEC Reports filed on or before the date hereof, no investigation or review by any Governmental Entity with respect to the Company or any Subsidiary is pending or, to the Company's knowledge, threatened.

              Section 2.11. Employee Benefits.

              (a) Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below:

                     (i) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended;

                     (ii) "ERISA Affiliate" means any other person or entity under common control with the Company within the meaning of Section 414(b), (c),
(m) or (o) of the Code and the regulations thereunder;

                     (iii) "Company Employee Plan" refers to any material plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, stock option, stock purchase, stock bonus, performance awards, membership interest or membership interest-related awards, retirement, health, life, disability insurance, dependent care, retirement, medical, fringe benefits or other employee benefits or remuneration of any kind, funded or unfunded, written or unwritten, including without limitation each "employee benefit plan," within the meaning of Section 3(3) of ERISA that is or has within the last three (3) years been maintained, contributed to, or required to be contributed to, by the Company or any ERISA Affiliate for the benefit of any Employee and pursuant to which the Company or any ERISA Affiliate has or may have any material liability whether contingent or otherwise;

                     (iv) "Employee" means any current or former employee, director, or officer of the Company or any Subsidiary;

                     (v) "Employee Agreement" refers to each management, employment (other than offer letters that do not alter "at will" employment relationships and do not create any other binding obligation on the Company other than setting initial compensation and rights to participate in standard benefits), severance, or consulting agreement or contract as to which obligations of the Company either currently or in the future are greater or could reasonably be expected to be greater than Fifty Thousand Dollars ($50,000), or as to which such obligations under such agreement and all similar agreements are greater or could reasonably be expected to be greater than One Hundred Thousand Dollars ($100,000) in the aggregate, and each relocation, repatriation, expatriation, visa, work permit or similar agreement or contract between the Company or any Subsidiary and any Employee or consultant, as to which obligations of the Company either currently or in the future are greater or could reasonably be expected to be greater than Ten Thousand Dollars ($10,000), or as to which such obligations under such agreement and all similar agreements are greater or could reasonably be expected to be greater than One Hundred Thousand Dollars ($100,000) in the aggregate;

                           (vi) "Fiduciary" has the meaning set forth in Section
3(21) of ERISA.

                           (vii) "IRS" means the Internal Revenue Service;

                           (viii) "Multiemployer Plan" means any "Pension Plan"
(as defined below) which is a "multiemployer plan," as defined in Section 3(37) of ERISA;

                           (ix) "Multiple Employer Plan" means any "Pension
Plan" (as defined below) which is a "multiple employer plan," as defined in
Section 4063 or 4064 of ERISA;

                           (x) "Pension Plan" refers to each Company Employee
Plan which is an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA; and

                           (xi) "Welfare Plan" refers to each Company Employee
Plan which is a welfare plan as defined in ERISA Section 3(1).

                  (b) Company Employee Plans and Employee Agreements. Section 2.11(b) of the Company Disclosure Schedule contains an accurate and complete list of (i) each Company Employee Plan; and (ii) each Employee Agreement applicable to any employee of the Company or a Subsidiary. The Company has never orally or in writing represented, promised or contracted to any Employee to maintain or sponsor or contribute to any Company Employee Plan other than those listed in Section 2.11(b) of the Company Disclosure Schedule. The Company has also made available to Parent complete and correct copies of (i) the most recent plan documents, related trust documents, adoption agreements, summary plan descriptions, and all amendments thereto for each Company Employee Plan; (ii) the most recent annual reports on Form 5500 filed with the IRS with respect to each Company Employee Plan where such report is required; (iii) each group annuity contract, insurance policy, service agreement, and other material agreement or policy related to any Company Employee Plan; (iv) the most recent annual nondiscrimination test reports for each Company Employee Plan; (v) the most recent actuarial and audit reports for each Pension Plan; (vi) all IRS determination letters and rulings received by the Company and, for the last three years, copies of all correspondence to or from the IRS, Pension Benefit Guaranty Corporation or the Department of Labor ("DOL") with respect to any proceeding involving any Company Employee Plan; (vii) all material communications to any Employee relating to any Company Employee Plan, or in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any Liability to the Company; and (viii) the most recent registration statement and prospectus prepared in connection with each Company Employee Plan.

                  (c) Employee Plan Compliance. (i) Each Company Employee Plan has been operated in accordance with its terms and complies in form and in operation in all material respects with all Applicable Laws, including without limitation ERISA and the Code;

(ii) no "prohibited transaction," within the meaning of Section 4975 of the Code or Section 406 of ERISA, has occurred with respect to any Company Employee Plan that could subject the Company, any Subsidiary or any employee of the Company to any material liability; (iii) no Fiduciary has committed a breach of any responsibility or obligation imposed upon Fiduciaries by Title I of ERISA with respect to any Company Employee Plan that could subject the Company, any Subsidiary or any Employee to any material liability; (iv) there are no Proceedings pending or threatened or, to the Company's knowledge, reasonably anticipated (other than routine claims for benefits) with respect to any Company Employee Plan or with respect to the assets of any Company Employee Plan which could reasonably be expected to result in a material liability to the Company or any Company Employee Plan; (v) each Company Employee Plan can be amended, terminated or otherwise discontinued in accordance with its terms, without material Liability to the Company, Parent or any of their respective ERISA Affiliates (other than as required by Applicable Law, or amounts for accrued benefits and administration or contract expenses incurred in a termination event); (vi) there are no inquiries, investigations, audits or Proceedings pending or, to the Company's knowledge, threatened by the IRS or DOL with respect to any Company Employee Plan or any related trust; (vii) neither the Company nor any ERISA Affiliate is subject to any penalty or tax with respect to any Company Employee Plan under Sections 4975 through 4980B of the Code; (viii) each Pension Plan that is intended to be qualified under Section 401(a) of the Code is and has received a favorable determination, notification, advisory and/or opinion letter with respect to such status from the IRS or has time remaining to apply under applicable Treasury Regulation or IRS pronouncement for a determination, notification, advisory and/or opinion letter and to make any necessary amendments, and, to the Company's knowledge, no event has occurred and no condition or circumstance has existed or exists which may reasonably be expected to result in the disqualification of such Pension Plan; (ix) there is no violation of any reporting or disclosure requirements imposed by ERISA or the Code with respect to any Company Employee Plan that could result in a material Liability to the Company; (x) all contributions (including all employer contributions and employee salary reduction contributions) required to be made to any Company Employee Plan have been made to each such Company Employee Plan by the time required by ERISA, the Code, and other Applicable Laws; (xi) neither Company nor any ERISA Affiliate is, nor could any of them reasonably expect to be, subject to (A) a security interest pursuant to Section 412(f) of the Code or
(B) a lien pursuant to Section 412(n) of the Code or Section 4068 or 302(f) of ERISA; (xii) no event has occurred and there exists no condition or set of circumstances which could reasonably be anticipated to result in any material Liability to the Parent, the Company or its ERISA Affiliates with respect to any Company Employee Plan except to provide benefits in accordance with the terms of each such Company Employee Plan; and (xiii) with respect to each Company Employee Plan, all payments due from the Company or an ERISA Affiliate to date have been made and all amounts properly accrued to date as liabilities of the Company which have not been paid have been properly recorded on the books of the Company and are reflected in the Financial Statements.

                  (d) Pension Plans. At no time has the Company or its ERISA Affiliates maintained, contributed to, or been required to contribute to a Pension Plan subject to Code Section 412 or ERISA Section 302.

                  (e) Multiemployer and Multiple Employer Plans. At no time has the Company or its ERISA Affiliates (which for this purpose includes any entity that has been an ERISA Affiliate of the Company) within the last seven (7) years contributed to or been required to contribute to any Multiemployer Plan or Multiple Employer Plan.

                  (f) Post-Employment Obligations. No Company Employee Plan provides, or has any Liability to provide, life insurance, medical or other employee welfare benefits to any Employee upon his or her retirement or termination of employment for any reason, except (i) as may be required by statute, (ii) for benefits the full cost of which are borne by Employees of the Company (or such Employees' beneficiaries or dependents), (iii) for death or disability benefits under any Pension Plan, or (iv) for life insurance benefits for any Employee who dies while in service with the Company.

                  (g) Welfare Plans. With respect to any Welfare Plans maintained by the Company or its ERISA Affiliates, the Company and its ERISA Affiliates have complied in all material respects with the provisions of Sections 4980B, 9801 and 9802 of the Code.

                  (h) Plan Expenses and Amendment. Since the beginning of the current plan year of any Company Employee Plan, no event has occurred and no condition or circumstance has existed that could result in a material increase in the benefits under such Company Employee Plan maintained by Company or any Subsidiary from the level of benefits for the most recently completed plan year of such Company Employee Plan. No insurance policy nor any other contract or agreement affecting any Company Employee Plan requires or permits a retroactive increase in premiums or payments due thereunder (other than any claims for benefits under any self-funded Company Employee Plan). All amendments and actions required to bring each of the Company Employee Plans into conformity with all of the applicable provisions of ERISA and other Applicable Law have been made or taken except to the extent that such amendments or actions are not required by law to be made or taken until a date after the Closing Date and are disclosed on Section 2.11(h) of the Company Disclosure Schedule or will be provided to Parent within fourteen (14) days of the date hereof.

                  (i) Effect of Transaction.

                           (i) Except as described in Section 2.11(i) of the
Company Disclosure Schedule, the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Employee Agreement, trust or loan that will or may result in any material payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any officer or employee of the Company.

                           (ii) No payment or benefit which will or may be made
by the Company or Parent or any of their respective affiliates with respect to any Employee will be characterized as an "excess parachute payment," within the meaning of Section 280G(b)(1) of the Code.

                  (j) Foreign Plans. Any Company Employee Plan which is subject to any laws, regulations, or jurisdiction outside the United States is in material compliance with the requirements of such laws.

                  (k) GUST. For each Pension Plan maintained by the Company or its ERISA Affiliates and intended to be a "qualified plan" under Section 401(a) of the Code, the Company or ERISA Affiliate has either (i) received a favorable determination letter from the IRS that takes into account any change required to be made to such Pension Plan in order to comply with the requirements of Section 401(a) of the Code, as amended by the Requirement Protection Act of 1994, enacted as part of the Uruguay Round Agreements Act, the Uniform Services Employment and Reemployment Rights Act of 1994, the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, the Internal Revenue Service Restructuring and Reform Act of 1998, and the Community Renewal Tax Relief Act of 2000 (collectively referred to as "GUST"), (ii) timely filed an application for determination with the IRS requesting a determination that such Pension Plan meets the requirements of Section 401(a) of the Code, as amended by GUST, and that an any trust established in connection with such Pension Plan is exempt from federal income taxation of Section 501(a) of the Code, or (iii) adopted a prototype plan that has received a favorable opinion letter from the IRS that it meets the requirements of Section 401(a) of the Code, as amended by GUST.

                  Section 2.12. Labor and Employment Matters.

                  (a) No collective bargaining agreement exists that is binding on the Company or any Subsidiary. Neither the Company nor any Subsidiary has received notice that any petition has been filed or proceeding instituted by an employee or group of employees of the Company or any Subsidiary with the National Labor Relations Board seeking recognition of a bargaining representative, and no such petition or proceeding is pending or, to the Company's knowledge, threatened.

                  (b) (i) There is no (A) labor strike, dispute or stoppage pending or, to the Company's knowledge, threatened or (B) slowdown pending or threatened against the Company or any Subsidiary; and

                           (ii) Neither the Company nor any Subsidiary has
received since January 1, 2001 any written demand letters, civil rights charges, suits or drafts of suits, administrative or other claims made by any of its employees or other persons (including those related to discrimination or harassment), excluding matters that have been settled.

                  (c) All individuals who are performing consulting or other services for the Company or any Subsidiary are or were correctly classified by the Company as either "independent contractors" or "employees" as the case may be, and, at the Closing Date, will qualify for such classification, except as would not result in material harm to the Company.

                  (d) The Company has provided a complete and correct list of the name of each officer, employee and independent contractor (to whom the Company provides a Form 1099) of the Company and each Subsidiary, together with such person's position or function, annual base salary or wages and any incentives or bonus arrangement with respect to such person. The Company has provided to Parent or its counsel all Form 1099s filed with the IRS for the past three (3) years. As of the date hereof, the Company has not received any information that would lead it to believe that any officer of the Company will or may cease to be engaged by the Company or applicable Subsidiary for any reason, including because of the consummation of the transactions contemplated by this Agreement.

                  (e) The Company and each Subsidiary (and, to the Company's knowledge, each of the Company's and each Subsidiary's material subcontractors) is in compliance with all Applicable Laws governing or relating to employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to employees.

                  (f) The Company and each Subsidiary have in all material respects withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to employees.

                  (g) The Company is not liable for any payment in excess of Twenty Five Thousand Dollars ($25,000) annually to any trust or other fund or to any Governmental Entity, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practices).

                  (h) The Company has provided a complete and correct list of all employees holding visas issued by the United States, listing each such employee by name and type of visa. All other employees of the Company and each Subsidiary working in the United States and subject to United States immigration laws are citizens of the United States. Each employee of the Company and each Subsidiary (whether employed within or outside of the United States) possesses all applicable passports, visas or other applicable work authorizations with respect to the location at which they are employed or with respect to which they travel on behalf of the Company or any Subsidiary, and has complied with all applicable immigration and similar laws, with such isolated exceptions which do not materially effect the Company's compliance with applicable United States immigration laws or to otherwise materially and adversely effect the Company's business.

                  (i) The Company has furnished or made available to Parent a list and description of all policies and guidelines of the Company and each Subsidiary concerning employment practices, working conditions, hours and other employment matters. The Company and each Subsidiary (and, to the Company's knowledge, each of the Company's and its Subsidiaries' material subcontractors) is in material compliance with all such policies and guidelines.

                  Section 2.13. Environmental Laws and Regulations.

                  (a) The term "Environmental Laws" means any applicable federal, state, local or foreign law, statute, treaty, ordinance, rule, regulation, permit, consent, approval, license, judgment, order, decree or injunction relating to: (i) Releases (as defined in 42 U.S.C. sec. 9601(22)) or threatened Releases of Hazardous Material into the environment, (ii) the generation, treatment, storage, disposal, use, handling, manufacturing, transportation or shipment of Hazardous Material, (iii) the health or safety of employees in the workplace, (iv) protecting or restoring natural resources or (v) the environment. The term "Hazardous Material" means (i) "hazardous substances" (as defined in 42 U.S.C. sec. 9601(14)), including "hazardous waste" as defined in 42 U.S.C. sec. 6903, (ii) petroleum, including crude oil and any fractions thereof, (iii) natural gas, synthetic gas and any mixtures thereof, (iv) asbestos and/or asbestos containing materials, (v) PCBs or materials containing PCBs, (vi) any material regulated as a medical waste, (vii) lead containing paint, and (viii) radioactive materials, but Hazardous Material does not include office and janitorial supplies properly maintained.

                  (b) (i) There have been no Releases of Hazardous Material by any person or entity in, on, under or affecting such properties or any surrounding site which could reasonably be expected to subject the Company to material liability; (ii) there is no presence of any Hazardous Material in, on, under, or affecting such properties or any surrounding site which could reasonably be expected to subject the Company to material liability; (iii) none of the Company or any Subsidiary has disposed of any Hazardous Material in a manner that has led, or reasonably could be expected to lead, to a Release which could reasonably be expected to subject the Company to material liability; (iv) since the inception, none of the Company or any Subsidiary has received any written notice of, or entered into any order, settlement or decree, or become legally responsible for through agreement, succession, assignment or other means, relating to: (A) any violation of any Environmental Laws by the Company or any Subsidiary or the institution or pendency of any suit, action, claim, proceeding or investigation by any Governmental Entity or any third party in connection with any alleged violation of Environmental Laws by the Company or any Subsidiary or (B) the response to or remediation of Hazardous Material at or arising from any of the Company's or any Subsidiary's properties; (v) other than non-compliance or violations that individually or in the aggregate could not reasonably be expected to result in a fine, penalty or other liability in excess of Fifty Thousand Dollars ($50,000), the Company and all Subsidiaries are in material compliance with all Environmental Laws and there have been no material violations of any Environmental Laws by the Company or any Subsidiary; (vi) there is no fact that is reasonably likely to result in material liability to the Company under any Environmental Law or which could reasonably be expected to prevent the Company or any Subsidiary from complying with Environmental Laws; and (vii) other than non-compliance or violations that individually or in the aggregate could not reasonably be expected to result in a fine, penalty or other liability in excess of Fifty Thousand Dollars ($50,000), each of the Company and each Subsidiary has obtained and is in material compliance with all approvals, authorizations, certificates, consents, licenses, orders and permits or other similar authorizations of all Governmental Entities, or from any other person, that are required under any Environmental Law applicable to the owned or leased properties of the Company or any Subsidiary.

                  Section 2.14.  Taxes.

                  (a) Definitions. For purposes of this Agreement:

                           (i) the term "Tax" (including "Taxes") means (A) all
federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties and other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (B) any liability for payment of amounts described in clause (A) whether as a result of transferee liability, of being a member of an affiliated, consolidated, combined or unitary group for any period, or otherwise through operation of law, and (C) any liability for the payment of amounts described in clauses (A) or (B) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to indemnify any other person; and

                           (ii) the term "Tax Return" means any return,
declaration, report, statement, information statement and other document filed or required to be filed with respect to Taxes, including any claims for refunds of Taxes and any amendments or supplements of any of the foregoing.

                  (b) (i) The Company and its Subsidiaries have duly and timely filed all Tax Returns required to be filed; and (ii) all Tax Returns that have been filed by the Company and its Subsidiaries are complete and accurate, except to the extent any Taxes pertaining to the inaccuracy of clauses (i) and
(ii), in the aggregate, would not be material. None of the Tax Returns filed by the Company or any of its Subsidiaries was required to contain (in order to avoid the imposition of a penalty and determined without regard to disclosure that may be made after the filing of the original Tax Return) a disclosure statement under Section 6662 of the Code (or any predecessor provision or comparable provision of state, local or foreign law). The Company and its Subsidiaries have complied in all material respects with all Applicable Laws relating to intercompany transactions and transfer pricing.

                  (c) Except with respect to Taxes that, in the aggregate, would not be material, (i) the Company and its Subsidiaries have timely withheld and paid all Taxes that were required to have been withheld or have become due or payable, respectively, and have adequately provided in accordance with the United States generally accepted accounting principles in the financial statements included in the Company SEC Reports filed on or before the date hereof for all Taxes (whether or not shown on any Tax Return) accrued through the date of such Company SEC Reports; and (ii) all Taxes of the Company and its Subsidiaries accrued following the end of the most recent period covered by the Company SEC Reports have been incurred in the ordinary course of business of the Company consistent with past practices and have been paid when due in the ordinary course of business consistent with past practices.

                  (d) Except as set forth on Schedule 2.14(d) of the Company Disclosure Schedule, no claim for assessment or collection of Taxes is presently being asserted against the Company or its Subsidiaries, other than claims that, in the aggregate, are not material, and neither the Company nor any of its Subsidiaries is a party to any pending action, proceeding, audit or investigation by any governmental taxing authority, nor does the Company have knowledge of any such threatened action, proceeding, audit or investigation.

                  (e) Neither the Company nor any Subsidiary (nor any predecessor thereof) (A) is a party to or bound by any closing agreement, offer in compromise or any other agreement with any Tax authority, (B) is a party to a plan or agreement that could give rise to remuneration the deduction for which could be disallowed under Section 162(m) of the Code, or (C) has ever been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code. There are no (1) adjustments under Section 481 of the Code or any similar adjustments with respect to the Company or any Subsidiary (or their predecessors) that will be effective for any period ending after the Closing,
(2) outstanding waivers or outstanding extensions of the statute of limitations in effect with respect to Taxes for which the Company or any Subsidiary could be held liable, or (3) grants of power of attorney to any person in effect with respect to Taxes for which the Company or any Subsidiary would be liable.

                  (f) Neither the Company nor any of its affiliates has taken or agreed to take any action that would prevent the Merger from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code.

                  (g) Neither the Company nor any Subsidiary is a party to or bound by any obligation under any Tax sharing, Tax allocation, Tax indemnity or similar agreement or arrangement.

                  (h) Neither the Company nor any Subsidiary has been a "distributing corporation" or a "controlled corporation" in connection with a distribution intended or purported to be governed by Section 355 of the Code.

                  (i) No Subsidiary of the Company that is not a United States person, as defined in the Code, is or at any time has been a passive foreign investment company within the meaning of Section 1297 of the Code, and neither the Company nor any Subsidiary is a shareholder, directly or indirectly, in a passive foreign investment company. No Subsidiary of the Company that is not a United States person as defined in the Code (x) is, or at any time has been, engaged in the conduct of a trade or business within the United States or treated as or considered to be so engaged or (y) has, or at any time has had, an investment in "United States property" within the meaning of Section 956(c) of the Code. Neither the Company nor any Subsidiary is, or at any time has been, impacted by (A) the dual consolidated loss provisions of the Section 1503(d) of the Code, (B) the overall foreign loss provisions of Section 904(f) of the Code, or (C) the recharacterization provisions of Section 952(c)(2) of the Code.

                  Section 2.15. Intellectual Property.

                  (a) Section 2.15(a) of the Company Disclosure Schedule accurately identifies all Company Registered IP and all material unregistered trademarks and other Intellectual Property currently used and owned by the Company or any Subsidiary. No person has an ownership interest in any Intellectual Property owned by the Company that would entitle them to exploit the Intellectual Property without the Company's consent.

                  (b) "Shrinkwrap Software" means "off-the-shelf" computer software applications, other than Company Owned IP, that are generally available to all interested purchasers and licensees on standard terms and conditions. No Company Licensed IP (A) is provided to customers in connection with products or services of the Company; or
(B) is sublicensed to customers by the Company. Section 2.15(b) of the Company Disclosure Schedule accurately identifies the license or other agreement or understanding pursuant to which any Company Licensed IP that is material to the Company's business and is not Shrinkwrap Software is being licensed to or used by the Company or any Subsidiary (each, a "License-In Agreement"); and sets forth a complete and accurate list of the amount of any remaining unused prepaid royalty advanced by the Company or any Subsidiary and identifies those License-In Agreements under which any royalty or license fee (excluding fees for maintenance and support) will become payable by the Company or such Subsidiary, as applicable, thereunder by reason of the passage of time or the use or exploitation of the Intellectual Property licensed thereunder. The rights licensed under each License-In Agreement shall be exercisable by the Surviving Corporation on and after the Closing to the same extent as such rights would have been exercisable by the Company or such Subsidiary, as applicable, if the Closing had not occurred and at the same cost as the Company or such Subsidiary would have incurred if the Closing had not occurred, and no party granting such rights has given formal written notice to the Company or, to the Company's knowledge, threatened that it intends to terminate such License-In Agreement prior to the expiration thereof in accordance with its terms.

                  (c) The Company or one of its Subsidiaries has good and valid title to all of the Company Owned IP, including without limitation all Company Registered IP identified in Section 2.15(a) of the Company Disclosure Schedule, free and clear of any Liens (subject to any non-exclusive licenses granted by the Company or such Subsidiary in the ordinary course of business), and, to the Company's knowledge, (i) the Company Registered IP is valid and (ii) the Company has the right to enforce the Company Owned IP against third parties. Neither the Company nor any Subsidiary is obligated to make any payment to any person in connection with the manufacture, use, sale, importation, distribution, display, modification or other exploitation of any Company Owned IP or, except as set forth on Section 2.15(c) of the Company Disclosure Schedule, any other Intellectual Property currently used by the Company other than Shrinkwrap Software (excluding any fees for maintenance and support). The Company or any Subsidiary, as applicable, is free to make, use, modify, copy, distribute, sell, license, import, export and otherwise exploit all Company Owned IP on an exclusive basis subject to any nonexclusive (x) end-user licenses granted to customers or (y) nondisclosure or confidentiality agreements pursuant to which any person has been granted access to Company Owned IP but not the right to exploit such Company Owned IP. No current or former employee, officer, director, stockholder, consultant or independent contractor has any valid right, claim or interest in or with respect to any Company IP which would impair or which would give rise to the impairment of the Company's use, distribution, license or other exploitation of the Company IP.

                  (d) The Company and each Subsidiary have taken reasonable measures and precautions necessary to protect, preserve and maintain the confidentiality and secrecy of all trade secrets and other confidential information material to the Company's business and otherwise to maintain and protect the value of all Company Owned IP. Neither the Company nor any Subsidiary has disclosed or delivered or permitted to be disclosed or delivered to any person, and no person (other than employees or consultants of the Company and its Subsidiaries which need such information in the course of their employment) has access to or has any rights with respect to, trade secrets and other confidential information material to the Company's business, the source code or any portion or aspect of the source code material to the Company's business, or any proprietary information or algorithm contained in any source code of any software material to the Company's business that comprises Company Owned IP, other than (i) instances where such trade secrets, confidential information and source code has been disclosed subject to an agreement with any person pursuant to which such person is required to maintain the confidentiality thereof, or (ii) other circumstances in which disclosure was made and the Company promptly acted to mitigate and prevent any further disclosure. The Company has the right to bring actions for infringement or unauthorized use of the Company Owned IP.

                  (e) (i) None of the Company Owned IP or any of the Company's products or services or the Intellectual Property used by the Company in its operations, in each case which is not Company Licensed IP or Shrinkwrap Software, infringe, misappropriate, violate, dilute or constitute the unauthorized use of any Intellectual Property of any third party and neither the Company nor any Subsidiary has received any written notice or claim in the past three (3) years asserting or suggesting that any such infringement, misappropriation, violation, dilution or unauthorized use is or may be occurring or has or may have occurred, that would be material to the business and operations of the Company. No Proceeding in which the Company is a named party and has been served or has received notice of, is pending or, to the Company's knowledge, threatened, nor is there any pending claim or demand, which challenges the ownership, legality, validity, enforceability, use, exploitation or modification by the Company or any Subsidiary of such Company Owned IP or other Intellectual Property licensed to the Company under any License-In Agreement, and the Company has received no written notice of any of the foregoing in the past (3) years. No Company Owned IP is subject to any outstanding order, judgment, decree, or stipulation restricting the use thereof by the Company or any Subsidiary or, in the case of any Intellectual Property licensed to others, restricting the sale, transfer, assignment or licensing thereof by the Company or such Subsidiary to any person.

                           (ii) To the Company's knowledge, the Company's
current use of any Company Licensed IP licensed under any License-In Agreement does not infringe, misappropriate, violate, dilute or constitute the unauthorized use of any Intellectual Property of any third party.

                           (iii) The Company has the right to grant the licenses
it grants in the course of its business.

                           (iv) To the Company's knowledge, the Company has the
right to use the Intellectual Property used by it in the conduct its business as it is currently conducted.

                  (f) To the Company's knowledge, no person is infringing or misappropriating any Company Owned IP or making any unlawful use of any products of the Company. Neither the Company nor any Subsidiary has initiated and is maintaining before a court or in an arbitration proceeding claims or causes of action against other persons for infringement by such persons of Company Owned IP (including claims for past infringement of Intellectual Property). The transactions contemplated by this Agreement to be consummated at the Closing will have no material adverse effect on the validity or enforceability of the Company IP.

                  Section 2.16. Insurance. Each of the insurance policies maintained by the Company and each Subsidiary (the "Insurance Policies") is in full force and effect and is valid, outstanding and enforceable, and all premiums due thereon have been paid in full, or if not yet due and payable, reserved by the Company on its unaudited balance sheet as of September 28, 2003 in accordance with United States generally accepted accounting principles and is listed on Schedule 2.16 of the Company Disclosure Schedule. True and complete copies of all Insurance Policies have been delivered or made available to Parent. None of the Insurance Policies will terminate or lapse (or be affected in any other materially adverse manner) by reason of the execution and delivery of, or consummation of any of the transactions contemplated by, this Agreement. Each of the Company and each Subsidiary has complied in all material respects with the provisions of each Insurance Policy under which it is the insured party. No insurer under any Insurance Policy has canceled or generally disclaimed liability under any such policy or indicated any intent to do so or not to renew any such policy. All material claims of the Company or any Subsidiary under the Insurance Policies have been filed in a timely fashion.

                  Section 2.17. Title to Properties; Absence of Liens and Encumbrances.

                  (a) Section 2.17 of the Company Disclosure Schedule sets forth a complete and accurate list of all real property currently owned, leased or subleased by the Company or any Subsidiary, with the name of the lessor and the date of the lease, sublease, assignment of the lease, any guaranty given or leasing commissions payable by the Company or any Subsidiary in connection therewith and each amendment to any of the foregoing (collectively, the "Lease Documents"). True, correct and complete copies of all Lease Documents have been delivered or made available to Parent or Parent's counsel. All such current leases and subleases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default (or event which, with notice or lapse of time, or both, would constitute a default) by the Company or any Subsidiary or by the other party to such lease or sublease, or person in the chain of title to such leased premises.

                  (b) Each of the Company and Subsidiaries has good and valid title to, or, in the case of leased properties and assets, valid leasehold or subleasehold interests in, all of its properties and assets, tangible and intangible, real, personal and mixed, used or held for use in its business, free and clear of any Liens, except for such imperfections of title, if any, that do not materially impair the present value or use of the subject property. For purposes of this Section 2.17 only, the terms "property" and "assets" do not include Intellectual Property.

                  (c) Section 2.17(c) of the Company Disclosure Schedule sets forth a true, complete and correct list of all real property owned or leased by the Company or any of its Subsidiaries. Each of the Company and its Subsidiaries is in compliance in all material respects with the terms of all leases for real property to which it is a party. Neither the Company nor any of its Subsidiaries is a party to any lease, assignment or similar arrangement under which the Company or any Subsidiary is a lessor, assignor or otherwise makes available for use by any third party any portion of the owned or leased real property.

                  (d) The facilities, property and equipment owned, leased or otherwise used by the Company or any of its Subsidiaries are in a good state of maintenance and repair, free from material defects and in good operating condition (subject to normal wear and tear) and suitable for the purposes for which they are presently used.

                  (e) All tangible assets which are leased by the Company or any of its Subsidiaries have been maintained with the manufacturers' standards and specifications required by each such lease such that at each such termination of the lease such assets can be returned to their owner without any further material obligation on the part of the Company or any of its Subsidiaries with respect thereto.

                  Section 2.18. Certain Business Practices. None of the Company, any Subsidiary or any directors or officers, agents or employees of the Company or any Subsidiary, has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iii) made any payment in the nature of criminal bribery.

                  Section 2.19. Off Balance Sheet Liabilities. Except as disclosed in the Company SEC Reports filed prior to the date hereof for transactions, arrangements and other relationships otherwise specifically identified in the Financial Statements, Section 2.19 of the Company Disclosure Schedule sets forth a true, complete and correct list, as of the date hereof, of all transactions, arrangements and other relationships between and/or among the Company, any of its affiliates, and any special purpose or limited purpose entity beneficially owned by or formed at the direction of the Company or any of its affiliates.

                  Section 2.20. Warranties. Section 2.20 of the Company Disclosure Schedule sets forth complete and accurate copies of the forms of written warranties and guaranties by the Company or any Subsidiary utilized with respect to its products or services. There have not been any material deviations from such warranties and guaranties that would obligate the Company or any Subsidiary to provide products or services in any form or manner not consistent with the relevant specifications for such products or services, and none of the Company, any Subsidiary or any of their respective salespeople, employees, distributors and agents is authorized to undertake obligations to any customer or to other third parties in excess of such warranties or guaranties.

                  Section 2.21. Material Contracts.

                  (a) Section 2.21(a) of the Company Disclosure Schedule sets forth a complete and accurate list of all written or oral contracts, agreements, notes, bonds, indentures, mortgages, guarantees, options, leases, licenses, sales and purchase orders, warranties, commitments and other instruments of any kind (each a "Contract"), to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary, is otherwise bound, as follows (each a "Material Contract" and, collectively, the "Material Contracts"):

                           (i) each "material contract" (as such term is defined
in Item 601(b)(10) of Regulation S-K of the SEC) with respect to the Company and its Subsidiaries;

                           (ii) each Contract or related series of Contracts of
the Company or any Subsidiary other than with a customer pursuant to which the Company or any Subsidiary received (or was entitled to receive) or paid (or was purportedly obligated to pay) One Hundred Thousand Dollars ($100,000) or more in the nine (9) month period ended September 28, 2003 (provided such Contract remains in effect as of the date hereof);

                           (iii) each customer contract or series of related
contracts in effect on the date of this Agreement under which the Company or any Subsidiary received in the nine (9) month period ended September 28, 2003 or is entitled to receive thereafter (1) Five Hundred Thousand Dollars ($500,000) or more for products or services and (2) a fixed amount to be paid in exchange for the provision of services;

                           (iv) each Contract or series of related contracts
that requires payment by or to the Company after September 28, 2003 of One Hundred Thousand Dollars ($100,000) or more (provided such Contract is not by its terms cancelable by the Company or any Subsidiary on 60 days or less notice);

                           (v) each Contract containing noncompetition
restrictions, including any covenant limiting the right of the Company or its Subsidiaries to engage in any line of business or compete with any person in any line of business, including any geographic limitations;

                           (vi) each Contract that either individually or in the
aggregate is material to any line of business of the Company or any Subsidiary that requires any consent or other action by any person for, or will be subject to default, termination, material repricing or other renegotiation, or cancellation because of, the transactions contemplated hereby;

                           (vii) other than Shrinkwrap Software, each Contract
that either individually or in the aggregate, if terminated or expired, would materially impair or prevent Company's ability to (A) develop, use, sell, distribute or manufacture any products or services provided to customers in the nine (9) months ending September 28, 2003 or in any future 12 month period; or
(B) enter a line of business currently contemplated by Company or any Subsidiary;

                           (viii) each Contract or series of related Contracts
of the Company or any Subsidiary relating to, and evidences of, indebtedness for borrowed money or the deferred purchase price of property (whether incurred, assumed, guaranteed or secured by any asset) in excess of One Hundred Thousand Dollars ($100,000);

                           (ix) each Contract relating to any legal entity in
the nature of a partnership, limited liability company, or joint venture, in which the Company owns more than 25% of the voting rights, or a material strategic alliance;

                           (x) each Contract that requires the Company or any
Subsidiary to grant "most favored customer" pricing to any other person;

                           (xi) each Contract which could prohibit the
consummation of the transactions contemplated by this Agreement; and

                           (xii) each Contract with any present director or
executive officer of the Company or any of its Subsidiaries or any stockholder who owns or controls two percent (2%) or more of the Shares (other than Employee Agreements).

                  (b) (i) Each Material Contract is a legal, valid and binding obligation of the Company or a Subsidiary and, to the Company's knowledge, each other person who is a party thereto, enforceable against the Company or such Subsidiary and to the Company's knowledge, each such other person in accordance with its terms; (ii) neither the Company or any Subsidiary nor, to the Company's knowledge, any other party thereto is in material default any Material Contract; and (iii) neither the Company nor any Subsidiary is a party to any Material Contract that, to the Company's knowledge, the Company or such Subsidiary does not have the present ability to fully perform.

                  Section 2.22. Suppliers and Customers. The documents and information supplied by the Company to Parent or any of its representatives with respect to relationships and volumes of business done with the Company's or any Subsidiary's significant suppliers and customers are accurate in all material respects. During the last nine (9) months, neither the Company nor any Subsidiary has received any written notices of termination or written or oral threats of termination from any of the ten (10) largest suppliers or the twenty-five (25) largest customers of the Company and its Subsidiaries, taken as a whole, or to the Company's knowledge, any information that any such customer or supplier intends to materially decrease the amount of business that it does with the Company or any Subsidiary.

                  Section 2.23. Affiliates. Except for the directors and executive officers of the Company, each of whom is listed in Section 2.23 of the Company Disclosure Schedule, there are no persons who may be deemed to be affiliates of the Company under Rule 145 of the Securities Act ("Company Affiliates").

                  Section 2.24. Opinion of Financial Advisor. Robert W. Baird & Co. Incorporated (the "Company Financial Advisor") has delivered to the Company Board its opinion to the effect that as of the date such opinion was delivered, the Merger Consideration is fair, from a financial point of view, to the holders of Shares (the "Company Fairness Opinion"). The Company has been authorized by the Company Financial Advisor to permit, subject to the prior review and consent by the Company Financial Advisor (such consent not to be unreasonably withheld), the inclusion of the Company Fairness Opinion (or a reference thereto) in the Joint Proxy Statement/Prospectus. As of the date hereof, such opinion has not been withdrawn, revoked or modified. A true and complete copy of the Company Fairness Opinion will be delivered to Parent promptly after receipt of written confirmation thereof.

                  Section 2.25. Brokers. No broker, finder or investment banker (other than the Company Financial Advisor, a true and correct copy of whose engagement agreement has been provided to Parent) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

                  Section 2.26. Takeover Statutes. The Company Board has taken all actions so that the restrictions contained in Section 203 of the DGCL applicable to a "business combination" (as defined in such Section 203), and any other similar Applicable Law, will not apply to Parent or Acquisition with respect to the execution, delivery or performance of this Agreement and the consummation of the Merger and the other transactions contemplated hereby.

                  Section 2.27. Interested Party Transactions. Except as disclosed in the Company SEC Reports, no director, officer or other affiliate of the Company has or has had, directly or indirectly, (i) an economic interest in any person that has furnished or sold, or furnishes or sells, services or products that the Company or any Subsidiary furnishes or sells, or proposes to furnish or sell; (ii) an economic interest in any person that purchases from or sells or furnishes to, the Company or any Subsidiary, any goods or services;
(iii) a beneficial interest in any Contract included in Section 2.15 or 2.20 of the Company Disclosure Schedule; or (iv) any contractual or other arrangement with the Company or any Subsidiary; provided, however, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an "economic interest in any person" for purposes of this Section 2.27.

                  Section 2.28. Cash Flow. The Company has adequate cash (including borrowing capacity under its existing line of credit) to fund its normal operations in the ordinary course of business through the Closing Date.

                  Section 2.29. Representations Complete. The representations and warranties made by the Company in this Agreement, the statements made in any Schedules or certificates furnished by the Company pursuant to this Agreement, and the statements made by the Company in any documents mailed, delivered or furnished to the shareholders of Parent or the Company in connection with soliciting their proxy or consent to this Agreement and the Merger, do not contain and will not contain, as of their respective dates and as of the Effective Time, any untrue statement of a material fact, nor do they omit or will they omit, as of their respective dates or as of the Effective Time, to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.

                                    ARTICLE 3

                        REPRESENTATIONS AND WARRANTIES OF
                             PARENT AND ACQUISITION

                  Parent and Acquisition hereby represent and warrant to the Company, subject to such exceptions as are disclosed in the Disclosure Schedule (the "Parent Disclosure Schedule") delivered by Parent simultaneously with the execution hereof (which Parent Disclosure Schedule shall provide an exception to or otherwise qualify the representations and warranties of Parent and Acquisition contained in the section of this Agreement corresponding by number to such disclosure and the other representations and warranties herein to the extent such disclosure is readily apparent on its face to be applicable to such representations and warranties specifically identify the specific Section or subsection, as applicable, to which each such exception relates), as follows:

                  Section 3.1. Organization.

                  (a) Parent is a corporation duly organized, validly existing, and with active status under the laws of the State of Florida and has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted. Acquisition is duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted. Parent has made available to the Company complete and accurate copies of the Articles of Incorporation and bylaws of Parent and the Certificate of Incorporation and bylaws of Acquisition, in each case as in full force and effect on the date hereof.

                  (b) Each of Parent and Acquisition is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

                  Section 3.2. Capitalization of Parent and its Subsidiaries.

                  (a) The authorized capital stock of the Parent consists of (i) Two Hundred Fifty Million (250,000,000) shares of Parent Common Stock, of which, as of October 31, 2003, Thirty Million Seven Hundred Fifty Thousand Six Hundred Eighteen (30,750,618) shares of Parent Common Stock were issued and outstanding; and (ii) Fifteen Million (15,000,000) shares of preferred stock, par value $.01 per share, none of which are outstanding. All of the outstanding shares of Parent Common Stock have been validly issued and are fully paid, nonassessable and free of preemptive rights. As of October 31, 2003, an aggregate of Eight Million Eight Hundred and Eighty Seven Thousand Eight Hundred and Ten (8,887,810) shares of Parent Common Stock were reserved for issuance of which Six Million Five Hundred and Thirty Three Thousand One Hundred and Eighty Six (6,533,186) shares of Parent Common Stock were issuable upon or otherwise deliverable in connection with the exercise of outstanding options to purchase Parent Common Stock issued pursuant to the following plans ("Parent Plans"):
Non-Employee Director Stock Option Plan and Stock Incentive Plan. Between October 31, 2003 and the date hereof, no shares of the Parent's capital stock have been issued other than pursuant to options already in existence on such first date issued under Parent Plans, and between October 31, 2003 and the date hereof, no stock options have been granted. Except as set forth above and for the rights (the "Parent Rights") issued pursuant to Parent's Rights Agreement, effective as of October 28, 1998, between Parent and State Street Bank and Trust Company (the "Parent Rights Agreement"), as of the date hereof, there are outstanding (i) no shares of capital stock or other voting securities of

Parent, (ii) no securities of Parent or any of its subsidiaries convertible into or exchangeable or exercisable for shares of capital stock or other voting securities of Parent, (iii) no options, warrants or other rights to acquire from Parent or any of its subsidiaries, and, except as described in the Parent SEC Reports, no obligations of Parent or any of its subsidiaries to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or other voting securities of Parent, and (iv) no equity equivalent interests in the ownership or earnings of the Parent or other similar rights (collectively "Parent Securities"). As of the date hereof, there are no outstanding rights or obligations of the Parent or any of its subsidiaries to repurchase, redeem or otherwise acquire any Parent Securities. Other than the Parent Voting Agreements, there are no shareholder agreements, voting trusts or other arrangements or understandings to which Parent is a party or by which it is bound relating to the voting or registration of any shares of capital stock or other voting securities of Parent.

              (b) The Parent Rights and Parent Common Stock constitute the only classes of equity securities of Parent or its subsidiaries registered or required to be registered under the Exchange Act.

              Section 3.3. Authority Relative to this Agreement.

              (a) Each of Parent and Acquisition has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the boards of directors of Parent and Acquisition and by Parent as the sole shareholder of Acquisition. The Board of Directors of Parent (the "Parent Board") has directed that the issuance of Parent Common Stock pursuant to this Agreement be submitted to Parent's shareholders for approval at the meeting of Parent's shareholders to be held in connection with the Merger (the "Parent Shareholders Meeting") and, except for the approval of the issuance of Parent Common Stock in the Merger by majority vote at a meeting of Parent's shareholders at which a quorum is present (the "Parent Shareholder Approval"), no other corporate proceedings on the part of Parent or Acquisition are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Parent and Acquisition and assuming the due authorization, execution and delivery hereof by the Company, constitutes a valid, legal and binding agreement of each of Parent and Acquisition enforceable against each of Parent and Acquisition in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity.

              (b) Without limiting the generality of the foregoing, the Parent Board has unanimously (i) approved this Agreement, the Merger and the other transactions contemplated hereby, (ii) resolved to recommend that Parent's shareholders approve the issuance of Parent Common Stock in the Merger, and
(iii) has not withdrawn or modified such approval or resolution to recommend.

              Section 3.4. Parent Common Stock. The shares of Parent Common Stock to be issued upon exercise of Company Stock Options assumed by Parent hereunder will, when issued and delivered in accordance with this Agreement, be duly authorized, validly issued, fully paid and non-assessable and issued in compliance with federal and state securities laws.

              Section 3.5. SEC Reports; Financial Statements.

              (a) Parent has filed all required forms, reports and documents ("Parent SEC Reports") with the SEC since December 31, 1998, each of which complied at the time of filing in all material respects with all applicable requirements of the Securities Act and the Exchange Act, each law as in effect on the dates such forms, reports and documents were filed. None of such Parent SEC Reports, including any financial statements or schedules included or incorporated by reference therein, contained when filed any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading, except to the extent superseded or amended by a Parent SEC Report filed subsequently and prior to the date hereof. The consolidated financial statements of Parent included in the Parent SEC Reports fairly present in conformity with United States generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto) the consolidated financial position of Parent and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended.

              (b) Parent has heretofore made, and hereafter will make, available to the Company a complete and correct copy of any amendments or modifications that are required to be filed with or submitted to the SEC but have not yet been filed with or submitted to the SEC to agreements, documents or other instruments that previously had been filed with or submitted to the SEC by Parent pursuant to the Exchange Act.

              (c) Each required form, report and document containing financial statements that has been filed with or submitted to the SEC since July 31, 2002, was accompanied by the certifications required to be filed or submitted by Parent's chief executive officer and chief financial officer pursuant to the Sarbanes-Oxley Act, and at the time of filing or submission of each such certification, such certification was true and accurate and complied with the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder.

              (d) Since December 31, 1998, neither Parent nor any of its subsidiaries nor, to Parent's knowledge, any director, officer, employee, auditor, accountant or representative of Parent or any of its subsidiaries has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding a material deficiency in the accounting or auditing practices, procedures, methodologies or methods of Parent or any of its subsidiaries or their respective internal accounting controls. No attorney representing Parent or any of its subsidiaries, whether or not employed by Parent or any of its subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by Parent or any of its officers, directors, employees or agents to the Parent Board or any committee thereof or to any director or officer of Parent.

              (e) To the Parent's knowledge, no employee of Parent or any of its subsidiaries has provided or is providing information to any law enforcement agency regarding the commission or possible commission of any crime or the violation or possible violation of any Applicable Law. Neither Parent nor any of its subsidiaries nor any officer, employee, contractor, subcontractor or agent of Parent or any such subsidiary has discharged, demoted, suspended, threatened, harassed or in any other manner discriminated against an employee of Parent or any of its subsidiaries in the terms and conditions of employment because of any act of such employee described in 18 U.S.C. ss. 1514A(a).

              Section 3.6. Information Supplied. None of the information supplied or to be supplied by Parent or Acquisition for inclusion or incorporation by reference in (i) the S-4 will, at the time the S-4 is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Joint Proxy Statement/Prospectus will, at the date mailed to stockholders of the Company and Parent and at the times of the Company Stockholders Meeting and the Parent Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they are made not misleading. Each of the S-4 and the Joint Proxy Statement/Prospectus will comply, as of its mailing date, as to form in all material respects the provisions of the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, Parent makes no representation, warranty or covenant with respect to any information supplied or required to be supplied by the Company which is contained in or omitted from any of the foregoing documents or which is incorporated by reference therein.

              Section 3.7. Consents and Approvals; No Violations. Except for filings, permits, authorizations, consents and approvals as may be required under and other applicable requirements of the Securities Act, the Exchange Act, state securities or blue sky laws, the rules and regulations of the Nasdaq National Market, the HSR Act, and any filings under similar competition or merger notification laws or regulations of foreign Governmental Entities and the filing and recordation of the Certificate of Merger as required by the DGCL, no material filing with or notice to, and no material permit, authorization, consent or approval of any Governmental Entity is necessary for the execution and delivery by Parent or Acquisition of this Agreement or the consummation by Parent or Acquisition of the transactions contemplated hereby. Neither the execution, delivery and performance of this Agreement by Parent or Acquisition nor the consummation by Parent or Acquisition of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the Articles of Incorporation or bylaws of Parent or the Certificate of Incorporation or bylaws of Acquisition, (ii) result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent or Acquisition or any of Parent's other subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound, or (iii) violate any material order, writ, injunction, decree, law, statute, rule or regulation applicable to Parent or Acquisition or any of Parent's other subsidiaries or any of their respective properties or assets.

              Section 3.8. No Default. Neither Parent nor any of its subsidiaries is in (i) breach, default or violation (and no event has occurred that with notice or the lapse of time, or both, would constitute a breach, default or violation) of any term, condition or provision of its Articles of Incorporation or bylaws (or similar governing documents), or (ii) material breach, default or violation (and no event has occurred that with notice or the lapse of time, or both, would constitute a breach, default or violation) of any term, condition or provision of (a) any material note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent nor any of its subsidiaries is now a party or by which it or any of its properties or assets may be bound, or (b) any material order, writ, injunction, decree, law, statute, rule or regulation applicable to Parent nor any of its subsidiaries or any of its properties or assets.

              Section 3.9. Litigation. Except as disclosed in the Parent SEC Reports filed on or before the date hereof or except as set forth on Section 3.9 of the Parent Disclosure Schedule, there is no suit, action, proceeding, investigation or material claim pending or, to the Parent's knowledge, any credible threat thereof, against Parent or any of its subsidiaries or any of their respective properties or assets before any Governmental Entity. Except as disclosed in the Parent SEC Reports filed on or before the date hereof, neither Parent nor any of its subsidiaries is subject to any outstanding order, writ, injunction or decree of any Governmental Entity that reasonably could be expected to result in any loss, expense, charge, assessment, levy, fine or other liability being imposed upon or incurred by the Parent or such subsidiary exceeding Seven Hundred Fifty Thousand Dollars ($750,000) or that reasonably could be expected to prevent the consummation of the transactions contemplated hereby.

              Section 3.10. Opinion of Financial Advisor. Lehman Brothers (the "Parent Financial Advisor") has delivered to the Parent Board its opinion to the effect that, as of the date such opinion was delivered, the Merger Consideration is fair, from a financial point of view, to Parent (the "Parent Fairness Opinion"). Parent has been authorized by the Parent Financial Advisor to permit, subject to the prior review and approval of the Parent Financial Advisor (such approval not to be unreasonably withheld), the inclusion of the Parent Fairness Opinion (or a reference thereto) in the Joint Proxy Statement/Prospectus. Such opinion has not been withdrawn, revoked or modified as of the date hereof. A true and complete copy of the Parent Fairness Opinion will be delivered to the Company promptly after receipt of written confirmation thereof.

              Section 3.11. Brokers. No broker, finder or investment banker (other than the Parent Financial Advisor) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Acquisition.

              Section 3.12. No Prior Activities. Except for obligations incurred in connection with its incorporation or organization or the negotiation, execution and consummation of this Agreement and the transactions contemplated hereby, Acquisition has neither incurred any obligation or liability nor engaged in any business or activity of any type or kind or entered into any agreement or arrangement with any person.

              Section 3.13. No Undisclosed Liabilities; Absence of Changes. Except as and to the extent disclosed by Parent in the Parent SEC Reports filed on or before the date hereof other than liabilities or obligations to suppliers, vendors, employees and landlords incurred in the ordinary and usual course of such business consistent with past practices, neither Parent nor any of its subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by United States generally accepted accounting principles to be reflected on a consolidated balance sheet of Parent (including the notes thereto). Except for the negotiation and execution of this Agreement, between October 1, 2003 and the date hereof, the Parent and each of its subsidiaries have conducted their respective businesses in all material respects only in, and have not engaged in any material transaction other than according to, the ordinary and usual course of such business consistent with past practices, and there has not been any Material Adverse Effect on Parent.

              Section 3.14. Compliance with Applicable Law. Except as disclosed in the Parent SEC Reports filed on or before the date hereof, each of Parent and its subsidiaries holds all material permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (collectively, the "Parent Permits"). Except as disclosed in the Parent SEC Reports filed on or before the date hereof, Parent and its subsidiaries have materially complied, and are in material compliance with, the terms of Parent Permits. Except as disclosed in the Parent SEC Reports, the businesses of Parent and its subsidiaries have been and are being conducted in material compliance with all material Applicable Laws. Except as disclosed in the Parent SEC Reports filed on or before the date hereof, no investigation or review by any Governmental Entity with respect to Parent or any of its subsidiaries is pending or, to the Parent's knowledge, threatened.

              Section 3.15 Suppliers and Customers. The documents and information supplied by Parent to the Company or any of its representatives with respect to relationships and volumes of business done with Parent's or any of its subsidiaries' significant suppliers and customers are accurate in all material respects. During the last twelve (12) months, neither Parent nor any or its subsidiaries has received any oral or written notices of termination or written threats of termination from any of the ten (10) largest suppliers or the twenty-five (25) largest customers of Parent and its subsidiaries, taken as a whole, or to Parent's knowledge, any information that any such customer or supplier intends to materially decrease the amount of business that it does with the Parent or any of its subsidiaries.

              Section 3.16 Parent Employee Benefit Matters.

              (a) Section 3.16(a) of the Parent Disclosure Schedule lists, with respect to employees in the United States of Parent and, to the Parent's knowledge and its subsidiaries, all employee benefit plans (as defined in Section 3(3) of ERISA) and all bonus, stock option, stock purchase, restricted stock, long term incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, change in control, and severance agreements, to which

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

Parent or any of its subsidiaries is a party, with respect to which Parent or any of its subsidiaries has any obligation or which are maintained, contributed to or sponsored by Parent or any of its subsidiaries for the benefit of any current or former employee, officer or director of Parent or any of its subsidiaries (collectively, the "Parent Benefit Plans"), other than plans, programs, arrangements or agreements that are not material. Copies or summaries of each material Parent Benefit Plan have been made available to the Company. Neither Parent nor any of its subsidiaries has any written commitment to create, adopt or amend any material employee benefit plan, program, arrangement or agreement, other than any immaterial modification or any modification or change required by Applicable Law.

                  (b) Each Parent Benefit Plan is now in all respects in compliance with its terms and with the requirements of all applicable laws and regulations, including, without limitation, ERISA and the Code, except where any non-compliance would not reasonably be likely, individually or in the aggregate, to have a Material Adverse Effect on Parent. To the Parent's knowledge, no action, claim or proceeding is pending or threatened with respect to any Parent Benefit Plan, other than claims for benefits in the ordinary course and other than such actions, claims or proceedings that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                  Section 3.17 Parent Intellectual Property. Parent (or one of its subsidiaries) owns all of the Intellectual Property, or has obtained the right to use all of the Intellectual Property that is not owned by it, that is used in any material respect in Parent's businesses as currently conducted. The Intellectual Property owned by Parent (or one of its subsidiaries) and used in any material respect in Parent's businesses as currently conducted, do not infringe upon, violate or constitute the unauthorized use of any valid and enforceable rights owned or controlled by any third party, including any Intellectual Property of any third party. To Parent's knowledge, the Intellectual Property it has licensed from third parties, and used in any material respect in Parent's businesses as currently conducted, does not infringe upon, violate or constitute the unauthorized use of any valid and enforceable rights owned or controlled by any other third party.

                  Section 3.18 Representations Complete. The representations and warranties made by Parent and Acquisition in this Agreement, the statements made in any certificates furnished by Parent and Acquisition pursuant to this Agreement, and the statements made by Parent and Acquisition in any documents mailed, delivered or furnished to the stockholders of Parent and the Company in connection with soliciting their proxy or consent to this Agreement and the Merger, do not contain and will not contain, as of their respective dates and as of the Effective Time, any untrue statement of a material fact, nor do they omit or will they omit, as of their respective dates or as of the Effective Time, to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.

                                    ARTICLE 4

                                    COVENANTS

                  Section 4.1. Conduct of Business.

                  (a) Conduct of Business of the Company. Except (i) as expressly contemplated by this Agreement, (ii) as disclosed in Section 4.1(a) of the Company Disclosure Schedule, or (iii) to the extent that Parent shall otherwise consent in writing (such consent or declination to consent not to be unreasonably delayed), during the period from the date hereof to the earlier of the Effective Time and the termination of this Agreement in accordance with its terms, the Company shall, and shall cause each Subsidiary to, conduct its operations in the ordinary course of business consistent with past practices and, to the extent consistent therewith, and with no less diligence and effort than would be applied in the absence of this Agreement, seek to preserve intact its current business organizations, keep available the service of its current officers and employees and preserve its relationships with customers, suppliers, distributors, lessors, creditors, employees, contractors and others having business dealings with it with the intention that its goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, except as otherwise expressly provided in this Agreement and except as described in Section 4.1 of the Company Disclosure Schedule, prior to the Effective Time, neither the Company nor any Subsidiary shall, without the prior written consent (such consent or declination to consent not to be unreasonably delayed) of Parent:

                           (i) amend its Certificate of Incorporation or bylaws
(or other similar governing instrument);

                           (ii) authorize for issuance, issue, sell, deliver or
agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), or alter or amend the terms of, any stock of any class or any other debt or equity securities or equity equivalents (including any stock options or stock appreciation rights);

                           (iii) split, combine or reclassify any shares of its
capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, make any other actual, constructive or deemed distribution in respect of its capital stock or otherwise make any payments to stockholders in their capacity as such, or redeem or otherwise acquire any of its securities or any securities of any Subsidiary;

                           (iv) adopt a plan of complete or partial liquidation,
dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than the Merger);

                           (v) alter through merger, liquidation,
reorganization, restructuring or any other fashion the corporate structure of any Subsidiary;

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

                           (vi) (A) incur, assume or forgive any long-term or
short-term debt or issue any debt securities except as permitted under the existing line of credit with CIT/Business Credit in the ordinary course of business consistent with past practices; (B) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except for obligations of any Subsidiary incurred in the ordinary course of business consistent with past practices; (C) make any loans, advances or capital contributions to or investments in any other person (other than to a Subsidiary or customary loans or advances to employees in each case in the ordinary course of business consistent with past practices); (D) pledge or otherwise subject to any Lien shares of capital stock of the Company or any Subsidiary or any of the Other Interests; or (E) mortgage or pledge any of its properties or assets, tangible or intangible, or create or suffer to exist any new Lien (or any increase or expansion of the scope of any existing Lien) thereupon other than as a result of modifications to synthetic lease agreements outstanding on the date hereof;

                           (vii) except as may be permitted by clause (viii)
below or as may be required by Applicable Law, (A) enter into, adopt, make, amend in any manner or terminate any employment agreement or any bonus payments, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement other than (x) offer letters to new hires in the ordinary course of business consistent with past practices provided that no such offer letter shall provide (1) for the grant of options under the Company Plans that will provide for acceleration, or (2) provide any severance rights, in either case as a result of the transactions contemplated by this Agreement whether or not in connection with any other event, including termination of employment, or alter any "at will" employment relationship and (y) options under the Company Plans to purchase Shares permitted by clause (ii), or (B) enter into, adopt amend in any manner or terminate any pension, retirement, deferred compensation, employment, health, life, or disability insurance, dependent care, severance or other employee benefit plan agreement, trust, fund or other arrangement for the benefit or welfare of any director, officer, employee or consultant in any manner or (C) increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including the granting of stock options, restricted stock, stock appreciation rights or performance units);

                           (viii) (A) pay or agree to pay any severance or
termination pay to any director, officer, employee or consultant, except payments (1) made pursuant to written agreements outstanding on the date hereof or the Company's written policy in existence on the date hereof, the terms of which are in all material respects disclosed on Section 4.1(a)(viii) of the Company Disclosure Schedule and copies of which have been provided to Parent,
(2) that are set forth in Section 4.1(a)(viii) of the Company Disclosure Schedule with respect to the termination of employees or consultants or (3) as required by Applicable Law;

                           (ix) exercise its discretion with respect to or
otherwise voluntarily accelerate the vesting of any Company Stock Option as a result of the Merger, any other change of control of the Company (as defined in the Company Plans) or otherwise;

                           (x)      (A) except as permitted by clause (xiii)(E)
below, purchase, acquire, lease or license-in any material assets in any single transaction or series of related transactions having a fair market value in excess of One Hundred Thousand Dollars ($100,000) in the aggregate, or sell, transfer or otherwise dispose of any assets other than sales in the ordinary course of business consistent with past practice;

                           (xi) except as may be required as a result of a
change in law or in United States generally accepted accounting principles, change any of the accounting principles, practices or methods used by it;

                           (xii) revalue any of its assets or properties,
including writing down the value of assets or writing-off notes or accounts receivable, other than in the ordinary course of business consistent with past practices or due to changes in the United States generally accepted accounting principles requiring such revaluation that are adopted after the date hereof;

                           (xiii)   (A) acquire (by merger, consolidation or
acquisition of stock or assets) any corporation, partnership or other person or division or business unit thereof or any equity interest therein; (B) enter into any contract or agreement that would be material to the Company and its Subsidiaries, taken as a whole, other than customer contracts in the ordinary course of business consistent with past practices; (C) amend, modify or waive any right under any Material Contract of the Company or any Subsidiary; (D) modify its standard warranty terms or amend or modify any warranties in effect as of the date hereof in any material manner that is adverse to the Company or any Subsidiary; (E) authorize any additional or new capital expenditure or expenditures that individually or in the aggregate are in excess of One Hundred Thousand Dollars ($100,000); or (F) enter into any contract that contains non-competition restrictions;

                           (xiv) make or rescind any express or deemed election
relating to Taxes or settle or compromise any Tax liability or enter into any closing or other agreement with any Tax authority with respect to any material tax liability; or file or cause to be filed any material amended Tax Return, file or cause to be filed any claim for refund of Taxes previously paid, or agree to an extension of a statute of limitations with respect to the assessment or determination of Taxes;

                           (xv) fail to file any Tax Returns when due, fail to
cause such Tax Returns when filed to be true, correct and complete, prepare or fail to file any Tax Return in a manner inconsistent with past practices in preparing or filing similar Tax Returns in prior periods or, on any such Tax Return of the Company, take any position, make any election, or adopt any method that is inconsistent with positions taken, elections made or methods used in preparing or filing similar Tax Returns in prior periods, in each case, except to the extent required by Applicable Law, or fail to pay any Taxes when due;

                           (xvi) settle or compromise any pending or threatened
suit, action or claim that (A) relates to the transactions contemplated hereby or (B) the settlement or compromise of which would require the payment by the Company or any Subsidiary of damages in excess of One Hundred Thousand Dollars ($100,000) or that would otherwise be material to the Company or involves any equitable relief;

                           (xvii) enter into any licensing, distribution,
sponsorship, advertising, merchant program or other similar contracts, agreements, or obligations which provide for payments by the Company or any Subsidiary in an amount in excess of Fifty Thousand Dollars ($50,000) over the noncancelable term of the agreement;

                           (xviii) fail to make in a timely manner any filings
with the SEC required under the Securities Act or the Exchange Act or the rules and regulations promulgated thereunder;

                           (xix) subject to Sections 4.2 and 4.3 hereof, engage
in any action with the intent to directly or indirectly adversely impact any of the transactions contemplated by this Agreement;

                           (xx) knowingly take any action that would result in a
failure to maintain trading of the Shares on the Nasdaq National Market;

                           (xxi) amend or terminate any insurance policy without
replacing such policy with a policy providing at least equal coverage, insuring comparable risks and issued by an insurance company financially comparable to the prior insurance company;

                           (xxii) amend or modify the Financing Agreement, dated
June 13, 2003, entered into by the Company, Group-Ipex, Inc., Onstaff Acquisition Corp. and the CIT Group/Business Credit, Inc. (the "Financing Agreement");

                           (xxiii) fail to pay when due, consistent with past
practices, its financial obligations in the ordinary course of business, including payments to vendors, landlords and employees; or

                           (xxiv) take or agree in writing or otherwise to take
any of the actions described in Sections 4.1(i) through 4.1(xxiii) (and it shall use all reasonable efforts not to take any action that would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect).

                  (b) Conduct of Business of Parent. Except (i) as expressly contemplated by this Agreement, (ii) as described in Section 4.1(b) of the Parent Disclosure Schedule, or (iii) to the extent that Company shall otherwise consent in writing (such consent or declination to consent not to be unreasonably delayed), during the period from the date hereof to earlier of the Effective Time and the termination of this Agreement in accordance with its terms, prior to the Effective Time, Parent and its subsidiaries shall collectively conduct their operations in the ordinary course of business consistent with past practices, and without limiting the generality of the foregoing neither Parent nor Acquisition will, without the prior written consent (such consent or declination to consent not to be unreasonably delayed) of the
Company:

                    (i) amend its Articles of Incorporation or bylaws (or other similar governing instrument) in a manner that would reasonably be likely to adversely affect the Parent Common Stock;

                    (ii) pay or set a record date prior to the Effective Date relating to any extraordinary dividend or extraordinary distribution;

                    (iii) knowingly take any action that would result in a failure to maintain trading of Parent Common Stock on the Nasdaq National Market;

                    (iv) fail to make in a timely manner any filings with the SEC required under the Securities Act or the Exchange Act or the rules and regulations promulgated thereunder;

                    (v) engage in any action with the intent to directly or indirectly adversely impact any of the transactions contemplated by this Agreement; or

                    (vi) take or agree in writing or otherwise to take any of the actions described in Sections 4.1(b)(i) through 4.1(b)(v) (and it shall use all reasonable efforts not to take any action that would make any of the representations or warranties of Parent contained in this Agreement untrue or incorrect).

              Section 4.2. Preparation of S-4 and the Joint Proxy
                           --------------------------------------
Statement/Prospectus; Stockholders Meetings.
-------------------------------------------

              (a) As promptly as reasonably practicable following the date hereof, Parent and the Company shall cooperate in preparing and each shall cause to be filed with the SEC mutually acceptable proxy materials that shall constitute the Joint Proxy Statement/Prospectus and Parent shall prepare and file with the SEC the S-4. The Joint Proxy Statement/Prospectus will be included as a prospectus in and will constitute a part of the S-4 as Parent's prospectus and, subject to the provisions of Section 4.3(b), shall include the Company Recommendation and the Parent Recommendation. Each of Parent and the Company shall use commercially reasonable efforts to have the Joint Proxy Statement/Prospectus declared effective under the Securities Act as promptly as practicable after such filing and to keep the S-4 effective as long as is necessary to consummate the Merger and the transactions contemplated hereby. Each of Parent and the Company shall, as promptly as practicable after receipt thereof, provide the other party with copies of any written comments and advise each other of any oral comments with respect to the Joint Proxy Statement/Prospectus or S-4 received from the SEC. Each party shall cooperate and provide the other party with a reasonable opportunity to review and comment on any amendment or supplement to the Joint Proxy Statement/Prospectus and the S-4 prior to filing such with the SEC and will provide each other with a copy of all such filings made with the SEC. Notwithstanding any other provision herein to the contrary, no amendment or supplement (including by incorporation by reference) to the Joint Proxy Statement/Prospectus or the S-4 shall be made without the approval of both Parent and the Company, which approval shall not be unreasonably withheld or delayed; provided that, with respect to documents filed by a party hereto that are incorporated by reference in the S-4 or Joint Proxy Statement/Prospectus, this right of approval shall apply only with respect to information relating to the other party or its business, financial condition or results of operations; and provided, further, that the Company, in connection with a Change in the Company Recommendation, may amend or supplement the Joint Proxy Statement/Prospectus or S-4 (including by incorporation by reference) pursuant to a Qualifying Amendment to effect such a Change, and in such event, this right of approval shall apply only with respect to information relating to the other party or its business, financial condition or results of operations, and shall be subject to the right of each party to have its Board of Directors' deliberations and conclusions be accurately described. Parent will use commercially reasonable efforts to cause the Joint Proxy Statement/Prospectus to be mailed to Parent's shareholders, and the Company will use commercially reasonable efforts to cause the Joint Proxy Statement/Prospectus to be mailed to the Company's stockholders, in each case, as promptly as reasonably practicable after the S-4 is declared effective under the Securities Act. Each party hereto will advise the other party, promptly after it receives notice thereof, of the time when the S-4 has become effective, the issuance of any stop order, the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Joint Proxy Statement/Prospectus or the S-4. If, at any time prior to the Effective Time, any information relating to Parent or the Company, or any of their respective affiliates, officers or directors, is discovered by Parent or the Company and such information should be set forth in an amendment or supplement to any of the S-4 or the Joint Proxy Statement/Prospectus so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party hereto discovering such information shall promptly notify the other parties hereto and, to the extent required by law, rules or regulations, the Company and Parent shall cooperate to cause an appropriate amendment or supplement describing such information to be promptly filed with the SEC and disseminated to the stockholders of Parent and the Company. Parent shall also take any commercially reasonable action (other than qualifying to do business in any jurisdiction in which it is now not so qualified) required to be taken under any applicable state securities laws in connection with the issuance of Parent Common Stock in the Merger and upon the exercise of Company Stock Options, and the Company shall furnish all information concerning the Company and the holders of Shares as may be reasonably requested in connection with any such action.

              (b) The Company shall duly take all lawful action to call, give notice of, convene and hold the Company Stockholders Meeting as soon as practicable on a date determined in accordance with the mutual agreement of Parent and the Company for the purpose of obtaining the Company Stockholder Approval and subject to Section 4.3, shall use commercially reasonable efforts to solicit the Company Stockholder Approval. Notwithstanding anything to the contrary contained in this Agreement, the Company may adjourn or postpone (i) the Company Stockholders Meeting to the extent necessary to ensure that any necessary supplement or amendment to the S-4 and/or the Joint Proxy Statement/Prospectus is provided to the Company's stockholders in advance of a vote on the Merger and this Agreement or (ii) the time for which the Company Stockholders Meeting is originally scheduled (as set forth in the S-4 and the Proxy Statement), if there are insufficient Shares represented, either in person or by proxy, to constitute a quorum necessary to conduct the business of the Company Stockholders Meeting. The Company Board shall recommend the approval of the plan of merger contained in this Agreement by the stockholders of the

Company to the effect as set forth in Section 2.3(b) (the "Company Recommendation"), and shall not (i) withdraw, modify or qualify in any manner adverse to Parent such recommendation or (ii) take any action or make any statement in connection with the Company Stockholders Meeting inconsistent with such recommendation (collectively, a "Change in the Company Recommendation"); provided, however, that the Company Board may evaluate whether to make and may make pursuant to Section 4.3 a Change in the Company Recommendation prior to the Company Stockholders Meeting pursuant to Section 4.3 hereof and may make any statement required by 14d-9 or 14e-2 of the Exchange Act.

              (c) Parent shall duly take all lawful action to call, give notice of, convene and hold the Parent Shareholders Meeting as soon as practicable on a date determined in accordance with the mutual agreement of Parent and the Company for the purpose of obtaining the Parent Shareholder Approval and, except as set forth in this Section 4.2(c), shall use commercially reasonable efforts to solicit the Parent Shareholder Approval. Notwithstanding anything to the contrary contained in this Agreement, Parent may adjourn or postpone (i) the Parent Shareholders Meeting to the extent necessary to ensure that any necessary supplement or amendment to the S-4 and/or the Joint Proxy Statement/Prospectus is provided to Parent's shareholders in advance of a vote on the Merger and this Agreement or (ii) the time for which the Parent Shareholders Meeting is originally scheduled (as set forth in the S-4 and the Proxy Statement), if there are insufficient Shares represented, either in person or by proxy, to constitute a quorum necessary to conduct the business of the Parent Shareholders Meeting. The Parent Board shall recommend the approval of issuance of Parent Common Stock in the Merger by the shareholders of Parent (the "Parent Recommendation"), and shall not (i) withdraw, modify or qualify in any manner adverse to the Company such recommendation or (ii) take any action or make any statement in connection with the Parent Shareholders Meeting inconsistent with such recommendation; provided, however, that the Parent Board may evaluate whether to make and may make any statement required by 14d-9 or 14e-2 of the Exchange Act.

              Section 4.3. No Solicitation or Negotiation.
                           ------------------------------

              (a) The Company, its Subsidiaries and other affiliates and their respective officers, directors, representatives (including the Company Financial Advisor or any other investment banker and any attorneys and accountants) shall, and the Company shall use all reasonable efforts to cause its and its Subsidiaries' and other affiliates' respective non-officer employees with managerial responsibilities and agents to, immediately cease any discussions or negotiations with any parties with respect to any Third Party Acquisition Proposal. The Company also agrees promptly to request each person that has heretofore executed a confidentiality agreement in connection with its consideration of acquiring (whether by merger, acquisition of stock or assets or otherwise) the Company or any Subsidiary, if any, to return (or if permitted by the applicable confidentiality agreement, destroy) all confidential information heretofore furnished to such person by or on behalf of the Company or any Subsidiary and, if requested by Parent, to enforce such person's obligation to do so. Neither the Company nor any Subsidiary or other affiliates shall, nor shall the Company authorize or permit any of its or their respective officers, directors or representatives to, and the Company shall use all reasonable efforts to cause its and its Subsidiaries' and other affiliates' respective non-officer employees with managerial responsibilities and agents not to, directly or indirectly, (i) encourage, solicit, initiate or knowingly facilitate the submission of any proposal for a Third Party Acquisition Proposal, (ii) participate in or initiate any discussions or negotiations regarding, or provide any non-public information with respect to, the Company or any Subsidiary or their respective businesses, assets or properties (other than Parent and Acquisition or any designees of Parent and Acquisition) in connection with, or take any other action to knowingly facilitate any Third Party Acquisition Proposal or any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Third Party Acquisition Proposal or (iii) enter into any agreement with respect to any Third Party Acquisition Proposal; provided, however, that if the Company Board determines in good faith, after consultation with legal counsel, that it is necessary to do so in order to comply with its fiduciary duties to the Company's stockholders under the DGCL, the Company may, in response to an unsolicited bona fide written Third Party Acquisition Proposal that the Company Board determines in good faith, based on consultation with the Company Financial Advisor, constitutes or is reasonably likely to result in a Superior Proposal which, if accepted, is reasonably capable of being consummated and only for so long as the Board of Directors so determines in good faith that its actions are reasonably likely to lead to a Superior Proposal, (i) furnish only to any Third Party pursuant to a confidentiality agreement in a form substantially similar to the Nondisclosure Agreement (A) the information with respect to the Company of the same type and scope that the Company provided to Parent prior to the date hereof and (B) any such additional information that such Third Party requests, but only if the Company is permitted, and does in fact, simultaneously furnish such additional information to Parent, and (ii) participate in discussions and negotiations regarding such Third Party Acquisition Proposal; provided, further, that nothing herein shall prevent the Company Board from taking and disclosing to the Company's stockholders a position contemplated by Rules 14d-9 and 14e-2 promulgated under the Exchange Act with regard to any tender or exchange offer. The Company shall promptly (and in any event within one (1) day after the Company attains knowledge thereof) (x) notify Parent in the event the Company or any Subsidiary or other affiliates or any of their respective officers, directors, employees and agents receives any Third Party Acquisition Proposal, including the terms and conditions thereof and the identity of the party submitting such proposal, and any request for confidential information made in connection with a Third Party Acquisition Proposal, (y) provide a copy of any written agreements, proposals or other materials the Company receives from any such person or group (or its representatives), and (z) promptly, and in any event within one (1) day, advise Parent of any material modifications thereto.

              (b) Except as set forth in this Section 4.3(b), the Company Board shall not make a Change in the Company Recommendation or approve or recommend, or cause or permit the Company to enter into any letter of intent, agreement or obligation with respect to, any Third Party Acquisition Proposal. Notwithstanding the foregoing, if the Company Board by a majority vote determines in its good faith judgment prior to the Company Stockholders Meeting, after consultation with outside legal counsel, that it is required to make a Change in the Company Recommendation in order to comply with its fiduciary duties, the Company Board may recommend a Superior Proposal, but only (i) after providing written notice to Parent (a "Notice of Superior Proposal") advising Parent that the Company Board has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal and (ii) if Parent does not, within five
(5) days of Parent's receipt of the Notice of Superior Proposal, make an offer that the Company Board by a majority vote determines in its good faith judgment (after consultation with the Company Financial Advisor or another financial advisor of nationally recognized reputation) to be at least as favorable to the Company's stockholders as such Superior Proposal, provided, however, that the Company shall not be entitled to enter into an agreement with respect to a Superior Proposal unless and until this Agreement is terminated pursuant to
Section 6.1 and the Company has paid the fees required by Section 6.3. Any disclosure that the Company Board may be compelled to make with respect to the receipt of a Third Party Acquisition Proposal or otherwise in order to comply with its fiduciary duties or Rule 14d-9 or 14e-2 will not constitute a violation of this Agreement, provided that such disclosure states that no action will be taken by the Company Board in violation of this Section 4.3(b).

              (c) For the purposes of this Agreement, "Third Party Acquisition Proposal" means, other than in connection with the Merger or as otherwise specifically contemplated by this Agreement, any proposal relating to (i) any merger, consolidation, share exchange, business combination, recapitalization or other similar transaction or series of related transactions involving the Company or any Subsidiary; (ii) any sale, lease, exchange, transfer or other disposition (including by way of merger, consolidation or exchange), in a single transaction or a series of related transactions, of the assets of the Company or any Subsidiary constituting fifteen percent (15%) or more of the consolidated assets of the Company or accounting for fifteen percent (15%) or more of the consolidated revenues of the Company; (iii) any tender offer, exchange offer or similar transactions or series of related transactions made by any person involving the Company's common stock constituting fifteen percent (15%) or more of the Company's common stock; (iv) the acquisition by any person (other than Parent or any of its affiliates) of beneficial ownership (as determined pursuant to Rule 13d-3 of the Exchange Act) or the formation of any group (as defined in
Section 13(d) of the Exchange Act) to acquire beneficial ownership (as determined pursuant to Rule 13d-3 of the Exchange Act) of more than fifteen percent (15%) of the Company's common stock or the common stock of any Subsidiary of the Company; (v) the adoption by the Company of a plan of liquidation or the declaration or payment of an extraordinary dividend (whether in cash or other property); (vi) the repurchase by the Company or any Subsidiary of more than fifteen (15%) of the outstanding Shares; (vii) the acquisition by the Company or any Subsidiary by merger, purchase of stock or assets, joint venture or otherwise of a direct or indirect ownership interest or investment in any person or business whose annual revenues or assets is equal to or greater than 20% of the annual revenues or assets of the Company and the Subsidiaries, taken as a whole, for and at the 12 month period ended September 30, 2003; or
(viii) any other substantially similar transaction or series of related transactions that reasonably could be expected to result in the acquisition of a controlling interest in the Company. For purposes of this Agreement, a "Third Party" means a person (which includes a "person" as such term is defined in Section 13(d)(3) of the Exchange Act) other than Parent, Acquisition or any affiliate thereof. For purposes of this Agreement, a "Superior Proposal" means any bona fide Third Party proposal (1) to acquire, directly or indirectly, for consideration consisting solely of cash and/or publicly-traded securities (including securities that will be publicly-traded immediately upon the consummation of such Superior Proposal), one hundred percent 100% of the Shares then outstanding, or all or substantially all of the assets of the Company; (2) that contains terms and conditions that the Company Board by a majority vote determines in good faith (after consultation with the Company Financial

Advisor or another financial advisor of nationally recognized reputation) to be more favorable to the Company's stockholders than the Merger but in any event, the consideration paid must be at least 5% greater than that offered by the Parent; (3) that the Company Board by a majority vote determines in its good faith judgment (after consultation with the Company Financial Advisor or another financial advisor of nationally recognized reputation and its legal counsel) to be reasonably capable of being completed (taking into account all legal, financial, regulatory and other aspects of the proposal and the person making the proposal); (4) that does not contain a "right of first refusal" or "right of first offer" with respect to any counter-proposal that Parent might make; and
(5) that does not contain any "due diligence" condition and for which any financing upon which it is conditioned is committed.

              Section 4.4. Nasdaq National Market. Parent shall use commercially
                           ----------------------
reasonable efforts to cause the shares of Parent Common Stock to be issued in the Merger and the shares of Parent Common Stock to be reserved for issuance upon exercise of Company Stock Options to be approved for listing on the Nasdaq National Market, subject to official notice of issuance, prior to the Effective Time.

              Section 4.5. Access to Information.
                           ---------------------
              (a) Between the date hereof and the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, the Company will, and will cause each Subsidiary to give Parent and its authorized representatives (including Parent's external auditors) reasonable access to all employees, plants, offices, warehouses and other facilities and to all books and records and personnel files of current employees of the Company and any Subsidiary as Parent may reasonably require, and will cause its officers and each Subsidiary to furnish Parent with such financial and operating data and other information with respect to the business and properties of the Company and any Subsidiary as Parent may from time to time reasonably request. Between the date hereof and the Effective Time, Parent shall make available to the Company, as reasonably requested by the Company, a designated officer of Parent to answer questions and make available such information and documents regarding Parent as is reasonably requested by the Company taking into account the nature of the transactions contemplated by this Agreement. Such access shall be subject to the granting party's reasonable security measures and insurance requirements and shall not include the right to perform "invasive" testing, but shall include the right of Parent to do a financial statement (including balance sheet) review prior to the Effective Time.

              (b) Between the date hereof and the earlier of the termination of this Agreement in accordance with its terms and the Effective Time, the parties shall furnish to each other (i) within two (2) business days following preparation thereof (and in any event within ten (10) business days after the end of each fiscal month) an unaudited balance sheet as of the end of such month and the related statements of earnings, stockholders' equity (deficit) and cash flows for the month then ended, all of such financial statements to be prepared in accordance with United States generally accepted accounting principles in conformity with the practices consistently applied by the Company or Parent, as the case may be, with respect to such financial statements and (ii) such other revenue, expense, asset, liability, cash flow, borrowing base, and other similar information as reasonably requested by Parent, and in whatever frequency (but no more frequently than weekly) as Parent considers appropriate in order to monitor and understand the operations and activities of the Company.

              (c) Each of the parties hereto will hold, and will cause its consultants and advisers to hold, in confidence all documents and information furnished to it by or on behalf of another party to this Agreement in connection with the transactions contemplated by this Agreement pursuant to the terms of that certain Confidentiality Agreement entered into between the Company and Parent (the "Nondisclosure Agreement").

              Section 4.6. Certain Filings; Reasonable Efforts.
                           -----------------------------------

              (a) Subject to the terms and conditions herein provided, each of the parties hereto agrees to use commercially reasonable efforts to take or cause to be taken all action and to do or cause to be done all things reasonably necessary, proper or advisable under Applicable Law to consummate and make effective the transactions contemplated by this Agreement, including using commercially reasonable efforts to do the following: (i) cooperate in the preparation and filing of the S-4 and the Joint Proxy Statement/Prospectus and any amendments thereto, any filings that may be required under the HSR Act and similar competition or merger notification laws or regulations of foreign Governmental Entities; (ii) obtain consents of all third parties and Governmental Entities (other than as provided in clause (i) above) necessary, proper, advisable or reasonably requested by Parent or the Company, for the consummation of the transactions contemplated by this Agreement (but subject to the last sentence of Section 4.7(b) below); (iii) contest any legal proceeding relating to the Merger; and (iv) execute any additional instruments necessary to consummate the transactions contemplated hereby, including, without limitation, such documentation necessary to ensure the continued enforceability of restrictive covenants and confidentiality provisions applicable to the Company's employees and independent contractors. Subject to the terms and conditions of this Agreement, the Company, Parent and Acquisition agree to use all reasonable efforts to cause the Effective Time to occur as soon as practicable after the Company Stockholder Approval and the Parent Shareholder Approval is obtained. The Company agrees to use, and to cause each Subsidiary to use, all reasonable efforts to encourage their respective employees to accept any offers of employment extended by Parent. If, at any time after the Effective Time, any further action is necessary to carry out the purposes of this Agreement the proper officers and directors of each party hereto shall take all such necessary action.

              (b) Parent and the Company will use commercially reasonable efforts to consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, letters, white papers, memoranda, briefs, arguments, opinions or proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to the HSR Act or any other foreign, federal, or state antitrust, competition, or fair trade law. In this regard, but without limitation, each party hereto shall use commercially reasonable efforts to promptly inform the other of any material communication between such party and the Federal Trade Commission, the Antitrust Division of the United States Department of Justice, or any other federal, foreign or state antitrust or competition Governmental Entity regarding the transactions contemplated herein. Nothing in the Agreement, however, shall require or be construed to require any party hereto, in order to obtain the consent or successful termination of any review of any such Governmental Entity regarding the transactions contemplated hereby, to (i) sell or hold separate, or agree to sell or hold separate, before or after the Effective Time, any assets, businesses or any interests in any assets of businesses, of Parent, the Company or any of their respective affiliates (or to consent to any sale, or agreement to sell, by Parent or the Company, of any assets or businesses, or any interests in any assets or businesses), or any change in or restriction on the operation by Parent or the Company of any assets or businesses, or (ii) enter into any agreement or be bound by any obligation that, in Parent's good faith judgment, may have an adverse effect on the benefits to Parent of the transactions contemplated by this Agreement.

              (c) Prior to the Closing, each party shall use reasonable best efforts to refrain from taking any action or failing to take any action, which action or failure to act would cause, or be reasonably likely to cause, the Merger to fail to qualify as a reorganization within the meaning of section 368(a) of the Code. Following the Closing, Parent shall not cause or permit to occur any action that would be reasonably likely to cause the Merger to fail to qualify as a reorganization within the meaning of section 368(a) of the Code, including but not limited to, any action that would cause a failure to meet the continuity of business enterprise requirement of the Treasury Regulations
Section 1.368-1(d). The provisions of this Section 4.6(c) shall survive the Closing.

              Section 4.7. Public Announcements. Parent, Acquisition and the
                           --------------------
Company shall consult with each other and shall mutually agree upon any press release or public announcement relating to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public announcement prior to such consultation and agreement, except (a) as may be required by Applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or the Nasdaq National Market, in which case the party proposing to issue such press release or make such public announcement shall use all reasonable efforts to consult in good faith with the other party before issuing any such press release or making any such public announcement, or (b) following a Change in the Company's Recommendation, after which no such consultation or agreement shall be required. Notwithstanding the foregoing, the first public announcement of this Agreement and the Merger shall be a joint press release agreed upon by Parent and the Company.

              Section 4.8. Indemnification and Directors' and Officers'
                           --------------------------------------------
Insurance.
---------

              (a) After the Effective Time, Parent shall cause the Surviving Corporation to indemnify and hold harmless (and shall also advance expenses as incurred to the fullest extent permitted under Applicable Law to), each person who is now or has been prior to the date hereof or who becomes prior to the Effective Time an officer or director of the Company or any Subsidiary (the "Indemnified Persons") against (i) all losses, claims, damages, costs, expenses (including counsel fees and expenses), settlement, payments or liabilities arising out of or in connection with any claim, demand, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was an officer or director of the Company or any Subsidiary, whether or not pertaining to any matter existing or occurring at or prior to the Effective Time and whether or not asserted or claimed prior to or at or after the Effective Time ("Indemnified Liabilities"); and (ii) all Indemnified Liabilities based in whole or in part on or arising in whole or in part out of or pertaining to this Agreement or the transactions contemplated hereby, in each case to the fullest extent required or permitted under Applicable Law. Nothing contained herein shall make Parent, Acquisition, the Company or the Surviving Corporation, an insurer, a co-insurer or an excess insurer in respect of any insurance policies which may provide coverage for Indemnified Liabilities, nor shall this Section 4.8 relieve the obligations of any insurer in respect thereto. The parties hereto intend, to the extent not prohibited by Applicable Law, that the indemnification provided for in this
Section 4.8 shall apply without limitation to negligent acts or omissions by an Indemnified Person. Each Indemnified Person is intended to be a third party beneficiary of this Section 4.8 and may specifically enforce its terms. This
Section 4.8 shall not limit or otherwise adversely affect any rights any Indemnified Person may have under any agreement with the Company or under the Company's Certificate of Incorporation or bylaws as presently in effect.

              (b) From and after the Effective Time, Parent shall cause the Surviving Corporation to fulfill and honor in all respects the obligations of the Company pursuant to any indemnification agreements between the Company and its directors and officers as of or prior to the date hereof (or indemnification agreements in the Company's customary form for directors joining the Company Board prior to the Effective Time) and any indemnification provisions under the Company's certificate of incorporation or bylaws as in effect immediately prior to the Effective Time.

              (c) The Company shall be permitted to obtain a directors' and officers' liability insurance policy covering those individuals who at the time of the execution of this Agreement are covered by the Company's existing directors' and officers' liability insurance policy, for a period of six years following the Effective Time. The premium for such policy shall not exceed One Million Dollars ($1,000,000).

              (d) Parent will not, nor will Parent permit the Surviving Corporation to merge or consolidate with any other Person or sell all or substantially all of Parent's or such subsidiary's assets unless Parent or the Surviving Corporation will ensure that the surviving or resulting entity assumes the obligations imposed by this Section 4.8.

              Section 4.9. Notification of Certain Matters; Additions to and
                           -------------------------------------------------
Modification of Disclosure Schedules. The Company shall give prompt notice to
------------------------------------
Parent and Acquisition, and Parent and Acquisition shall give prompt notice to the Company (such notice by delivery of supplements to the Company Disclosure Schedule or the Parent Disclosure Schedule, as applicable), of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which has caused or would be likely to cause any representation or warranty contained in this Agreement by such first party to be untrue or inaccurate in any material respect at or prior to the Effective Time, and (ii) any material failure by the Company, Parent or Acquisition, as the case may be, to comply with or satisfy in any material respect any covenant condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 4.9 shall not cure such breach or non-compliance, be deemed to constitute an exception to the representations and warranties under Article 2 or Article 3, or limit or otherwise affect the remedies available hereunder to the party receiving such notice.

              Section 4.10. Affiliates. The Company shall use commercially
                            ----------
reasonable efforts to obtain from all Company Affiliates, and from any person who may be deemed to have become a Company Affiliate after the date of this Agreement and on or prior to the Effective Time, a letter agreement substantially in the form of Exhibit D hereto as soon as practicable. Parent
                             ---------
shall not be required to maintain the effectiveness of the S-4 for the purpose of resale of shares of Parent Common Stock by stockholders of the Company who may be affiliates of the Company or Parent pursuant to Rule 145 under the Securities Act.

              Section 4.11. Access to Company Employees. The Company agrees to
                            ---------------------------
provide, and to cause each Subsidiary to provide, Parent with reasonable access to its employees under procedures to be agreed upon by Parent and the Company during normal working hours following the date of this Agreement, to among other things, deliver offers of continued employment and to provide information to such employees about Parent. All communications by Parent with Company employees shall be conducted in a manner that does not disrupt or interfere with the Company's efficient and orderly operation of its business.

              Section 4.12. Company Compensation and Benefit Plans. The Company
                            --------------------------------------
agrees to take all actions necessary to terminate any or all Company Employee Plans intended to constitute a Code Section 401(k) arrangement, and any other employee stock purchase plan and deferred compensation plan, effective at or immediately prior to the Closing Date, each as requested in writing by Parent no later than five (5) business days prior to the Closing Date.

              Section 4.13 Employee Benefits.
                           -----------------

              (a) As soon as administratively practicable following the Closing Date, Parent shall arrange for each participant in the Company Employee Plans (the "Company Participants") who becomes a Parent employee (or an employee of any Parent subsidiary or affiliate) after the Closing Date to be eligible to participate in the Parent Benefit Plans and to receive thereunder benefits that are generally equivalent in the aggregate to those received by Parent employees with similar positions and responsibilities and qualifications (which shall be determined by the Parent). To the extent Parent determines it necessary to provide continuity of benefits for the Company Participants, Parent shall continue one or more Company Employee Plans in lieu of providing benefits under corresponding Parent Benefit Plans. Each Company Participant shall, to the extent permitted by law, the plan governing the benefits and applicable tax qualification requirements, and subject to any applicable break in service or similar rule, receive credit for purposes of eligibility to participate in Parent Benefit Plans, satisfaction of allocation requirements applicable to matching contributions based upon salary deferral contributions on behalf of the Company Participant to a Parent Benefit Plan that is a Code Section 401(k) arrangement, and vesting under Parent Benefit Plans, for years of service with the Company (and its Subsidiaries and predecessors) prior to the Closing Date. Notwithstanding anything set forth above to the contrary, Parent shall arrange for continuing coverage for Company Participants beginning on the Closing Date.

              (b) Parent agrees that, from and after the Closing Date, the Company employees who become employees of Parent or any of its subsidiaries may participate in the employee stock purchase plan sponsored by Parent (the "Parent ESPP"), subject to the terms and conditions of the Parent ESPP, and that service with the Company shall be treated as service with Parent or its subsidiaries for determining eligibility of the Company's employees under the Parent ESPP.

              Section 4.14. Takeover Statutes. If any Takeover Statute or any
                            -----------------
similar statute, law, rule or regulation in any State of the United States (including under the DGCL or any other law of the State of Delaware) is or may become applicable to the Merger or any of the other transactions contemplated by this Agreement, the Company and the Company Board shall promptly grant such approvals and take such lawful actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement or by the Merger and otherwise take such lawful actions to eliminate or minimize the effects of such statute, law, rule or regulation, on such transactions.

              Section 4.15. Section 16 Matters. Prior to the Effective Time, the
                            ------------------
Company Board shall adopt a resolution consistent with the interpretative guidance of the SEC so that the assumption of Company Options held by Company Insiders pursuant to this Agreement and the receipt by Company Insiders of Parent Common Stock in exchange for Shares pursuant to the Merger, shall be exempt transactions for purposes of Section 16 of the Exchange Act. For purposes of this Section 4.15, a "Company Insider" is any officer or director of the Company who may become a covered person for purposes of Section 16 of the Exchange Act of Parent, if any.

                                    ARTICLE 5

                    CONDITIONS TO CONSUMMATION OF THE MERGER

              Section 5.1. Conditions to Each Party's Obligations to Effect the
                           ----------------------------------------------------
Merger. The respective obligations of each party hereto to effect the Merger are
------
subject to the satisfaction at or prior to the Effective Time of the following conditions:

              (a) the Company shall have obtained the Company Stockholder Approval, and Parent shall have obtained the Parent Shareholder Approval;

              (b) no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by any United States federal or state court or United States federal or state Governmental Entity that prohibits, restrains, enjoins or restricts the consummation of the Merger;

              (c) any waiting period applicable to the Merger under the HSR Act or any other material foreign, federal or state antitrust, competition or fair trade law shall have terminated or expired;

              (d) any governmental or regulatory notices, approvals or other requirements necessary to consummate the transactions contemplated hereby and to operate the Surviving Corporation after the Effective Time in all material respects as it was operated prior thereto (other than under the HSR Act or any other material foreign, federal or state antitrust, competition or fair trade law) shall have been given, obtained or complied with, as applicable except where the failure to be given, obtained or complied with shall not have a Material Adverse Effect on the Company or a Material Adverse Effect on the Parent;

              (e) the S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order;

              (f) no suspension in the trading of securities generally on Nasdaq or the New York Stock Exchange shall have occurred;

              (g) no general moratorium on commercial banking activities by either federal or state authorities shall have been declared; and

              (h) no material outbreak or escalation of hostilities, acts of terrorism or other domestic or international calamity, crisis or change in political, financial or economic conditions or other material event materially affecting financial markets in the United States shall have occurred.

              Section 5.2. Conditions to the Obligations of the Company. The
                           --------------------------------------------
obligation of the Company to effect the Merger is subject to the satisfaction at or prior to the Effective Time of the following conditions:

              (a) (i) each of the representations and warranties qualified by "Material Adverse Effect on Parent" shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, and (ii) each of the representations and warranties of Parent and Acquisition set forth in this Agreement and not qualified by "Material Adverse Effect on Parent", disregarding all qualifications and exceptions contained therein relating to materiality, shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent that such representations and warranties speak as of another date, in which case such representations and warranties shall be true and correct as of such other date), except where the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, have a Material Adverse Effect on Parent, and at the Closing, Parent and Acquisition shall have delivered to the Company a certificate to that effect, executed by two (2) executive officers of Parent and one executive officer of Acquisition;

              (b) the covenants and obligations of Parent and Acquisition to be performed at or before the Effective Time pursuant to the terms of this Agreement shall have been duly performed in all material respects at or before the Effective Time, and, at the Closing, Parent and Acquisition shall have delivered to the Company a certificate to that effect, executed by two (2) executive officers of Parent and one executive officer of Acquisition;

              (c) the shares of Parent Common Stock issuable to the Company's stockholders pursuant to this Agreement and such other shares required to be reserved for issuance in connection with the Merger shall have been approved for quotation on the Nasdaq National Market, upon official notice of issuance;

              (d) the Company shall have received a written opinion of Gibson, Dunn & Crutcher LLP, counsel to the Company, to the effect that (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, and (ii) each of Parent, Acquisition and the Company will be a party to the reorganization within the meaning of Section 368(b) of the Code, and such opinion shall not have been withdrawn; provided, however, that if Gibson, Dunn & Crutcher LLP, fails to deliver such opinion, then Holland & Knight LLP, counsel to Parent, may deliver such opinion in satisfaction of this closing condition; provided further, that any such opinion may rely on representations as such counsel reasonably deems appropriate and on typical assumptions. Parent, Acquisition, and the Company agree to provide to such counsel such representations as such counsel reasonably requests in connection with rendering such opinions;

              (e) subject to each of the disclosures in the Parent Disclosure Schedule, there shall have been no Material Adverse Effect on Parent.

              Section 5.3. Conditions to the Obligations of Parent and
                           -------------------------------------------
Acquisition. The respective obligations of Parent and Acquisition to effect the
-----------
Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions:

              (a) (i) each of the representations and warranties qualified as to materiality or by "Material Adverse Effect on the Company" shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, and (ii) each of the representations and warranties of the Company set forth in this Agreement and not so qualified by materiality or by "Material Adverse Effect on the Company", shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent that such representations and warranties speak as of another date, in which case such representations and warranties shall be true and correct as of such other date), and at the Closing, the Company shall have delivered to Parent and Acquisition a certificate to that effect, executed by two (2) executive officers of the Company;

              (b) each of the covenants and obligations of the Company to be performed at or before the Effective Time pursuant to the terms of this Agreement shall have been duly performed in all material respects at or before the Effective Time and, at the Closing, the Company shall have delivered to Parent and Acquisition a certificate to that effect, executed by two (2) executive officers of the Company;

              (c) subject to each of the disclosures in the Company Disclosure Schedule, there shall have been no Material Adverse Effect on the Company;

              (d) Parent shall have received a written opinion of Holland & Knight LLP, counsel to Parent, to the effect that (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, and (ii) each of Parent, Acquisition and the Company will be a party to the reorganization within the meaning of Section 368(b) of the Code, and such opinion shall not have been withdrawn; provided, however, that if Holland & Knight LLP fails to deliver such opinion, then Gibson, Dunn & Crutcher LLP, counsel to the Company, may deliver such opinion in satisfaction of this closing condition; provided further, that any such opinion may rely on representations as such counsel reasonably deems appropriate and on typical assumptions. Parent, Acquisition, and the Company agree to provide to such counsel such representations as such counsel reasonably requests in connection with rendering such opinions;

              (e) in connection with the compliance by Parent or Acquisition with any Applicable Law (including the HSR Act or any other material foreign, federal or state antitrust, competition or fair trade law), Parent shall not be
(i) required, or be construed to be required, to sell or divest any assets or business or to restrict any business operations, or (ii) prohibited from owning, and no limitation shall be imposed on Parent's ownership of, any portion of the Company's business or assets;

              (f) Parent shall have received unaudited financial statements of the Company, in a form similar to the Company's prior Quarterly Reports on Form 10-Q, as of and for the year ended December 28, 2003, (the "Unaudited Financial Statements");

              (g) Parent shall have received certificates from the Chief Executive Officer and the Chief Financial Officer of the Company, substantially in the form of the certificates included in the Company's most recent SEC filings under the Sarbanes-Oxley Act, certifying certain matters related to the Unaudited Financial Statements;

              (h) Each of Jeffrey A. Evans and Martin A. Kropelnicki shall have entered into a Lock-Up Agreement in the form attached as Exhibit E, pursuant to
                                                         ---------
which such individuals shall not, without the prior written consent of Parent, offer to sell, contract to sell, or otherwise sell, dispose of, loan, pledge or grant any rights with respect to shares of Parent Common Stock or any securities convertible or exchangeable for any shares of Parent Common Stock for a period of 90 days following the Closing Date. Following the expiration of such 90 day lock-up period, each of Messrs. Evans and Kropelnicki shall not, without the prior written consent of Parent, offer to sell or otherwise dispose of more than 40,000 shares of Parent Common stock per day for a period of 90 days; and

              (i) Each of Brenda C. Rhodes, Rita S. Hazell and Todd J. Kinion shall have entered into a Lock-Up Agreement in the form attached as Exhibit F,
                                                                    ---------
pursuant to which such individuals shall not, without the prior written consent of Parent, offer to sell or otherwise dispose of more than 40,000 shares of Parent Common Stock per day during the 180 days following the Closing Date.

                                    ARTICLE 6

                         TERMINATION; AMENDMENT; WAIVER

              Section 6.1. Termination. This Agreement may be terminated and the
                           -----------
Merger may be abandoned at any time prior to the Effective Time whether before or after approval and adoption of this Agreement by the Company's stockholders or Parent's shareholders:

              (a) by mutual written consent of Parent, Acquisition and the Company;

              (b) by Parent and Acquisition or the Company if:

                  (i) any court of competent jurisdiction in the United States or other United States federal or state Governmental Entity shall have issued a final order, decree or ruling, or taken any other final action, restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action is or shall have become nonappealable; or

                  (ii) the Merger has not been consummated by April 30, 2004 which date shall be extended to June 30, 2004 if the Merger shall not have been consummated as a result of a failure to satisfy the conditions set forth in
Section 5.1(c) (as appropriate, the "Final Date"); provided that no party may terminate this Agreement pursuant to this clause (ii) if such party's failure to fulfill any of its obligations under this Agreement shall have been a principal reason that the Effective Time shall not have occurred on or before said date; or

                  (iii) the Company shall have convened a Company Stockholders Meeting to vote upon the Merger and shall have failed to obtain the requisite vote of its stockholders at such meeting (including any adjournments thereof);

                  (iv) Parent shall have convened a Parent Shareholders Meeting to vote upon the Merger and shall have failed to obtain the requisite vote of its stockholders at such meeting (including any adjournments thereof); or

              (c) by the Company if:

                  (i) there shall have been a breach of any representation or warranty on the part of Parent or Acquisition set forth in this Agreement or if any representation or warranty of Parent or Acquisition shall have become untrue such that the conditions set forth in Section 5.2(a) would be incapable of being satisfied by the Final Date; or

                           (ii) there shall have been a material breach by
Parent or Acquisition of any of their respective covenants or agreements hereunder and Parent or Acquisition, as the case may be, has not cured such breach within twenty (20) business days after written notice by the Company thereof;

              (d) by Parent and Acquisition if:

                  (i) there shall have been a breach of any representation or warranty on the part of the Company set forth in this Agreement or if any representation or warranty of the Company shall have become untrue, such that the conditions set forth in Section 5.3(a) would be incapable of being satisfied by the Final Date; provided, however, that Parent shall not be entitled to terminate this Agreement pursuant to this Section 6.1(d)(i) as a result of the Company's breach of Section 2.28 if such breach could have been cured by the Company if Parent had consented to a commercially reasonable amendment or modification to the Financing Agreement and such consent was unreasonably withheld;

                  (ii) there shall have been a material breach by the Company of one or more of its covenants or agreements hereunder and the Company has not cured such breach within twenty (20) business days after written notice by Parent or Acquisition thereof; provided, however, that Parent shall not be entitled to terminate this Agreement pursuant to this Section 6.1(d)(ii) as a result of the Company's breach of Section 4.1(a)(xxii) if such breach could have been cured by the Company if Parent had consented to a commercially reasonable amendment or modification to the Financing Agreement and such consent was unreasonably withheld; or

                  (iii) the Fourth Quarter Revenues are less than Thirty Four Million Dollars ($34,000,000);

                  (iv) Between the date hereof and the Closing Date, the average of the closing sales prices of the

Parent Common Stock on the Nasdaq National Market shall have been less than $6.00 per share for fifteen (15) consecutive trading days.

               (e) by Parent and Acquisition, if the Company shall have:

                  (i) failed to make the Company Recommendation, failed to reconfirm the Company Recommendation (including publicly if requested) within three business days following the reasonable request of Parent to do so, or effected a Change in the Company Recommendation, whether or not permitted by the terms hereof; or

                  (ii) willfully and materially breached its obligations under
Section 4.3; or

                  (iii) failed to call the Company Stockholders Meeting or failed to prepare and mail to its stockholders the Joint Proxy Statement/ Prospectus in accordance with Section 4.2(b);

provided that if the Company sends a notice of its intention to terminate this Agreement pursuant to Section 6.1(c), the sending of such notice in and of itself shall not be deemed to be a breach or default by the Company that would permit Parent to terminate this Agreement pursuant to this Section 6.1(e).

               (f) by the Company, if Parent or Acquisition shall have:

                  (i) failed to make the Parent Recommendation, failed to reconfirm the Parent Recommendation within three business days following the reasonable request of the Company to do so, or effected a change in the Parent Recommendation, whether or not permitted by the terms hereof;

                 (ii) willfully and materially breached its obligations under
Section 4.2(c);

                 (iii) failed to call the Parent Shareholders Meeting or failed to prepare and mail to its shareholders the Joint Proxy Statement/Prospectus in accordance with Section 4.2;

provided that if Parent or Acquisition sends a notice of its intention to terminate this Agreement pursuant to Section 6.1(c), the sending of such notice in and of itself shall not be deemed to be a breach or default by Parent or Acquisition that would permit the Company to terminate this Agreement pursuant to this Section 6.1(f).

              Section 6.2. Effect of Termination. In the event of the
                           ---------------------
termination and abandonment of this Agreement pursuant to Section 6.1, this Agreement shall forthwith become void and have no effect without any liability on the part of any party hereto, or any of its affiliates, directors, officers or stockholders other than the provisions of this Section 6.2 and Sections 4.5(c) and 6.3 and all of Article 7 with the exception of Sections 7.8 and
Section 7.10 hereof. Nothing contained in this Section 6.2 shall relieve any party from liability for any breach of this Agreement prior to such termination.

              Section 6.3. Fees and Expenses.
                           -----------------

              (a) If this Agreement is terminated:

                 (i) pursuant to Section 6.1(e), Parent and Acquisition would suffer direct and substantial damages, which damages cannot be determined with reasonable certainty. To compensate Parent and Acquisition for such damages, the Company shall pay to Parent the amount of Two Million Dollars ($2,000,000) as liquidated damages within one (1) business day of the termination of this Agreement pursuant to Section 6.1(e). It is specifically agreed that the amount to be paid pursuant to this Section 6.3(a) represents liquidated damages and not a penalty.

                 (ii) pursuant to Section 6.1(e)(iii) and (I) at any time after the date of this Agreement and before the Company Stockholders Meeting, a Third Party Acquisition Proposal shall have been publicly announced or otherwise communicated to the stockholders of the Company and such proposal shall not have been publicly and unconditionally withdrawn at the time of the Company Stockholders Meeting and (II) prior to December 31, 2004 the Company or any Subsidiary enters into any definitive agreement with respect to any Third Party Acquisition Proposal and consummates such Third Party Acquisition Proposal at any time, then in addition to the amount payable pursuant to clause 6.3(a)(i) above, the Company shall pay to Parent and Acquisition an additional amount equal to the difference, if any, between three percent (3%) of the transaction value paid to the Company's stockholders in the Third Party Acquisition Proposal and $2,000,000.

                  (iii) Other than the payment of liquidated damages pursuant to the preceding sub-sections (i) and (ii), in no event shall Parent be entitled to compensation for any damages incurred by Parent as a result of the termination of this Agreement by the Company.

              (b) If this Agreement is terminated pursuant to Section 6.1(f), the Company would suffer direct and substantial damages, which damages cannot be determined with reasonable certainty. To compensate the Company for such damages, the Parent shall pay to the Company the amount of Two Million Dollars ($2,000,000) as liquidated damages (i) within one (1) business day of the termination of this Agreement pursuant to Section 6.1(f). It is specifically agreed that the amount to be paid pursuant to this Section 6.3(a) represents liquidated damages and not a penalty. Other than the payment of liquidated damages pursuant to the preceding sentence, in no event shall the Company be entitled to compensation for any damages incurred by the Company as a result of the termination of this Agreement by Parent, including, without limitation, termination of this Agreement by Parent pursuant to Section 6.1(d)(iii) or
Section 6.1(d)(iv).

              (c) Each party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby.

              (d) No fees and expenses pursuant to this Section 6.3 shall be payable by the Company to Parent in the event the stockholders of the Company fail to approve the transactions contemplated by this Agreement, provided that the Company Recommendation has been made and no Change in Company Recommendation has occurred, there has been no Third Party Acquisition Proposal announced, and provided, further, that the individuals who have signed Company Voting Agreements have complied with the terms thereof. No fees and expenses pursuant to this Section 6.3 shall be payable by Parent to the Company in the event the stockholders of Parent fail to approve the transactions contemplated by this Agreement, provided that the Parent Recommendation has been made and no change in the Parent Recommendation has occurred, and provided, further, that the individuals who have signed Parent Voting Agreements have complied with the terms thereof.

              Section 6.4. Amendment. This Agreement may be amended by action
                           ---------
taken by the Company, Parent and Acquisition at any time before or after approval of the Merger by the stockholders of the Company or Parent but after any such approval no amendment shall be made that requires the approval of such stockholders under Applicable Law without such approval. This Agreement (including, subject to Section 4.9, the Company Disclosure Schedule and the Parent Disclosure Schedule) may be amended only by an instrument in writing signed on behalf of the parties hereto.

              Section 6.5. Extension; Waiver. At any time prior to the Effective
                           -----------------
Time, each party hereto may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document certificate or writing delivered pursuant hereto, or (iii) waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of any party hereto to any such extension or waiver shall be valid only if set forth in an instrument, in writing, signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

                                    ARTICLE 7

                                  MISCELLANEOUS

              Section 7.1. Nonsurvival of Representations and Warranties. The
                           ---------------------------------------------
representations and warranties made herein shall not survive beyond the Effective Time or a termination of this Agreement. This Section 7.1 shall not limit any covenant or agreement of the parties hereto that by its terms requires performance after the Effective Time.

              Section 7.2. Entire Agreement; Assignment. This Agreement
                           ----------------------------
(including the Company Disclosure Schedule and the Parent Disclosure Schedule) and the Nondisclosure Agreement (a) constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all other prior and contemporaneous agreements and understandings both written and oral between the parties with respect to the subject matter hereof and (b) shall not be assigned by operation of law or otherwise; provided, however, that Acquisition may assign any or all of its rights and obligations under this Agreement to any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Acquisition of its obligations hereunder if such assignee does not perform such obligations.

              Section 7.3. Validity. If any provision of this Agreement or the
                           --------
application thereof to any person or circumstance is held invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and to such end the provisions of this Agreement are agreed to be severable.

              Section 7.4. Notices. All notices and other communications
                           -------
pursuant to this Agreement shall be in writing and shall be deemed given if delivered personally, sent by facsimile, sent by nationally-recognized overnight courier to the parties at the addresses set forth below or to such other address as the party to whom notice is to be given may have furnished to the other parties hereto in writing in accordance herewith. Any such notice or communication shall be deemed to have been delivered and received (A) in the case of personal delivery, on the date of such delivery, (B) in the case of facsimile, on the date sent if confirmation of receipt is received and such notice is also promptly mailed by registered or certified mail (return receipt requested), and (C) in the case of a nationally-recognized overnight courier in circumstances under which such courier guarantees next business day delivery, on the next business day after the date when sent:

              if to the Company: Hall, Kinion & Associates, Inc.
                                 75 Rowland Way, Suite 200
                                 Novato, California 94945
                                 Facsimile: (415) 878-0138
                                 Attention: Brenda C. Rhodes
                  with a copy to:    Gibson, Dunn & Crutcher LLP
                                     1881 Page Mill Road
                                     Palo Alto, California 94304
                                     Facsimile: (650) 849-5333
                                     Attention: Lawrence Calof

                  if to the Parent:  Kforce Inc.
                                     1001 East Palm Avenue
                                     Tampa, Florida  33605
                                     Facsimile: (813) 552-2493
                                     Attention: William L. Sanders

                  with a copy to::   Holland & Knight LLP
                                     100 North Tampa Street, Suite 4100
                                     Tampa, Florida 33602
                                     Facsimile: (813) 229-0134
                                     Attention: Robert J. Grammig

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

              Section 7.5.  Governing Law and Venue; Waiver of Jury Trial.
                            ---------------------------------------------

              (a) This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the law of the state of Delaware without regard to the conflict of law principles thereof. The parties hereby irrevocably and unconditionally submit to the exclusive jurisdiction of the courts of the Court of Chancery of Delaware and the Federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 7.4 or in such other manner as may be permitted by Applicable Law, shall be valid and sufficient service thereof.

              (b) The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity.

              (c) Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement or the transactions contemplated by this Agreement. Each party certifies and acknowledges that (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each such party understands and has considered the implications of this waiver, (iii) each such party makes this waiver voluntarily, and (iv) each such party has been induced to enter into this Agreement by, among other things, the waivers and certifications in this Section 7.5.

              Section 7.6. Descriptive Headings. The descriptive headings
                           --------------------
herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

              Section 7.7. Parties in Interest. This Agreement shall be binding
                           -------------------
upon and inure solely to the benefit of each party hereto and its successors and permitted assigns and, except as expressly provided herein, nothing in this Agreement is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement nor shall any such person be entitled to assert any claim hereunder. In no event shall this Agreement constitute a third party beneficiary contract.

              Section 7.8. Certain Definitions. For the purposes of this
                           -------------------
Agreement the term:

              (a) "affiliate" means (except as otherwise provided in Sections
2.22 and 4.10) a person that, directly or indirectly, through one or more intermediaries controls, is controlled by or is under common control with the first-mentioned person;

              (b) "Applicable Law" means, with respect to any person, any domestic or foreign, federal, state or local statute, law, ordinance, rule, regulation, order, writ, injunction, judgment, decree or other requirement of any Governmental Entity existing as of the date hereof or as of the Effective Time applicable to such person or any of its respective properties, assets, officers, directors, employees, consultants or agents;

              (c) "business day" means any day other than a day on which the Nasdaq National Market is closed;

              (d) "capital stock" means common stock, preferred stock, partnership interests, limited liability company interests or other ownership interests entitling the holder thereof to vote with respect to matters involving the issuer thereof;

              (e) "Company IP" means any Company Licensed IP or Company Owned
IP;

              (f) "Company Licensed IP" means any Intellectual Property that is owned by any person other than the Company or any Subsidiary and that is licensed to, used or distributed by the Company or any Subsidiary;

              (g) "Company Owned IP" means any Intellectual Property owned (in whole or in part) by the Company or any Subsidiary;

              (h) "Company Registered IP" means any Registered Intellectual Property owned (in whole or in part) by the Company or any Subsidiary;

              (i) "Fourth Quarter Revenues" shall mean the consolidated revenues of the Company for the quarter ended December 28, 2003 as calculated in accordance with United States generally accepted accounting principles and consistent with past practice.

              (j) "Intellectual Property" means any patent or patent applications, whether foreign, domestic or international (which terms shall be deemed to include certificates of invention, utility models and other equivalent rights, and applications for same), including without limitation all divisionals, continuations, continuations-in-part, extensions (including supplemental protection certificates), re-examinations, renewals and patents issuing and/or reissued with respect to any and all of the foregoing, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, trade dress, logos, designs, company and other business identifiers, and all goodwill of the business associated with the foregoing, and all rights of renewal and extension thereof, domain name, copyright (whether registered or unregistered), copyright application, mask work, mask work application, trade secret, know-how, customer list, franchise, system, computer software, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset;

              (k) "knowledge" or "known" means, with respect to any matter in question, the actual knowledge of such matter of (i) any member of the Board of Directors; or (ii) any employee or officer with responsibility for such matter in question; of the Company or any Subsidiary, or Parent or any of its subsidiaries as the case may be as listed on Exhibit G. Each of such persons
                                             ---------
shall be deemed to have actual knowledge of a particular fact, circumstance, event or other matter if (a) such fact, circumstance, event or other matter is reflected in one or more documents (whether written or electronic) in, or that have been in, such individual's possession, including personal files of such individual; or (b) such fact, circumstance, event or other matter is reflected in one or more documents (whether written or electronic) contained in books and records of the Company (in the case of knowledge of the Company) or Parent (in the case of knowledge of the Parent) that would reasonably be expected to be reviewed by an individual who has the duties and responsibilities of such individual in the customary performance of such duties and responsibilities;

              (l) "include" or "including" means "include, without limitation" or "including, without limitation," as the case may be, and the language following "include" or "including" shall not be deemed to set forth an exhaustive list;

              (m) "Lien" means any mortgage, lien, pledge, hypothecation, charge, security interest, encumbrance, equity, trust, equitable interest, claim, preference, right of possession, lease, tenancy, license, encroachment, covenant, infringement, interference, order, proxy, option, right of first refusal, preemptive right, community property interest, legend, defect, impediment, exception, reservation, limitation, impairment, imperfection of title, condition or restriction of any nature including any restriction on the transfer of any asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset; provided, however, that the term "Lien" shall not include (i) statutory liens for Taxes, which are not yet due and payable or are being contested in good faith by appropriate proceedings and disclosed in Section 2.14(d) of the Company Disclosure Schedule, (ii) statutory or common law liens to secure landlords, lessors or renters under leases or rental agreements confined to the premises rented, (iii) deposits or pledges made in connection with, or to secure payment of, workers' compensation, unemployment insurance, old age pension or other social security programs mandated under Applicable Law, (iv) statutory or common law liens in favor of carriers, warehousemen, mechanics and materialmen to secure claims for labor, materials or supplies and other like liens, and (v) restrictions on transfer of securities imposed by applicable state and federal securities laws;

              (n) "Material Adverse Effect on the Company" means any circumstance, change in, or effect on the Company and its Subsidiaries, taken as a whole, that is, or is reasonably likely in the future to be, materially adverse to the financial condition, earnings, results of operations, assets or liabilities (including contingent liabilities), the business or operations (financial or otherwise), or long-term prospects, of the Company or its Subsidiaries, or on the ability of the Company to perform its obligations hereunder, excluding any such circumstance, change or effect to the extent resulting from or arising in connection with (i) any litigation brought or threatened by stockholders of the Company (whether on behalf of the Company or otherwise) in respect of the announcement of this Agreement or the consummation of the Merger, or (ii) any disruption of customer, business partner, supplier or employee relationships that resulted from the announcement of this Agreement or the consummation of the Merger, to the extent so attributable; provided, that any reduction in the market price or trading volume of the Company's publicly traded common stock shall not be deemed to constitute a Material Adverse Effect on the Company (it being understood that the foregoing shall not prevent Parent from asserting that any underlying cause of such reduction independently constitutes such a Material Adverse Effect on the Company); notwithstanding the above, (x) any adverse circumstance or adverse change to the Company's and its Subsidiaries' consolidated financial condition, earnings, results of operations, assets or liabilities to the Company's and its Subsidiaries' consolidated financial condition, earnings, results of operations, assets or liabilities in the amount of Two Million Dollars ($2,000,000) individually or in the aggregate or (y) any breach of the representations set forth in Section 2.28, shall be considered to be a Material Adverse Effect on the Company; provided, however, that if Parent shall have unreasonably withheld consent to any commercially reasonable amendment or modification to the Financing Agreement that would cure any breach by the Company of Section 2.28 of this Agreement or the covenant contained in Section 4.1(a)(xxiii) of this Agreement, such breach shall not be considered a Material Adverse Effect on the Company.

              (o) "Material Adverse Effect on Parent" means any circumstance, change in, or effect on Parent or its subsidiaries, that is, or is reasonably likely in the future to be, materially adverse to the financial condition, earnings, results of operations, assets or liabilities (including contingent liabilities), the business or operations (financial or otherwise), or long-term prospects, of Parent and its subsidiaries, taken as a whole, or on the ability of the Parent to perform its obligations hereunder, excluding any such circumstance, change or effect to the extent resulting from or arising in connection with (i) any litigation brought or threatened by stockholder of the Parent (whether on behalf of the Parent or otherwise) in respect of the announcement of this Agreement or the consummation of the Merger, or (ii) any disruption of customer, business partner, supplier or employee relationships that resulted from the announcement of this Agreement or the consummation of the Merger, to the extent so attributable; provided, that any reduction in the market price or trading volume of Parent's publicly traded common stock shall not be deemed to constitute a Material Adverse Effect on Parent (it being understood that the foregoing shall not prevent the Company from asserting that any underlying cause of such reduction independently constitutes such a Material Adverse Effect on Parent); notwithstanding the above, any adverse circumstance or change to Parent's and its subsidiaries' consolidated financial condition, earnings, results of operations, assets or liabilities in the amount of Six Million Dollars ($6,000,000) shall be considered to be a Material Adverse Effect on Parent;

              (p) "person" means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization or other legal entity including any Governmental Entity;

              (q) "Proceeding" means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding and any informal proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Entity or any arbitrator or arbitration panel;

              (r) "Qualifying Amendment" means an amendment or supplement to the Joint Proxy Statement/Prospectus or S-4 (including by incorporation by reference) to the extent it contains (a) a Change in the Company Recommendation,
(b) a statement of the reasons of Company Board for making such Change in the Company Recommendation, and (c) additional information reasonably related to the foregoing; and

              (s) "Registered Intellectual Property" means all United States, international and foreign: (i) patents, including applications therefor; (ii) registered trademarks, applications to register trademarks, including intent-to-use applications, or other registrations or applications related to trademarks;
(iii) copyright registrations and applications to register copyrights; and (iv) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any state, government or other public legal authority at any time.

              Section  7.9.  Personal  Liability.  This  Agreement  shall not
                             -------------------
create or be deemed to create or permit any personal liability or obligation on the part of any direct or indirect stockholder of the Company or Parent or Acquisition or any officer, director, employee, agent, representative or investor of any party hereto.

              Section 7.10. Specific Performance. The parties hereby acknowledge
                            --------------------
and agree that the failure of any party to perform its agreements and covenants hereunder, including its failure to take all actions as are necessary on its part to the consummation of the Merger, will cause irreparable injury to the other parties, for which damages, even if available, will not be an adequate remedy. Accordingly, each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such party's obligations and to the granting by any court of the remedy of specific performance of its obligations hereunder; provided, however, that if a party hereto receives all payments and reimbursements of expenses to which it is entitled pursuant to Section 6.3(a), (b) or (c) it shall not be entitled to specific performance to compel the consummation of the Merger.

              Section 7.11. Counterparts. This Agreement may be executed in
                            ------------
one or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

              Section 7.12. Closing Financial Statements. After the Closing
                            ----------------------------
Date, the Company's Chief Financial Officer shall assist Parent in the preparation of and shall certify (in a manner consistent with past practice) to any financial statements, including audited financial statements, of the Company for the periods ending (a) on December 28, 2003 and (b) on the Closing Date, as may be reasonably requested by Parent.

                  (Remainder of page intentionally left blank)

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

                             KFORCE INC., a Florida corporation

                             By: /s/ David L. Dunkel
                                 ---------------------------
                             Name:   David L. Dunkel
                                  --------------------------
                             Title:  Chief Executive Officer
                                   -------------------------


                             HALL, KINION & ASSOCIATES, INC., a
                             Delaware corporation


                             By: /s/ Brenda C. Rhodes
                                 ----------------------------------------
                             Name:   Brenda C. Rhodes
                                   --------------------------------------
                             Title:  Chief Executive Officer and Chairman
                                     ------------------------------------
                             of the Board
                             --------------------------------------------


                             NOVATO ACQUISITION CORPORATION,
                             a Delaware corporation


                             By: /s/ David L. Dunkel
                                 ---------------------------------------
                             Name:   David L. Dunkel
                                   -------------------------------------
                             Title:  Chief Executive Officer, President,
                                     -----------------------------------
                             Secretary and Treasurer
                             -------------------------------------------

                {Signature Page to Agreement and Plan of Merger}

                                                                       EXHIBIT A

                                 FORM OF COMPANY
                                IRREVOCABLE PROXY
                                       AND
                                VOTING AGREEMENT

         THIS IRREVOCABLE PROXY AND VOTING AGREEMENT (this "Agreement"), dated as of December 2, 2003, is entered into by and between Kforce Inc., a Florida corporation ("Parent"), and Novato Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Parent ("Acquisition"), on the one hand, and _________________ ("Stockholder") on the other hand, and, with respect to Section 8(j) only, Hall, Kinion & Associates, Inc., a Delaware corporation (the "Company").

                                    RECITALS

         WHEREAS, concurrently herewith, Parent, Acquisition, and the Company have entered into an Agreement and Plan of Merger, of even date herewith (as such agreement may hereafter be amended from time to time in conformity with the provisions thereof, the "Merger Agreement"), pursuant to which Acquisition will merge with and into the Company and the Company shall be the surviving corporation and become a wholly-owned subsidiary of Parent (the "Merger");

         WHEREAS, Stockholder is the beneficial owner (as defined below) of ____________ (_________) shares of common stock, $0.001 par value per share, of the Company (such shares, together with all other shares of capital stock or other voting securities of the Company with respect to which the Stockholder has beneficial ownership as of the date of this Agreement, and any shares of capital stock or other voting securities of the Company, beneficial ownership of which is directly or indirectly acquired after the date hereof, including, without limitation, shares received pursuant to any stock splits, stock dividends or distributions, shares acquired by purchase or upon the exercise, conversion or exchange of any option, warrant or convertible security or otherwise, and shares or any voting securities of the Company received pursuant to any change in the capital stock of the Company by reason of any recapitalization, merger, reorganization, consolidation, combination, exchange of shares or the like, are referred to herein as the "Stockholder Shares"); and

         WHEREAS, as an inducement and a condition to entering into the Merger Agreement, Parent and Acquisition have requested that Stockholder agree, and Stockholder has agreed, to enter into this Agreement.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Definitions. For the purposes of this Agreement, terms not defined
            -----------
herein but used herein and defined in the Merger Agreement shall have the meanings set forth in the Merger Agreement, unless the context clearly indicates otherwise.

         2. Disclosure. Stockholder hereby agrees to permit the Company and
            ----------
Parent to publish and disclose in the S-4 Registration Statement and the Proxy Statement (including all documents and schedules filed with the SEC), and any press release or other disclosure document which Parent and the Company reasonably determine to be necessary or desirable in connection with the Merger and any transactions related thereto, Stockholder's identity and ownership of the Stockholder Shares and the nature of Stockholder's commitments, arrangements and understandings under this Agreement.

         3. Voting Agreement. Stockholder hereby irrevocably agrees with Parent
            ----------------
and Acquisition that during the period commencing on the date hereof and continuing until the first to occur of (a) the Effective Time or (b) the termination of the Merger Agreement in accordance with its terms (the "Termination Date"), at any meeting of the Company's stockholders, however called, or in connection with any written consent of the Company's Stockholders, Stockholder shall appear at each such meeting, in person or by proxy, or otherwise cause all Stockholder Shares then outstanding to be counted as present thereat for purposes of establishing a quorum, and Stockholder shall vote, or cause to be voted (or in connection with any written consent of the Company's stockholders, act, or cause to be acted, by written consent) with respect to all Stockholder Shares that Stockholder is entitled to vote or as to which Stockholder has the right to direct the voting, as of the relevant record date,
(i) in favor of approval of the Merger Agreement and the transactions contemplated thereby; (ii) against any proposal that is intended to, or is reasonably likely to result in any of the conditions of the Parent's or Acquisition's obligations under the Merger Agreement not being fulfilled; (iii) against any action or agreement that would result in a breach in any respect of any covenant, representation or warranty, or any other obligation or agreement, of the Company under the Merger Agreement or Stockholder under this Agreement; and (iv) against (A) any Third Party Acquisition Proposal (as defined in the Merger Agreement), or (B) the election of a group of individuals to replace a majority or more of the individuals presently on the Company Board; provided that if one or more individuals presently on the Company Board withdraws his or her nomination for reelection at any meeting of stockholders for the election of directors, Stockholder may vote for a replacement director nominated by the Company Board for such individual(s). The Stockholder agrees that the obligations under this Agreement are unconditional and will remain in full force and effect notwithstanding that the Company Board may have withdrawn or amended its recommendation and approval of the Merger. Further, the Stockholder will not enter into any agreement or understanding with any Person the effect of which would be inconsistent with or violative of any provision contained in this
Section 3.

         4. Irrevocable Proxy.
            -----------------

            (a) Stockholder hereby irrevocably constitutes and appoints Parent, which shall act by and through William L. Sanders, Howard W. Sutter, and Derrell E. Hunter (each, a "Proxy Holder"), or any of them, with full power of substitution, its true and lawful proxy and attorney-in-fact to vote at any meeting (and any adjournment or postponement thereof) of the Company's stockholders called for purposes of considering whether to approve the Merger Agreement and transactions contemplated thereby, any Third Party Acquisition Proposal or any other transaction

                                  Exhibit A - 2
 described in Section 3 hereof, or to execute a written consent of stockholders in lieu of any such meeting (if so permitted), all Stockholder Shares held by Stockholder of record as of the relevant record date in favor of the approval of the Merger Agreement and transactions contemplated thereby and against any Third Party Acquisition Proposal or any other action described in Section 3(iv)(B) hereof.

              (b) The proxy and power of attorney granted herein shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke all prior proxies granted by Stockholder which conflicts with the proxy granted herein. Stockholder shall not grant any proxy to any person which conflicts with the proxy granted herein, and any attempt to do so shall be void. The power of attorney granted herein is a durable power of attorney and shall survive the death or incapacity of Stockholder.

              (c) If Stockholder fails for any reason to vote his, her or its Stockholder Shares as required by Section 3 hereof, then the Proxy Holder shall have the right to vote the Stockholder Shares at any meeting of the Company's stockholders and in any action by written consent of the Company's stockholders in accordance with this Section 4. The vote of a Proxy Holder shall control in any conflict between a vote of such Stockholder Shares by a Proxy Holder and a vote of such Stockholder Shares by Stockholder with respect to the matters set forth in Section 4(a) hereof.

         5. Director and Officer Matters Excluded. Parent and Acquisition
            -------------------------------------
acknowledge and agree that no provision of this Agreement shall limit or otherwise restrict Stockholder with respect to any act or omission that Stockholder may undertake or authorize in Stockholder's capacity as a director or officer of the Company, including, without limitation, any vote that Stockholder may make as a director or officer of the Company with respect to any matter presented to the Company Board.

         6. Other Covenants, Representations and Warranties. Stockholder hereby
            -----------------------------------------------
represents and warrants to, and covenants with, Parent and Acquisition as follows:

              (a) Title to Stockholder Shares. Stockholder is the beneficial
                  ---------------------------
owner (as defined in Rule 13(d)(3) promulgated under the Exchange Act, "beneficial owner") of all the Stockholder Shares. Except as set forth in Annex 1, attached hereto, Stockholder has sole voting power and the sole power of disposition with respect to all of the Stockholder Shares outstanding on the date hereof, and will have sole voting power and sole power of disposition with respect to all of the Stockholder Shares acquired by such Stockholder after the date hereof upon the exercise, conversion or exchange of any option, warrant or convertible security owned or held by Stockholder as of the date hereof, with no limitations, qualifications or restrictions on such rights. Stockholder is the sole record holder (as reflected in the records maintained by the Company's transfer agent) of the Stockholder Shares outstanding on the date hereof.

              (b) Power; Binding Agreement. Stockholder has and will have the
                  ------------------------
legal capacity, power and authority to enter into and perform all of Stockholder's obligations under this Agreement. The execution, delivery and performance of this Agreement by Stockholder will not violate any agreement or court order to which Stockholder is a party or is subject, including, without limitation, any voting agreement or voting trust. This Agreement has been duly and

                                  Exhibit A - 3
validly executed and delivered by Stockholder and constitutes a valid and binding agreement of Stockholder, enforceable against Stockholder in accordance with its terms.

              (c) Restriction on Transfer, Proxies and Non-Interference; Stop
                  -----------------------------------------------------------
Transfer. Except as expressly contemplated by this Agreement, during the term of
--------
this Agreement, Stockholder shall not, directly or indirectly: (i) offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to, or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of the Stockholder Shares or any interest therein; (ii) grant any proxies or powers of attorney with respect to any Stockholder Shares which conflicts with Section 4(a) hereof and the proxy granted herein or deposit any Stockholder Shares into a voting trust or enter into a voting agreement with respect to any Stockholder Shares; or (iii) take any action that would make any representation or warranty of Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling Stockholder from performing any of Stockholder's obligations under this Agreement. Stockholder further agrees with and covenants to Parent that Stockholder shall not request that the Company register the transfer of any certificate or uncertificated interest representing any of the Stockholder Shares, unless such transfer is made in compliance with this Agreement. Stockholder agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate "stop transfer" instructions to its transfer agent.

              (d) No Consents. To his, her or its knowledge, the execution and
                  -----------
delivery of this Agreement by Stockholder does not, and the performance by Stockholder of his, her or its obligations hereunder will not, require Stockholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Entity. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which Stockholder is a trustee whose consent is required for the execution and delivery of this Agreement or the consummation by Stockholder of the transactions contemplated hereby. If Stockholder is married and Stockholder's Shares constitute community property, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, Stockholder's spouse, enforceable against such person in accordance with its terms.

              (e) Notification of Parent. Stockholder hereby agrees, while this
                  ----------------------
Agreement is in effect, to notify Parent and Acquisition promptly of the number of any additional shares of capital stock and the number and type of any other voting securities of the Company acquired by such Stockholder, if any, after the date hereof.

              (f) Reliance by Parent and Acquisition. Stockholder understands
                  ----------------------------------
and acknowledges that Parent and Acquisition are entering into the Merger Agreement in reliance upon Stockholder's execution and delivery of this Agreement.

              (g) Sophistication. Stockholder acknowledges being an informed and
                  --------------
sophisticated investor and, together with Stockholder's advisors, has undertaken such investigation as they have deemed necessary, including the review of the Merger Agreement and this Agreement, to enable the Stockholder to make an informed and intelligent decision with respect to the Merger Agreement and this Agreement and the transactions contemplated thereby and hereby.

                                  Exhibit A - 4

        (h) Permitted Transfers. Notwithstanding Section 6(c), Stockholder shall have the right to (A) transfer Stockholder Shares to (1) any Family Member; (2) the trustee or trustees of a trust for the benefit of Stockholder and/or one or more Family Members; (3) a partnership of which Stockholder and/or Family Members owns a majority of the partnership interests; (4) a limited liability company of which Stockholder and/or any Family Members owns a majority of the membership interests; (5) the executor, administrator or personal representative of the estate of Stockholder; "Family Member" means Stockholder's spouse, father, mother, issue (if living with Stockholder), brother or sister. Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Stockholder's Shares and shall be binding upon any Person to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including without limitation, Stockholder's heirs, guardians, administrators or successors. Notwithstanding anything to the contrary in this
Section 6(h), Stockholder acknowledges and agrees that any transfer permitted by this Section 6(h) will not be effective until the transferee agrees in writing to be bound by the terms of this Agreement. Notwithstanding any such transfer of Shares, the transferor shall remain liable for the performance of all obligations under this Agreement.

        (i) No Encumbrances. Except as applicable in connection with the transactions contemplated by Section 3 and 4 hereof and except as set forth in
Schedule 6(i) attached hereto, the Stockholder's Shares at all times during the term hereof will be beneficially owned by Stockholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever.

        (j) No Conflicts. None of the execution and delivery of this Agreement by Stockholder, the consummation by Stockholder of the transactions contemplated hereby or compliance by the Stockholder with any of the provisions hereof (A) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which Stockholder is a party or by which Stockholder or any of his or her properties or assets may be bound, or (B) violate any order, writ injunction, decree, judgment, order, statute, rule or regulation applicable to Stockholder or any of his or her properties or assets.

     7. Termination. The voting agreement and irrevocable proxy granted pursuant to Sections 3 and 4 hereof shall terminate immediately upon the earlier to occur of (a) the Termination Date and (b) the Effective Time.

     8. Miscellaneous.

        (a) Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

        (b) Assignment. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other party, and any attempted assignment in

                                  Exhibit A - 5
violation hereof shall be void; provided, however, that Parent may, in its sole discretion, assign its rights and obligations hereunder to any direct or indirect wholly-owned subsidiary of Parent.

        (c) Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the parties hereto.

        (d) Notices. All notices and other communications pursuant to this Agreement shall be in writing and shall be deemed given if delivered personally, sent by facsimile, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the addresses set forth below or to such other address as the party to whom notice is to be given may have furnished to the other parties hereto in writing in accordance herewith. Any such notice or communication shall be deemed to have been delivered and received (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of facsimile, on the date sent if confirmation of receipt is received and such notice is also promptly mailed by registered or certified mail (return receipt requested), (iii) in the case of a nationally-recognized overnight courier in circumstances under which such courier guarantees next business day delivery, on the next business day after the date when sent, and (iv) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted:

        if to Parent or Acquisition:   Kforce Inc.
                                       1001 East Palm Avenue
                                       Tampa, FL 33605
                                       Facsimile: (813) 552-3211
                                       Attention: William L. Sanders

        with a copy to:                Holland & Knight LLP
                                       100 North Tampa Street
                                       Suite 4100
                                       Tampa, FL 33602
                                       Facsimile:  (813) 229-0134
                                       Attention:  Robert J. Grammig

        if to Stockholder, to:         such address for Stockholder as set forth
                                       on the signature page hereto

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

        (e) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

                                  Exhibit A - 6

        (f) No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

        (g) Governing Law; Venue; Specific Performance; Waiver of Jury Trial. This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the laws of the State of Delaware without regard to the conflict of law principles thereof. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware state or federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 8(d) hereof or in such other manner as may be permitted by applicable law, shall be valid and sufficient service thereof.

        All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any such rights, powers or remedies by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

        The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the State of Delaware and the Federal courts of the United States of America located in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity.

        Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement or the transactions contemplated by this Agreement. Each party certifies and acknowledges that (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of

                                  Exhibit A - 7
litigation, seek to enforce the foregoing waiver, (ii) each such party understands and has considered the implications of this waiver, (iii) each such party makes this waiver voluntarily, and (iv) each such party has been induced to enter into this Agreement by, among other things, the waivers and certifications in this Section 8(g).

        (h) Counterparts. This Agreement may be executed by facsimile and in one or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

        (i) Further Assurances. At the request of any party to another party or parties to this Agreement, such other party or parties shall execute and deliver such instruments or documents to evidence or further effectuate (but not to enlarge) the respective rights and obligations of the parties and to evidence and effectuate any termination of this Agreement.

        (j) Company Stop Transfer Agreement. The Company hereby acknowledges the restrictions on transfer of the Stockholder Shares contained in Section 6(c) hereof. The Company agrees not to register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any Stockholder Shares, unless such transfer is made pursuant to and in compliance with this Agreement. The Company further agrees to instruct its transfer agent (the "Transfer Agent") not to transfer any certificate or uncertificated interest representing any Stockholder Shares, until (i) the Transfer Agent has received Parent's consent to such a transfer, or (ii) this Agreement has been terminated pursuant to Section 7 hereof.

        (k) No Third Party Beneficiaries. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

        (l) Description Headings. The description headings used herein are for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

                  (Remainder of page intentionally left blank)

                                  Exhibit A - 8

         IN WITNESS WHEREOF, Parent, Acquisition and Stockholder have caused this Agreement to be duly executed as of the day and year first above written.

                                       KFORCE INC.

                                       By:--------------------------------------
                                            Name:
                                            Title:

                                       NOVATO ACQUISITION CORPORATION

                                       By:--------------------------------------
                                          Name:
                                          Title:


                                       STOCKHOLDER:


                                       _________________________________________
                                       Name:____________________________________
                                       Title:___________________________________
                                       Address:_________________________________
                                       _________________________________________



                                       SPOUSE OF STOCKHOLDER (IF APPLICABLE):

                                       _________________________________________
                                       Name:____________________________________
                                       Address:_________________________________
                                       _________________________________________

ACKNOWLEDGED AND AGREED TO
(with respect to Section 8(j)):

HALL, KINION & ASSOCIATES, INC.

By:   ______________________________
      Name:
      Title:

                                  Exhibit A - 9

                                                                       EXHIBIT B

                                 FORM OF PARENT

                                IRREVOCABLE PROXY
                                       AND
                                VOTING AGREEMENT

     THIS IRREVOCABLE PROXY AND VOTING AGREEMENT (this "Agreement"), dated as of December 2, 2003, is entered into by and between Hall, Kinion & Associates, Inc., a Delaware corporation (the "Company"), on the one hand, and _________________ ("Shareholder") on the other hand, and, with respect to
Section 8(j) only, Kforce Inc., a Florida corporation (the "Parent").

                                    RECITALS

     WHEREAS, concurrently herewith, Parent, Novato Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of the Parent ("Acquisition"), and the Company have entered into an Agreement and Plan of Merger, of even date herewith (as such agreement may hereafter be amended from time to time in conformity with the provisions thereof, the "Merger Agreement"), pursuant to which Acquisition will merge with and into the Company and the Company shall be the surviving corporation and become a wholly-owned subsidiary of Parent (the "Merger");

     WHEREAS, Shareholder is the beneficial owner (as defined below) of ____________ (_________) shares of common stock, $0.01 par value per share, of Parent (such shares, together with all other shares of capital stock or other voting securities of Parent with respect to which the Shareholder has beneficial ownership as of the date of this Agreement, and any shares of capital stock or other voting securities of Parent, beneficial ownership of which is directly or indirectly acquired after the date hereof, including, without limitation, shares received pursuant to any stock splits, stock dividends or distributions, shares acquired by purchase or upon the exercise, conversion or exchange of any option, warrant or convertible security or otherwise, and shares or any voting securities of Parent received pursuant to any change in the capital stock of Parent by reason of any recapitalization, merger, reorganization, consolidation, combination, exchange of shares or the like, are referred to herein as the "Shareholder Shares"); and

     WHEREAS, as an inducement and a condition to entering into the Merger Agreement, the Company has requested that Shareholder agree, and Shareholder has agreed, to enter into this Agreement.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Definitions. For the purposes of this Agreement, terms not defined herein but used herein and defined in the Merger Agreement shall have the meanings set forth in the Merger Agreement, unless the context clearly indicates otherwise.

     2. Disclosure. Shareholder hereby agrees to permit the Company and Parent to publish and disclose in the S-4 Registration Statement and the Proxy Statement (including all documents and schedules filed with the SEC), and any press release or other disclosure document which Parent and the Company reasonably determine to be necessary or desirable in connection with the Merger and any transactions related thereto, Shareholder's identity and ownership of the Shareholder Shares and the nature of Shareholder's commitments, arrangements and understandings under this Agreement.

     3. Voting Agreement. Shareholder hereby irrevocably agrees with the Company that during the period commencing on the date hereof and continuing until the first to occur of (a) the Effective Time or (b) the termination of the Merger Agreement in accordance with its terms (the "Termination Date"), at any meeting of Parent's shareholders, however called, or in connection with any written consent of the Parent's shareholders, Shareholder shall appear at each such meeting, in person or by proxy, or otherwise cause all Shareholder Shares then outstanding to be counted as present thereat for purposes of establishing a quorum, and Shareholder shall vote, or cause to be voted (or in connection with any written consent of the Parent's shareholders, act, or cause to be acted, by written consent) with respect to all Shareholder Shares that Shareholder is entitled to vote or as to which Shareholder has the right to direct the voting, as of the relevant record date, (i) in favor of approval of the Merger Agreement and the transactions contemplated thereby; (ii) against any proposal that is intended to, or is reasonably likely to result in any of the conditions of the Company's obligations under the Merger Agreement not being fulfilled; (iii) against any action or agreement that would result in a breach in any respect of any covenant, representation or warranty, or any other obligation or agreement, of the Parent or Acquisition under the Merger Agreement or Shareholder under this Agreement; and (iv) against the election of a group of individuals to replace a majority or more of the individuals presently on the Parent Board; provided that if one or more individuals presently on the Parent Board withdraws his or her nomination for reelection at any meeting of shareholders for the election of directors, Shareholder may vote for a replacement director nominated by the Parent Board for such individual(s). The Shareholder agrees that the obligations under this Agreement are unconditional and will remain in full force and effect notwithstanding that the Parent Board may have withdrawn or amended its recommendation and approval of the Merger. Further, the Shareholder will not enter into any agreement or understanding with any Person the effect of which would be inconsistent with or violative of any provision contained in this
Section 3.

     4. Irrevocable Proxy.

        (a) Shareholder hereby irrevocably constitutes and appoints the Company, which shall act by and through Brenda C. Rhodes and Martin A. Kropelnicki (each, a "Proxy Holder"), or either of them, with full power of substitution, its true and lawful proxy and attorney-in-fact to vote at any meeting (and any adjournment or postponement thereof) of the Parent's shareholders called for purposes of considering whether to approve the Merger Agreement and transactions contemplated thereby or any other transaction described in Section 3 hereof, or to

                                  Exhibit B - 2
execute a written consent of shareholders in lieu of any such meeting (if so permitted), all Shareholder Shares held by Shareholder of record as of the relevant record date in favor of the approval of the Merger Agreement and transactions contemplated thereby and against the election of a group of individuals to replace the majority or more of the individuals presently on the Parent Board as more fully described in Section 3(iv) hereof.

        (b) The proxy and power of attorney granted herein shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke all prior proxies granted by Shareholder which conflicts with the proxy granted herein. Shareholder shall not grant any proxy to any person which conflicts with the proxy granted herein, and any attempt to do so shall be void. The power of attorney granted herein is a durable power of attorney and shall survive the death or incapacity of Shareholder.

        (c) If Shareholder fails for any reason to vote his, her or its Shareholder Shares as required by Section 3 hereof, then the Proxy Holder shall have the right to vote the Shareholder Shares at any meeting of Parent's shareholders and in any action by written consent of the Company's shareholders in accordance with this Section 4. The vote of a Proxy Holder shall control in any conflict between a vote of such Shareholder Shares by a Proxy Holder and a vote of such Shareholder Shares by Shareholder with respect to the matters set forth in Section 4(a) hereof.

     5. Director and Officer Matters Excluded. The Company acknowledges and agrees that no provision of this Agreement shall limit or otherwise restrict Shareholder with respect to any act or omission that Shareholder may undertake or authorize in Shareholder's capacity as a director or officer of Parent or Acquisition, including, without limitation, any vote that Shareholder may make as a director or officer of Parent or Acquisition with respect to any matter presented to the Parent Board or the Board of Directors of Acquisition.

     6. Other Covenants, Representations and Warranties. Shareholder hereby represents and warrants to, and covenants with, the Company as follows:

        (a) Title to Shareholder Shares. Shareholder is the beneficial owner (as defined in Rule 13(d)(3) promulgated under the Exchange Act, "beneficial owner") of all the Shareholder Shares. Except as set forth in Annex 1, attached hereto, Shareholder has sole voting power and the sole power of disposition with respect to all of the Shareholder Shares outstanding on the date hereof, and will have sole voting power and sole power of disposition with respect to all of the Shareholder Shares acquired by such Shareholder after the date hereof upon the exercise, conversion or exchange of any option, warrant or convertible security owned or held by Shareholder as of the date hereof, with no limitations, qualifications or restrictions on such rights. Shareholder is the sole record holder (as reflected in the records maintained by Parent's transfer agent) of the Shareholder Shares outstanding on the date hereof.

        (b) Power; Binding Agreement. Shareholder has and will have the legal capacity, power and authority to enter into and perform all of Shareholder's obligations under this Agreement. The execution, delivery and performance of this Agreement by Shareholder will not violate any agreement or court order to which Shareholder is a party or is subject, including, without limitation, any voting agreement or voting trust. This Agreement has been duly and

                                  Exhibit B - 3
validly executed and delivered by Shareholder and constitutes a valid and binding agreement of Shareholder, enforceable against Shareholder in accordance with its terms.

          (c) Restriction on Transfer, Proxies and Non-Interference; Stop Transfer. Except as expressly contemplated by this Agreement, during the term of this Agreement, Shareholder shall not, directly or indirectly: (i) offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to, or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of the Shareholder Shares or any interest therein; (ii) grant any proxies or powers of attorney with respect to any Shareholder Shares which conflicts with Section 4(a) hereof and the proxy granted herein or deposit any Shareholder Shares into a voting trust or enter into a voting agreement with respect to any Shareholder Shares; or (iii) take any action that would make any representation or warranty of Shareholder contained herein untrue or incorrect or have the effect of preventing or disabling Shareholder from performing any of Shareholder's obligations under this Agreement. Shareholder further agrees with and covenants to the Company that Shareholder shall not request that Parent register the transfer of any certificate or uncertificated interest representing any of the Shareholder Shares, unless such transfer is made in compliance with this Agreement. Shareholder agrees that, in order to ensure compliance with the restrictions referred to herein, Parent may issue appropriate "stop transfer" instructions to its transfer agent.

          (d) No Consents. To his, her or its knowledge, the execution and delivery of this Agreement by Shareholder does not, and the performance by Shareholder of his, her or its obligations hereunder will not, require Shareholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Entity. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which Shareholder is a trustee whose consent is required for the execution and delivery of this Agreement or the consummation by Shareholder of the transactions contemplated hereby. If Shareholder is married and Shareholder's Shares constitute community property, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, Shareholder's spouse, enforceable against such person in accordance with its terms.

          (e) Notification of the Company. Shareholder hereby agrees, while this Agreement is in effect, to notify the Company promptly of the number of any additional shares of capital stock and the number and type of any other voting securities of Parent acquired by such Shareholder, if any, after the date hereof.

          (f) Reliance by the Company. Shareholder understands and acknowledges that the Company is entering into the Merger Agreement in reliance upon Shareholder's execution and delivery of this Agreement.

          (g) Sophistication. Shareholder acknowledges being an informed and sophisticated investor and, together with Shareholder's advisors, has undertaken such investigation as they have deemed necessary, including the review of the Merger Agreement and this Agreement, to enable the Shareholder to make an informed and intelligent decision with respect to the Merger Agreement and this Agreement and the transactions contemplated thereby and hereby.

                                  Exhibit B - 4

          (h) Permitted Transfers. Notwithstanding Section 6(c), Shareholder shall have the right to (A) transfer Shareholder Shares to (1) any Family Member; (2) the trustee or trustees of a trust for the benefit of Shareholder and/or one or more Family Members; (3) a partnership of which Shareholder and/or Family Members owns a majority of the partnership interests; (4) a limited liability company of which Shareholder and/or any Family Members owns a majority of the membership interests; (5) the executor, administrator or personal representative of the estate of Shareholder; "Family Member" means Shareholder's spouse, father, mother, issue (if living with Shareholder), brother or sister. Shareholder agrees that this Agreement and the obligations hereunder shall attach to the Shareholder's Shares and shall be binding upon any Person to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including without limitation, Shareholder's heirs, guardians, administrators or successors. Notwithstanding anything to the contrary in this
Section 6(h), Shareholder acknowledges and agrees that any transfer permitted by this Section 6(h) will not be effective until the transferee agrees in writing to be bound by the terms of this Agreement. Notwithstanding any such transfer of Shares, the transferor shall remain liable for the performance of all obligations under this Agreement.

          (i) No Encumbrances. Except as applicable in connection with the transactions contemplated by Section 3 and 4 hereof, the Shareholder's Shares at all times during the term hereof will be beneficially owned by Shareholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever.

          (j) No Conflicts. None of the execution and delivery of this Agreement by Shareholder, the consummation by Shareholder of the transactions contemplated hereby or compliance by the Shareholder with any of the provisions hereof (A) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which Shareholder is a party or by which Shareholder or any of his or her properties or assets may be bound, or (B) violate any order, writ injunction, decree, judgment, order, statute, rule or regulation applicable to Shareholder or any of his or her properties or assets.

     7. Termination. The voting agreement and irrevocable proxy granted pursuant to Sections 3 and 4 hereof shall terminate immediately upon the earlier to occur of (a) the Termination Date and (b) the Effective Time.

     8.   Miscellaneous.

          (a) Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

          (b) Assignment. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other party, and any attempted assignment in

                                  Exhibit B - 5
violation hereof shall be void; provided, however, that Parent may, in its sole discretion, assign its rights and obligations hereunder to any direct or indirect wholly-owned subsidiary of Parent.

           (c) Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the parties hereto.

           (d) Notices. All notices and other communications pursuant to this Agreement shall be in writing and shall be deemed given if delivered personally, sent by facsimile, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the addresses set forth below or to such other address as the party to whom notice is to be given may have furnished to the other parties hereto in writing in accordance herewith. Any such notice or communication shall be deemed to have been delivered and received (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of facsimile, on the date sent if confirmation of receipt is received and such notice is also promptly mailed by registered or certified mail (return receipt requested), (iii) in the case of a nationally-recognized overnight courier in circumstances under which such courier guarantees next business day delivery, on the next business day after the date when sent, and (iv) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted:

           if to the Company:       Hall, Kinion & Associates, Inc.
                                    75 Rowland Way, Suite 200
                                    Novato, California 94954
                                    Facsimile: (415) 878-0138
                                    Attention: Brenda C. Rhodes

           with a copy to:          Gibson, Dunn & Crutcher LLP
                                    1881 Page Mill Road
                                    Palo Alto, California 94304
                                    Facsimile: (650) 849-5333
                                    Attention: Lawrence Calof

           if to Shareholder, to:   such address for Shareholder as set forth on
                                    the signature page hereto

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

           (e) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

                                  Exhibit B - 6

           (f) No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

           (g) Governing Law; Venue; Specific Performance; Waiver of Jury Trial. This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the laws of the State of Delaware without regard to the conflict of law principles thereof. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware state or federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 8(d) hereof or in such other manner as may be permitted by applicable law, shall be valid and sufficient service thereof.

           All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any such rights, powers or remedies by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

           The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the State of Delaware and the Federal courts of the United States of America located in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity.

           Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement or the transactions contemplated by this Agreement. Each party certifies and acknowledges that (i) no representative, agent or attorney of any other party has

                                  Exhibit B - 7
represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each such party understands and has considered the implications of this waiver, (iii) each such party makes this waiver voluntarily, and (iv) each such party has been induced to enter into this Agreement by, among other things, the waivers and certifications in this Section 8(g).

           (h) Counterparts. This Agreement may be executed by facsimile and in one or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

           (i) Further Assurances. At the request of any party to another party or parties to this Agreement, such other party or parties shall execute and deliver such instruments or documents to evidence or further effectuate (but not to enlarge) the respective rights and obligations of the parties and to evidence and effectuate any termination of this Agreement.

           (j) Parent Stop Transfer Agreement. Parent hereby acknowledges the restrictions on transfer of the Shareholder Shares contained in Section 6(c) hereof. Parent agrees not to register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any Shareholder Shares, unless such transfer is made pursuant to and in compliance with this Agreement. Parent further agrees to instruct its transfer agent (the "Transfer Agent") not to transfer any certificate or uncertificated interest representing any Shareholder Shares, until (i) the Transfer Agent has received the Company's consent to such a transfer, or (ii) this Agreement has been terminated pursuant to Section 7 hereof.

           (k) No Third Party Beneficiaries. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

           (l) Description Headings. The description headings used herein are for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

                  (Remainder of page intentionally left blank)

                                  Exhibit B - 8

         IN WITNESS WHEREOF, the Company and Shareholder have caused this Agreement to be duly executed as of the day and year first above written.

                                    HALL, KINION & ASSOCIATES, INC.


                                    By:_________________________________________
                                          Name:
                                          Title:


                                    SHAREHOLDER:

                                    ____________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________
                                    Address:____________________________________
                                    ____________________________________________


                                    SPOUSE OF SHAREHOLDER (IF APPLICABLE):

                                    ____________________________________________
                                    Name:_______________________________________
                                    Address:____________________________________
                                    ____________________________________________


ACKNOWLEDGED AND AGREED TO
(with respect to Section 8(j)):

KFORCE INC.

By:
     ------------------------------
     Name:
     Title:


                                  Exhibit B - 9

                                                                         ANNEX 1




                               Exhibit B - Annex 1

                                                                       EXHIBIT C

                              CERTIFICATE OF MERGER

                                       OF

                         NOVATO ACQUISITION CORPORATION
                            (A DELAWARE CORPORATION)

                                  WITH AND INTO

                         HALL, KINION & ASSOCIATES, INC.
                            (A DELAWARE CORPORATION)
                        UNDER SECTION 251 OF THE GENERAL
                    CORPORATION LAW OF THE STATE OF DELAWARE

     The undersigned corporation, Hall, Kinion & Associates, Inc., hereby certifies that:

     FIRST: The names and state of incorporation of the constituent corporations are: Novato Acquisition Corporation, a Delaware corporation (the "Disappearing Corporation"), and Hall, Kinion & Associates, Inc., a Delaware corporation (the "Surviving Corporation").

     SECOND: An agreement of merger has been approved, adopted, certified, executed and acknowledged by the Disappearing Corporation and by the Surviving Corporation in accordance with the provisions of Section 251 of the General Corporation Law of the State of Delaware.

     THIRD: The name of the surviving corporation is Hall, Kinion & Associates, Inc.

     FOURTH: Upon the effectiveness of the merger, the certificate of incorporation of the Disappearing Corporation, as attached to this Certificate of Merger as Exhibit A, shall be the certificate of incorporation of the Surviving Corporation, until duly amended as provided therein or by applicable law, except that the first provision of the certificate of incorporation of the Disappearing Corporation shall be amended to read: "The name of the corporation (hereinafter called this "Corporation") is "Hall, Kinion & Associates, Inc."

     FIFTH: The executed agreement of merger is on file at the principal place of business of the Surviving Corporation at 75 Rowland Way, Suite 200, Novato, California 94945.

     SIXTH: A copy of the agreement of merger will be furnished by the Surviving Corporation on request and without cost, to any stockholder of the Disappearing Corporation or the Surviving Corporation.

     IN WITNESS WHEREOF, the undersigned has executed and subscribed to this Certificate of Merger on behalf of Hall, Kinion & Associates, Inc. as its authorized officer and affirms, under penalty of perjury, that this Certificate of Merger is the act and deed of such corporation and that the facts stated in this Certificate of Merger are true.

DATED: February ____, 2004

                                             HALL, KINION & ASSOCIATES, INC.,
                                             a Delaware corporation

                                             By:  __________________________

                                             Name:  ________________________

                                             Title: ________________________

                                 Exhibit C - 2

                                                                       EXHIBIT D


                          FORM OF AFFILIATE AGREEMENT

                                     [Name]
                                    [Address]

                           ____________________, 2004

Kforce Inc.
1001 East Palm Avenue
Tampa, Florida 33605

Gentlemen:

     I have been advised that, as of the date of this letter, I may be deemed to be an "affiliate" of Hall, Kinion & Associates, Inc., a Delaware corporation (the "Company"), as the term "affiliate" is defined for purposes of paragraphs
(c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), although nothing contained in this letter should be construed as an admission of such fact or as a waiver of any rights I may have to object to any claim that I am an affiliate. I have been further advised that, pursuant to the terms of the Agreement and Plan of Merger dated as of December 2, 2003 (the "Merger Agreement") by and among Kforce Inc., a Florida corporation (the "Parent"), Novato Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of the Parent ("Merger Sub"), and the Company, Merger Sub will be merged with and into the Company (the "Merger") and that, as a result of the Merger, I am entitled to receive shares of Parent Common Stock (as defined in the Merger Agreement) in exchange for the shares of common stock of the Company owned by me.

     I hereby represent, warrant and covenant to the Parent that in the event I receive any Parent Common Stock as a result of the Merger:

          a. I shall not make any sale, transfer or other disposition of Parent Common Stock in violation of the Act or the Rules and Regulations.

          b. I have carefully read this letter and discussed its requirements and other applicable limitations upon my ability to sell, transfer or otherwise dispose of Parent Common Stock to the extent I believed necessary with my counsel or counsel for the Company.

          c. I have been advised that the issuance of Parent Common Stock to me pursuant to the Merger will be registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that, since at the time the Merger will be submitted for a vote of the stockholders of the Company, I may be deemed to have been an affiliate of the Company, I may not sell, transfer or otherwise dispose of Parent Common Stock issued to me in the Merger unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Act, or
     (iii) in the opinion of counsel reasonably acceptable to Parent, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

          d. I understand that the Parent is under no obligation to register the sale, transfer or other disposition of Parent Common Stock by me or on my behalf under the Act.

          e. I also understand that stop transfer instructions will be given to Parent's transfer agent with respect to shares of Parent Common Stock issued to me and that there will be placed on the certificates for such shares of Parent Common Stock issued to me, or any substitutions therefor, a legend stating in substance:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE SOLD OR OTHERWISE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED DECEMBER ___, 2003 BETWEEN THE REGISTERED HOLDER HEREOF AND KFORCE INC., A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF KFORCE INC."

          f. I also understand that unless the transfer by me of my Parent Common Stock has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, the Parent reserves the right to put the following legend on the certificates issued to my transferee:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

          g. I agree that if I breach the representations, warranties or covenants contained in this letter, the Parent shall be entitled to the remedy of specific performance of this Agreement and to temporary and permanent injunctive relief to enforce the provisions of this Agreement, without the posting of any bond. This provision with respect to injunctive relief shall not, however, diminish the right of the Parent to any other remedy to which it may be entitled, at law or in equity, in addition to injunctive relief.

     It is understood and agreed that the legends set forth in paragraphs (e) and (f) above shall be removed by delivery of substitute certificates without such legend if the undersigned shall have delivered to the Parent a copy of a letter from the staff of the Commission, or, if reasonably requested, an opinion of counsel in form and substance reasonably satisfactory to Parent, to the effect that such legend is not required for purposes of the Act.

                                                   Very truly yours,

                                                   _____________________________
                                                   Name: [_______________]


Accepted this ______ day of _____________, 2004
by KFORCE INC.
By: ___________________________________________
Name:__________________________________________
Title:_________________________________________

                                  Exhibit D - 2

                                                                      EXHIBIT E


                                   KFORCE INC.

                                LOCK-UP AGREEMENT

                                December __, 2003

Kforce Inc.
1001 East Palm Avenue
Tampa, Florida  33605

Gentlemen:

         Pursuant to that certain Agreement and Plan of Merger dated as of the date hereof ("Merger Agreement"), by and among Hall, Kinion & Associates, Inc. ("Hall Kinion"), Kforce Inc. (the "Company") and Novato Acquisition Corporation, shares of the Company's common stock, par value $.01 per share (subject to adjustment for stock splits, combinations and similar events, the "Shares") shall be exchanged for common stock of Hall Kinion. In connection with the performance of the Company's obligations under such Merger Agreement, it is a condition precedent to its performance that the undersigned execute and deliver this letter.

         In consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned hereby agrees and represents to you that for a 90-day period commencing on the Closing Date (as such term is defined in the Merger Agreement), the undersigned will not, without prior written consent of the Company, sell or otherwise dispose of any Shares. Following the expiration of such 90-day period, the undersigned shall not, without prior written consent of the Company, sell or otherwise dispose of more than 40,000 Shares per trading day for an additional period of 90 days.

         The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-up Agreement. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and permitted assigns of the undersigned.

         Executed as of the date first above written.

                                                    Very truly yours,

                                                    By:_________________________

                                                                       EXHIBIT F

                                   KFORCE INC.

                                LOCK-UP AGREEMENT

                                December __, 2003

Kforce Inc.
1001 East Palm Avenue
Tampa, Florida 33605

Gentlemen:

     Pursuant to that certain Agreement and Plan of Merger dated as of the date hereof ("Merger Agreement"), by and among Hall, Kinion & Associates, Inc. ("Hall Kinion"), Kforce Inc. (the "Company") and Novato Acquisition Corporation, shares of the Company's common stock, par value $.01 per share (subject to adjustment for stock splits, combinations and similar events, the "Shares") shall be exchanged for common stock of Hall Kinion. In connection with the performance of the Company's obligations under such Merger Agreement, it is a condition precedent to its performance that the undersigned execute and deliver this letter.

     In consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned hereby agrees and represents to you that for a 180-day period commencing on the Closing Date (as such term is defined in the Merger Agreement), the undersigned will not, without prior written consent of the Company, sell or otherwise dispose of more than 40,000 Shares per trading day during such 180-day period.

     The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-up Agreement. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and permitted assigns of the undersigned.

     Executed as of the date first above written.

                                          Very truly yours,

                                          By:___________________________________

                                                                       EXHIBIT G

        Employees and officers of the Company and Parent with "knowledge"

Employees and Officers of the Company

Brenda C. Rhodes
Martin A. Kropelnicki
Jeffrey A. Evans
Rita S. Hazell
David Healey
Norma Navarro
Chris Egizi
Jeffrey Neal
Naren Kini
Roger Iris
Fred Herrera
Robert Stevenson

Employees and Officers of the Company

David L. Dunkel
William L. Sanders
Howard W. Sutter
Joseph J. Liberatore
Derrell E. Hunter

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                                                                         ANNEX A

           Stockholders of the Company that executed Voting Agreements

Jeffrey A. Evans
Herbert I. Finkelman
Rita S. Hazell
Todd J. Kinion
Martin A. Kropelnicki
Brenda C. Rhodes
Jon H. Rowberry
Jack F. Jenkins-Stark
Michael S. Stein

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                                                                         ANNEX B

             Shareholders of Parent that executed Voting Agreements

Richard M. Cocchiaro
David L. Dunkel
Joseph J. Liberatore
Ken W. Pierce
William L. Sanders
Howard W. Sutter